PROSPECTUS SUPPLEMENT NO. 8

to Prospectus, declared effective on July 25, 2008

(Registration No. 333-152339)

ICP SOLAR TECHNOLOGIES INC.

This Prospectus Supplement No. 8 supplements and amends our Prospectus declared effective July 25, 2008, as supplemented and amended by Prospectus Supplement No. 1 dated August 5, 2008 and Prospectus Supplement No. 2 dated September 15, 2008, Prospectus Supplement No. 3 dated September 15, 2008, Prospectus Supplement No. 4 dated October 14, 2008 , Prospectus Supplement No. 5 dated October 28, 2008, Prospectus Supplement No. 6 dated November 17, 2008 and Prospectus Supplement No. 7 dated December 15, 2008 (collectively referred to herein as the "Prospectus").

You should read this Prospectus Supplement No. 8 together with the Prospectus.

This Prospectus Supplement No. 8 includes the attached Current Report on Form 8K of ICP Solar Technologies Inc. as filed by us with the Securities and Exchange Commission on January 7, 2009.

The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus. This Prospectus Supplement No. 8 should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 8 supersedes the information contained in the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 8 is January 7, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): December 31, 2008

ICP SOLAR TECHNOLOGIES INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-51790	20-0643604
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7075 Place Robert-Joncas Unit 131
Montreal, Quebec H4M 2Z2
(Address of Registrant’s principal executive offices)

(514) 270-5770
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Item 1.01     Entry into a Material Definitive Agreement.

On December 31, 2008, ICP Solar Technologies Inc. (the "Company") and BridgePointe Master Fund Ltd. ("BridgePointe"), Platinum Long Term Growth VI, LLC ("Platinum") and Gemini Master Fund, Ltd. ("Gemini") (BridgePointe, Platinum and Gemini, collectively, the "Purchasers") entered into an Amendment Agreement ("Amendment") to amend certain terms and conditions of certain of the private placement debt instruments among the Company and the Purchasers , all of which were previously disclosed and defined in a Current Report on Form 8-K filed June 17, 2008 and the exhibits thereto (the "June 17 8-K") and the possible amendment of which was previously disclosed in a Current Report on Form 8-K filed November 17, 2008 (the "November 17 8-K"), as follows:

(a) As of the date of the Amendment, the principal balance of those certain 11% Senior Secured Convertible Debentures (the "Debentures"), shall constitute 115% of the sum of (i) principal amount of the Debentures that was outstanding immediately prior to the date of this Amendment plus (ii) all accrued and unpaid interest through December 31, 2008, such that the outstanding principal amount of each Purchaser’s Debenture will be as set forth below:

Name of Buyer	Outstanding Principal Amount of Purchaser’s Debenture Immediately Following the Execution of the Amendment

BridgePointe Master Fund Ltd.	$1,476,844.18

Platinum Long Term Growth VI, LLC	$984,562.79

Gemini Master Fund, Ltd.,	$492,281.40

The principal amount and the interest shall be paid out to the Purchasers according to the terms set out in the Amendment.

b) Effective December 31, 2008, the exercise price of the Series A purchase warrants (as defined in the June 17 8-K) shall be reduced to $0.25, resulting in an adjustment in the number of Series A warrants as follows:

Name of Buyer	Number of Series A Warrants Held by Purchaser Immediately Following the Execution of the Amendment and effective December 31, 2008

BridgePointe Master Fund Ltd.	6,666,668

Platinum Long Term Growth VI, LLC	4,444,444

Gemini Master Fund, Ltd.	2,222,220

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(c) Effective December 31, 2008, the exercise price of the Series B purchase warrants (as defined in the June 17 8-K) shall be reduced to $0.25, resulting in an adjustment in the number of Series B warrants as follows:

Name of Buyer	Number of Series B Warrants Held by Buyer Immediately Following the Execution of the Amendment and effective December 31, 2008

BridgePointe Master Fund Ltd.	13,333,336

Platinum Long Term Growth VI, LLC	8,888,888

Gemini Master Fund, Ltd.	4,444,440

(d) Effective December 31, 2008, the exercise price of the Series C purchase warrants (as defined in the June 17 8-K) shall be reduced to $0.50, resulting in an adjustment in the number of Series C warrants (the adjustment in the number of warrants of Series A, B and C collectively referred to as "Adjustment Warrants") as follows:

Name of Buyer	Number of Series C Warrants Held by Buyer Immediately Following the Execution of the Amendment and effective December 31, 2008

BridgePointe Master Fund Ltd.	6,666,668

Platinum Long Term Growth VI, LLC	4,444,444

Gemini Master Fund, Ltd.	2,222,220

The Company is seeking to obtain an indebtedness in the form of an accounts receivable and inventory factoring line of credit ("the Factoring Line") for an amount of no more than US$800,000 ("Factoring Line Amount") under terms and conditions to be approved by the Purchasers. The lender of the Factoring Line will likely seek a security in the Company’s assets for an amount equal to the Factoring Line Amount.

The Company has agreed to register the shares of Common Stock issuable upon exercise of the Adjustment Warrants and has agreed to file the registration statement by June 1, 2009. The Company is subject to various penalties for failure to meet certain deadlines for the filing of and effectiveness of the registration statement.

Holders of the Adjusted Debentures may require the Company to redeem the debentures upon the occurrence of any one or more of events of default specified in the debentures.

The President and CEO of the Company has agreed to vote or to cause to be voted all Company shares owned or controlled by him in favor of any amendment to the Company’s Certificate of Incorporation or other governing documents necessary to ensure the Company’s compliance with its obligations under the transaction documents related to maintaining authorized shares of Common Stock for issuance upon conversion of the debentures and/or exercise of the warrants.

Copies of the Amendment Agreement, Amended and Restated Debenture, Amended and Restated Registration Rights Agreement, Amended and Restated Security Agreement and Amended and Restated Form of Series A Warrants, Amended and Restated Form of Series B Warrants and Amended and Restated Form of Series C Warrants attached hereto. The foregoing descriptions are qualified in their entirety to such exhibits, which are incorporated by reference herein.

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ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit	Description
No.

4.2	Amended and Restated Form of 11% Senior Secured Convertible Debenture Due June 13, 2010.
10.1	Amendment Agreement dated December 31, 2008, between ICP Solar Technologies, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC.
10.2	Amended and Restated Registration Rights Agreement, dated December 31, 2008, between ICP Solar Technologies, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC.
10.3	Amended and Restated Security Agreement dated December 31, 2008, between ICP Solar Technologies Inc., and each of its subsidiaries on the one hand and , BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC, on the other hand.
10.4	Amended and Restated Form of Series A Warrant to Purchase Common Stock
10.5	Amended and Restated Form of Series B Warrant to Purchase Common Stock.
10.6	Amended and Restated Form of Series C Warrant to Purchase Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009
ICP SOLAR TECHNOLOGIES INC.

/s/ Sass Peress
Sass Peress
President, Chief Executive Officer and Chairman

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE"ACT") OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Original Issue Date: June 13, 2008

Initial Conversion Price (subject to adjustment herein): $0.50

AMENDED AND RESTATED

11% SENIOR SECURED CONVERTIBLE DEBENTURE

DUE JUNE 13, 2010

FOR VALUE RECEIVED, ICP Solar Technologies, Inc., a Nevada corporation (hereinafter called the "Borrower" or “Company”), hereby promises to pay to the order of [[___________________________, a _______________________]] or its registered assigns (the "Holder") the sum of [[___________________________________ U.S. Dollars (U.S. $____________]], on June 13, 2010 (the "Maturity Date"), or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof.  This Convertible Debenture (including all Convertible Debentures issued in exchange, transfer or replacement hereof, this "Debenture") is one of an issue of Convertible Debentures issued pursuant to the Securities Purchase Agreement (as defined in Section 1 below) on the Closing Date (collectively, the "Debentures" and such other Convertible Debentures, the "Other Debentures").   This Agreement amends and restates the 11% Senior Secured Convertible Debenture originally dated as of June 13, 2008.

Except as otherwise expressly provided herein, including but not limited to Section 7(c) below, this Debenture may not be prepaid by the Borrower. All payments due hereunder (to the extent not converted into Common Stock, par value $0.00001 per share, of the Borrower (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America provided that, to the extent that any accrued Interest has not been paid when due, at the option of the Holder, in whole or in part, such accrued and unpaid Interest may, upon written notice to the Borrower, be added to the principal amount of this Debenture, in which event Interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture.  All payments shall be made at the address of the Holder as set forth in the Securities Purchase Agreement (as defined in Section 1 below) or at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture.  Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

This Debenture is subject to the following additional provisions:

Section 1.

Certain Definitions.  Capitalized terms used and not otherwise defined herein that are defined in that certain Securities Purchase Agreement, of date even herewith, pursuant to which the Debenture was originally issued (the "Securities Purchase Agreement" or the “Purchase Agreement”), shall have the meanings given such terms in the Securities Purchase Agreement.  For the purposes hereof, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

The "Black-Scholes" value of a Warrant or other Option shall be determined by use of the Black Scholes Option Pricing Model reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Warrant or other Option as of such date of request and (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg.

“Bloomberg” shall mean Bloomberg L.P.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

“Buyer(s)” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Closing Date” means the Trading Day when (i) all of the Holder’s Transaction Documents have been executed and delivered by the applicable parties thereto, (ii) all conditions precedent to (a) each Holder’s obligations to pay the Subscription Amount and (b) the Company’s obligations to deliver the Debentures and Warrants have been satisfied or waived, and (iii) Holder shall have delivered the purchase price for the Debenture to the Company in accordance with the Securities Purchase Agreement.

"Closing Bid Price," as of any date, means the last bid price of the Common Stock on the Principal Market as reported by Bloomberg or, if the Principal Market is not the principal trading market for such security, the last bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if no last bid price of such security is available on the Principal Market for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc.  If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Company and the Holder.

"Closing Price," as of any date, means the last sale price of the Common Stock on the Principal Market as reported by Bloomberg or, if the Principal Market is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if no last sale price of such security is available on a securities exchange or trading market where such security is listed or traded as reported by Bloomberg or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc.  If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Company and the Holder.

“Commission” means the Securities and Exchange Commission.

“Common Stock Equivalents” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Conversion Amount" shall have the meaning set forth in Section 3(a)(iv) below.

"Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

"Debentures" shall be deemed to refer to this Debenture, as originally executed, or if later amended or supplemented, then as so amended or supplemented, all other convertible debentures issued pursuant to the Securities Purchase Agreement and all convertible debentures issued in replacement hereof or thereof or otherwise with respect hereto or thereto.

“Default Conversion Sum” shall have the meaning set forth in Section 11(a) below.

“Effective Date” shall mean the date that the initial Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission.

"Eligible Market" shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Company and the Holder.

“Equity Conditions” shall mean, during each Trading Day of the period in question, (i) the Company shall have duly honored all Conversions which have occurred and with respect to which Conversion Shares are due and issuable by virtue of one or more Notices of Conversion, if any, (ii) all Required Cash Payments (as defined in Section 10(a) below) shall have been paid; (iii) no (A) Events of Default or (B) event that with the passage of time or giving of notice would constitute an Event of Default, have occurred that have not been cured, (iv) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the  Warrant Shares and other shares issued or issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or such shares may be resold, without restriction, pursuant to Rule 144, (v) the Common Stock is trading on an Eligible Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on an Eligible Market (and the Company believes, in good faith, that trading of the Common Stock on an Eligible   Market will continue uninterrupted for the foreseeable future), (vi) such issuance would be permitted in full without violating the Beneficial Ownership Limitation of Section 3(a)(ii) hereof or the rules or regulations of the Eligible Market on which such shares are listed or quoted, (vii) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (viii) the Company shall not have been a party to a Major Transaction and there shall not have occurred the public announcement of a pending, proposed or intended Major Transaction which has not been abandoned, terminated or consummated, other than the previously announced potential merger with Ibersol Energia SA, (ix) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information (where for purposes of this Subsection, information shall not be considered to be material non-public information if the Company provides an opinion from its securities counsel, at the Company’s expense, which provides that the information in question does not constitute material, non-public information) and (x) the average daily dollar trading volume of the Common Stock for such period shall have exceeded $125,000.

“Event of Default” shall have the meaning set forth in Section 10.

“Event of Failure” shall mean the occurrence of any event(s) which trigger the accrual of Liquidated Damages.

“Exempt Issuance” shall have the meaning ascribed to it in the Securities Purchase Agreement.

 “Holders” shall mean the Holder, and the holders of Other Debentures issued pursuant to the Securities Purchase Agreement.

"Indebtedness" shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Interest” shall heave the meaning set forth in Section 2 below.

 “Issuable Shares” shall heave the meaning set forth in Section 3(a)(iii) below.

“Late Payment Fees” shall have the meaning set forth in Section 13 below.

“Late Share Delivery Liquidated Damages” shall have the meaning set forth in Section 3(d)(iv) below.

“Legend Removal Failure Liquidated Damages” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Liquidated Damages” means any liquidated damages due hereunder, or under the other Transaction Documents, including but not limited to the Late Share Delivery Liquidated Damages, the Legend Removal Failure Liquidated Damages, the Late Payment Fees and the Registration Failure Liquidated Damages (as defined in the Registration Rights Agreement).

"Market Price," as of any date, means the Volume Weighted Average Price (as defined herein) of the Common Stock during the five (5) consecutive Trading Day period immediately preceding the date in question.

 “Major Transaction Redemption Premium” shall mean 125%.

“Mandatory Redemption Premium” shall mean 125%.

"Maximum Monthly Share Amount" means 20% of the aggregate dollar trading volume (as reported by Bloomberg) of the Common Stock on the Principal Market over the twenty (20) consecutive Trading Day period immediately prior to the applicable Interest Payment Date or Monthly Redemption Date, as applicable.

“Monthly Share Payment Restriction” shall have the meaning set forth in Section 2 below.

“Ongoing Share Reservation Requirement” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” shall mean the date of the first issuance of any Debenture regardless of the number of transfers of any particular Debenture.

"Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“Permitted Indebtedness” means (a) Indebtedness evidenced by the Debentures or issuances to the Holders as contemplated by the Transaction Documents; (b) the Indebtedness existing on the Original Issue Date as set forth on Schedule 3(ff) attached to the Securities Purchase Agreement, provided that the principal amount thereof is not increased or the terms thereof are not otherwise amended or modified after the Closing Date; (c) Indebtedness to trade creditors incurred in the ordinary course of business and (d) indebtedness that (i) is expressly junior and subordinated to the Debentures pursuant to a written subordination agreement with the Buyers that is acceptable to each Buyer in its sole and absolute discretion, and (ii) matures at a date later than the Maturity Date, (iii) has no prepayments or amortization payments prior to the maturity of the Debentures, and (iv) has a rate of interest no greater than the interest rate of the Debentures.  For purposes of clarification, it is expressly agreed and understood that the classification of Indebtedness as “Permitted Indebtedness” does not cause such Indebtedness to be exempted from the Subsequent Issuance Adjustments (as defined in Section 6 below and as defined in the Warrants), the prohibition against the issuance of Variable Equity Securities  (as defined in Section 4(d)(ii) of the Securities Purchase Agreement), the Buyer’s Rights of Participation (as defined in Section 4(d)(iv) of the Securities Purchase Agreement) or from any other provisions of the Transaction Documents, except that Permitted Indebtedness does constitute an exception to the Indebtedness Negative Covenant specified in Section 9(d) hereof.

“Permitted Liens” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Market” shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Company and the Holder.

“Redemption” shall mean any redemption of the Debenture hereunder, including but not limited to a Redemption Upon Major Transaction, a Mandatory Redemption, a Capital Raising Redemption, a Lockbox Redemption and an Automatic Redemption.

“Redemption Amount” shall mean any amount that is payable to the Holder pursuant to a Redemption.

“Redemption Date” shall mean the date of any Redemption of the Debenture hereunder.

“Registration Rights Agreement” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Registration Statement(s)” shall have the meaning ascribed to it in the Registration Rights Agreement.

“Required Cash Payment” shall have the meaning set forth in Section 10(a) below.

“Required Holders” shall mean Holders holding greater than seventy five percent (75%) of the then outstanding principal amount of Debentures.

“Shares” shall mean the shares of Common Stock issuable upon Conversion of the Debentures.

“Subscription Amount” shall mean, as to each Buyer, the amount to be paid for the Debenture purchased pursuant to the Securities Purchase Agreement as specified in Section 10 of the Securities Purchase Agreement, in United States Dollars and in immediately available funds.

“Subsidiaries” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Trading Day" shall mean any day on which the Common Sock is traded for any period on the Principal Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“Transaction Documents” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Variable Equity Securities” shall have the meaning ascribed to it in the Securities Purchase Agreement.

The "Volume Weighted Average Price" or “VWAP” for any security as of any date means the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Debentures and the Company or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc.  If the Volume Weighted Average Price is to be determined over a period of more than one Trading Day, then “Volume Weighted Average Price” for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for each Business Day during the period.  If the volume weighted average price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Debentures being converted for which the calculation of the volume weighted average price is required in order to determine the Conversion Price of such Debentures.

“Warrant” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Warrant Shares” shall have the meaning ascribed to it in the Securities Purchase Agreement.

Section 2.

Interest.  The Company shall pay interest (“Interest”) to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of eleven percent (11%) per annum (the “Interest Rate”) from the Original Issue Date (as defined herein) until the same becomes due and payable, whether at maturity or upon acceleration or otherwise.  Interest shall commence accruing on the Original Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable monthly (as further described below), in cash or, to the extent not yet paid, at maturity or upon acceleration in accordance with the terms hereof.  Payments of Interest shall be due and payable monthly, in arrears, on the first Business Day of each month after the Original Issue Date, (in each case, if not a Business Day, then on the next Business Day) occurring after the Original Issue Date, (ii) on each Conversion Date (as defined in Section 3(d))(as to that principal amount then being converted), (iii) on each Redemption Date, and (iv) on the Maturity Date (as defined above) (each such date, an “Interest Payment Date”). Upon five (5) Trading Days advance written notice to the Holder, provided that the Equity Conditions (as defined in Section 1 above) have been met on each of the twenty (20) Trading Days immediately preceding the date of payment of Interest Payment Shares (as defined below) and provided that Interest is paid timely, the Company may pay the Interest payable on this Debenture with registered, free-trading shares of Common Stock (as defined below)(“Interest Payment Shares”) with an attributed value per share equal to the Interest Share Conversion Price as calculated on the Interest Payment Date that such Interest is due to be paid hereunder (the “Interest Conversion Price”), or as calculated on the date that such Interest Payment Shares are delivered to the Holder, whichever is less.

Notwithstanding anything herein to the contrary herein, the Company shall not be entitled to pay Interest in shares of Common Stock if, and to the extent that, in the sole determination of the Holder, the issuance of such shares of Common Stock would cause the Beneficial Ownership Limitation of Section 3(a)(ii) to be exceeded.  In the event the Company provides notice of its intention to pay interest in shares of Common Stock and because of the Beneficial Ownership Limitation it is unable to issue such shares of Common Stock to the Holder, the Holder, upon the Company’s written request, must promptly provide documentation to the Company demonstrating that the Beneficial Ownership Limitation would be exceeded by payment of Interest in shares of Common Stock.

Furthermore, upon the occurrence of an Event of Default (as defined in Section 10 hereof) which, if curable, has remained uncured for ten (10) Trading Days, the Company will pay interest to the Holder, payable on demand, on the outstanding principal balance of and unpaid interest on the Debenture from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of eighteen percent (18%) and the maximum applicable legal rate per annum.

Section 3.

Conversion.

(a)    Conversion Right.

(i)    Conversion Timing and Amount.  Subject to the limitations on Conversion contained herein, the record Holder of this Debenture shall have the right (a “Conversion Right”) from time to time, and at any time on or after the Original Issue Date hereof to convert any of all of the Debentures (plus any accrued and unpaid Interest, Liquidated Damages and other Required Cash Payments) into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 3(b) below, subject to adjustment as provided herein) determined as provided herein (a "Conversion").  The Conversion Rights set forth in this Section 3 shall remain in full force and effect immediately from the Original Issue Date until the Debenture is paid in full regardless of the occurrence of an Event of Default.

(ii)    Limitation On Conversion.  Notwithstanding the above, in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon Conversion of which (nor shall the Company be permitted to pay Interest or any Monthly Redemption in shares of Common Stock to the extent that) the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture, the unexercised Warrants or the unexercised or unconverted portion of any other security of the Company subject to a limitation on Conversion or exercise analogous to the limitations contained herein)(the “Beneficially Owned Shares”) and (2) the number of shares of Common Stock issuable upon the Conversion of the portion of the Debenture with respect to which the determination of this proviso is being made or upon the payment of Interest in shares of Common Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% (the “Maximum Percentage”) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder  (the “Beneficial Ownership Limitation”).  For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso in the immediately preceding sentence, and PROVIDED THAT the Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Conversion includes a signed representation by the Holder, if requested by the Company, that the issuance of the shares in such Notice of Conversion will not violate the Beneficial Ownership Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

The parties agree that, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “Offer”), or in the event that Default Shares are being issued to the Holder pursuant to Section 11 hereof, then the Maximum Percentage shall be automatically increased immediately after such Offer to read “9.99%” each place that “4.99%” occurs in the first paragraph of this Section 3(a)(ii) above.  Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer.  The Beneficial Ownership Limitation provisions of this Section 3(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than sixty-one (61) days’ prior notice to the Company, to change the Maximum Percentage to any other percentage not less than 4.99% and not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 3(a)(ii) shall continue to apply.  Any such increase or decrease to the Maximum Percentage will apply only to the Holder and not to any other holder of Debentures.  Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder, provided that, if an Event of Default occurs, thereafter the Beneficial Ownership Limitation provisions of this Section 3(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Maximum Percentage to any other percentage not less than 4.99% (and not limited to 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 3(a)(ii) shall continue to apply.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(a)(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(iii)    Maximum Exercise of Rights. In the event the Holder notifies the Company that the exercise of the rights described in this Section 3 or the issuance of Interim Conversion Shares (as defined in Section 6(d) hereof), Payment Shares (as defined in the Securities Purchase Agreement) or other shares of Common Stock issuable to the Holder under the terms of the Transaction Documents (collectively, “Issuable Shares”) would result in the issuance of an amount of Common Stock that would exceed the maximum amount that may be issued to a Holder calculated in the manner described in Section 3(a)(ii) of this Agreement, then the issuance of such additional shares of Common Stock to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Common Stock without exceeding the maximum amount calculated in the manner described in Section 3(a)(ii) of this Agreement. The determination of when such Common Stock may be issued without violating the Beneficial Ownership Limitations shall be made by each Holder as to only such Holder.

(iv)    Calculation of Conversion Amount.  The number of shares of Common Stock to be issued upon each Conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price.  The term "Conversion Amount" means, with respect to any Conversion of the Debenture, the sum of (1) the principal amount of the Debenture to be converted in such Conversion, PLUS (2) all accrued and unpaid Interest thereon for the period beginning on the Original Issue Date and ending on the Conversion Date (as defined in Section 3(d) hereof), PLUS (3) at the Holder's option, any Liquidated Damages and other Required Cash Payment owed to the Holder.

(b)    Conversion Price. The "Conversion Price" shall initially equal fifty cents ($0.50)(the "Initial Conversion Price")(subject to adjustments pursuant to the terms of this Debenture and subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any Subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).  On December 31, 2008, the Conversion Price shall automatically be decreased (but not increased) to $0.25, subject to further reduction to the Conversion Price pursuant to the terms of this Debenture.

(c)    Reservation of Shares.

(i)  Increase and Maintenance of Authorized and Reserved Amount.  The Company represents that the aggregate number of its authorized shares of Common Stock is at least 100,000,000 shares and covenants that it will initially reserve (the “Initial Share Reservation”) from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least 150% of the initial principal amount of this Debenture, divided by the Conversion Price in effect on the Original Issue Date of this Debenture, free from preemptive rights, to provide for the issuance of Common Stock upon the Conversion of this Debenture.

Company further covenants that, beginning on the Original Issue Date hereof, and continuing until all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares (the “Required Debenture Reserve Amount”), free from preemptive rights, equal to 150% of the number of shares as shall from time to time be necessary to provide for the issuance of Common Stock upon the full Conversion of all of the Debentures (without regard to any limitations on conversions) and full exercise of all of the Warrants (without regard to any limitations on exercises). The Company shall authorize and reserve such additional amounts (together with the Required Debenture Reserve Amount, collectively referred to as the “Required Reserve Amount”) of shares from time to time as necessary to comply with the Company's obligations to meet the Ongoing Share Reservation Requirements (as defined in the Securities Purchase Agreement) pursuant to Section 4(e) of the Securities Purchase Agreement. The Company represents that upon issuance, such Shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debenture shall be convertible at the then applicable Conversion Price, or if the Conversion Price shall be adjusted, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for Conversion of the outstanding portion of this Debenture.

 (ii) Insufficient Authorized Shares.  If at any time while any of the Debentures remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Debentures and exercise of the Warrants at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Debentures and Warrants then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

The Company shall use its best efforts to authorize and reserve a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient authorized, reserved and unissued shares to allow full Conversion of the outstanding amount of the Debenture and full exercise of the outstanding amount of Holder’s Warrants, based upon the Holder’s Reserved Share Allocation (as defined below) (as defined below).  The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the date of such authorization and the amount of the Holder's accrued Liquidated Damages.

(iii)  Allocations of Reserve Amount.  The initial number of shares of Common Stock authorized and reserved for conversions of the Debentures and exercise of the Warrants and each increase in the number of shares so reserved (collectively, the “Actual Reserved Amount”) shall be allocated pro rata among the Holders (the "Reserved Share Allocation") of the Debentures based on the aggregate number of Shares into which each Holder’s outstanding Debenture would be convertible and into which each Holder’s outstanding Warrants would be exercisable at the time of the increase (collectively, the “Fully Diluted Holdings”) as a percentage of the aggregate Fully Diluted Holdings of all of the Holders.  In the event a holder shall sell or otherwise transfer such Holder’s Debenture, each transferee shall immediately be allocated a pro rata portion of such transferor’s Reserved Share Allocation.  Any portion of the Reserved Share Allocation which remains allocated to any Person or entity which does not hold any Debenture shall be allocated to the remaining holders of Debentures, pro rata based on the Holder’s Fully Diluted Holdings at the time of such allocation.

(d)    Method of Conversion.

(i)  Mechanics of Conversion.  Subject to Section 3(a) and the other provisions of this Debenture, this Debenture may be converted into Common Stock by the Holder in whole or in part at any time and from time to time after the Original Issue Date, by (A) submitting to the Company a duly executed notice of Conversion in the form attached hereto as Exhibit A ("Notice of Conversion") by facsimile dispatched prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date specified therein as the Conversion Date (as defined herein) (or by other means resulting in written notice to the Company on the date specified therein as the Conversion Date) to the office of the Company; which notice shall specify the principal amount of this Debenture to be converted (plus the dollar amount of any accrued but unpaid Interest, Liquidated Damages, and other Required Cash Payments that the Holder elects to convert into Common Stock), the applicable Conversion Price, and the number of shares of Common Stock issuable upon such Conversion; and (B) subject to Section 3(d)(vii), surrendering the Debenture at the principal office of the Company.

(ii)  Conversion Date.  The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Company or its transfer agent (“Transfer Agent”) before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the date that the Notice of Conversion (or a facsimile thereof) is first received by the Company or its Transfer Agent.  The Person or Persons entitled to receive the shares of Common Stock issuable upon Conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date.

(iii)  Delivery of Common Stock Upon Conversion.  Upon submission of a Notice of Conversion, the Company shall, by no later than the third (3rd) Business Day after the Conversion Date (the "Conversion Shares Delivery Deadline"), issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof and the Securities Purchase Agreement to or upon the order of the Holder that number of shares of Common Stock (“Conversion Shares”) for the principal amount of this Debenture (plus the dollar amount of any accrued but unpaid Interest, Liquidated Damages, and other Required Cash Payments that the Holder elects to convert into Common Stock) converted as shall be determined in accordance herewith.  Upon the Conversion of this Debenture, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company's Transfer Agent shall issue stock certificates in the name of Holder (or its nominee) or such other Persons as designated by Holder and in such denominations to be specified at Conversion representing the number of shares of Common Stock issuable upon such Conversion. The Company warrants that no instructions other than these instructions have been or will be given to the Transfer Agent of the Common Stock and that the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are being issued during the effectiveness of, and will be sold pursuant to, an effective registration statement covering the Shares or are eligible for resale pursuant to Rule 144 or another exemption from registration.

(iv)  Delivery Failure; Partial Liquidated Damages; Revocation of Conversion.  If the Company fails for any reason to deliver to the Holder a certificate or certificates representing the Conversion Shares pursuant to Section 3(d)(iii) by the fifth (5th) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such fifth (5th) Trading Day until such certificates are delivered (the “Late Share Delivery Liquidated Damages”).  Nothing herein shall limit a Holder’s right to pursue actual damages or damages for an Event of Default pursuant to the terms hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Conversion Shares by the Conversion Shares Delivery Deadline, or fails to effect delivery of Default Shares by the Default Share Delivery Deadline (as defined in Section 11 hereof) (each, a “Delivery Failure”), the Holder, at its option, will be entitled to revoke all or part of the relevant Notice of Conversion (a “Conversion Revocation”) or rescind all or part of a Default Conversion Notice (as defined in Section 11) (a “Default Conversion Revocation”) or rescind all or part of a Major Transaction Conversion Notice (as defined in Section 4) (a “Major Transaction Conversion Revocation”) or rescind all or part of the notice of Redemption, including but not limited to a notice of Mandatory Redemption (a “Redemption Revocation”), as applicable, by delivery of a notice to such effect to the Company whereupon the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture and the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described herein shall be payable through the date notice of revocation or rescission is given to the Company.

(v)  Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion, or Upon Submission for Legend Removal. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates (without legends, if the Unrestricted Conditions have been met) by the Conversion Shares Deliver Deadline pursuant to Section 3(d)(iii), or if at any time the Holder submits shares of Common Stock for legend removal when the Unrestricted Conditions have been met, and the Company fails to deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends by the applicable Legend Removal Date, and if after such Conversion Shares Deliver Deadline or Legend Removal Date, as applicable, the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Conversion Shares Deliver Deadline or Legend Removal Date, as applicable (each, a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock so purchased multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, if applicable, either reinstate (or if necessary, reissue) the portion of the Debenture for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 3(d)(iii).  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of the Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Debenture as required pursuant to the terms hereof.

(vi)  Surrender of Debenture Upon Conversion; Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon Conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender the Debenture to the Company unless all of this Debenture is converted, in which case such Holder shall deliver the Debenture being converted to the Company promptly following the Conversion Date at issue.  The Holder and the Company shall maintain records showing the amount of this Debenture that is so converted and the dates of such Conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon each such Conversion.  In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error.

(vii)  No Fractional Shares.  If any Conversion of this Debenture would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion of this Debenture shall be the next higher number of shares.

(xiii)  Lost or Stolen Debentures.  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a Debenture, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture, if mutilated, the Company shall execute and deliver a new Debenture of like tenor and date.

(e)

Legends.

(i)  Restrictive Legends.  The Holder understands that the Debentures and, until such time as Conversion Shares and any other Issued Common Shares (as defined in the Securities Purchase Agreement) have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and any other Issued Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

(ii)    Removal of Legends.  The Company will issue and deliver the Conversion Shares without restrictive legends (including the legend set forth above in this Section 3(e)), and will remove, or cause its Transfer Agent to remove at the Company’s expense, any restrictive legends on any Conversion Shares that contain restrictive legends (including the legend set forth above in this Section 3(e)), in each case when and as required under Section 6(a) of the Securities Purchase Agreement.  The Holder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(f)    DTC Delivery.  In lieu of delivering physical certificates representing the unlegended shares of Common Stock (the “Unlegended Shares”), provided the Company’s Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, so long as the certificates therefor are not required to bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its Transfer Agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.  The time periods for delivery and penalties described herein shall likewise apply to the electronic transmittals described herein.

(g)    Status as Shareholder.  Upon submission of a Notice of Conversion by a Holder, (i) the portion of the Debenture covered thereby (other than the portion, if any, pursuant to the Conversion of which shares cannot be issued because their issuance would exceed such Holder's allocated portion of the Required Reserve Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any Liquidated Damages or other remedies provided herein or in the Transaction Documents or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Debenture, including but not limited to the remedies provided in Section 3(d)(iv), Section 3(d)(vi), Section 11 and Section 14 hereof.  Notwithstanding the foregoing, if a Holder initiates a Conversion Revocation, a Default Conversion Revocation or a Redemption Revocation pursuant to Section 3(d)(iv) hereof, the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portion of this Debenture as specified in Section 3(d)(iv) and the Company shall, as soon as practicable, return such unconverted portion of this Debenture to the Holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of the Debenture has not been converted.  In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, the right to receive Liquidated Damages to the extent required hereby for such Event of Failure and any subsequent Event of Failure and the right to receive the Default Amount pursuant to Section 11 to the extent required thereby) for the Company's failure to convert this Debenture.

(h)  Pro Rata Conversion.  In the event that the Company receives a Conversion Notice from more than one holder of Debentures for the same Conversion Date and the Company can convert some, but not all, of such portions of the Debentures submitted for conversion, the Company shall convert from each holder of Debentures electing to have Debentures converted on such date a pro rata amount of such holder's portion of its Debentures submitted for conversion based on the principal amount of Debentures submitted for conversion on such date by such holder relative to the aggregate principal amount of all Debentures submitted for conversion on such date.

Section 4.   Rights Upon Major Transaction or Change of Entity Transaction.

(a)  Definitions. For purposes hereof,

“Change of Entity Transaction” means (i) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, in one or a series of transactions (A) following which the holders of Common Stock immediately preceding such consolidation, merger, change of shares, recapitalization, reorganization, business combination or event either (1) no longer hold a majority of the shares of Common Stock of the Company or (2) no longer have the ability to elect a majority of the board of directors of the Company or (B) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity.

“Sufficient Trading Characteristics” shall mean that the average daily dollar trading volume of the common stock of such entity on its primary exchange or market is equal to or in excess of $100,000 for the 90th through the 31st day prior to the public announcement of the transaction in respect of which this definition shall be applied.

“Permissible Change of Entity Transaction” shall mean a Change of Entity Transaction where the Successor Entity (as defined below) (A) is a publicly traded Company whose common stock is quoted on or listed for trading on an Eligible Market, (B) has Sufficient Trading Characteristics (as defined above) and (C) meets the Assumption Requirements (as required in Section 4(b) below), or any other Change of Entity Transaction with respect to which the Holder provides the Company with a Major Transaction Approval Notice (as defined in subsection (d) immediately below).

“Impermissible Change of Entity Transaction” shall mean a Change of Entity Transaction which does not qualify as a Permissible Change of Entity Transaction.

“Major Transaction” means

(i)

an Impermissible Change of Entity Transaction; and

(ii)

the sale or transfer of more than 40%, in the aggregate, of the properties or assets of the Company to another Person or Persons in any rolling 12 month period (an “Asset Sale”);  and

(iii)

a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

(b)    Assumption Upon Permissible Change of Entity Transaction.  The Company shall not, so long as any of the Debentures remain outstanding, enter into or be party to a Change of Entity Transaction unless any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Change of Entity Transaction (in each case, an “Successor Entity”), assumes (an “Assumption”) in writing all of the obligations of the Company under the Debenture and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Change of Entity Transaction, including agreements to deliver to each holder of Debentures in exchange for such Debentures a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and Interest rate of the Debentures held by such holder, having similar conversion rights as the Debentures (including but not limited to a similar Conversion Price and similar Conversion Price adjustment provisions) and having similar priority to the Debentures, and satisfactory to the Required Holders.  Upon the occurrence of any Change of Entity Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Entity Transaction, the provisions of the Debenture referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Debenture with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of a Change of Entity Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of the Debentures at any time after the consummation of the Change of Entity Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Debentures prior to such Change of Entity Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of the Debenture.  The provisions of this Section shall apply similarly and equally to successive Change of Entity Transactions and shall be applied without regard to any limitations on the conversion of the Debenture.  The requirements of this Section 4(b) are referred to herein as the “Assumption Requirements.”

(c)

Notice of Transaction.  At least thirty (30) days prior to the consummation of a Major Transaction or Change of Entity Transaction, but not prior to the public announcement of such transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Transaction Notice"), which notice shall specify the nature and terms of the proposed transaction (including notice of whether or not such transaction constitutes a Major Transaction) and nature of the Successor Entity (if any).

(d)   Redemption Right Upon Major Transaction.  At any time during the period beginning after the Holder's receipt of a Transaction Notice and ending on the Trading Day immediately prior to the consummation of such Major Transaction, the Holder may require the Company to redeem (a “Redemption Upon Major Transaction”) all or any portion of the Holder’s Debenture by delivering written notice thereof ("Major Transaction Redemption Notice") to the Company, which Major Transaction Redemption Notice shall indicate the aggregate principal amount of Debentures (the “Redemption Principal Amount”) that the Holder is electing to be redeemed.  Unless otherwise indicated by the Holder to the Company in writing, in the event that the holder does not provide a Major Transaction Redemption Notice to the Company, the Holder shall be deemed to have delivered a Major Transaction Redemption Notice, on the last day such notice is allowable, requiring the Company to redeem 100% of the Holder’s Debenture.  The  Redemption Principal Amount of Debentures subject to redemption pursuant to this Section 4(d) shall be redeemed by the Company in cash at a price (the "Major Transaction Redemption Price") equal to the greater of:

(i) the product of (A) the sum of the Redemption Principal Amount being redeemed and any accrued and unpaid Interest with respect to such Redemption Principal Amount, and any accrued and unpaid Liquidated Damages and any other Required Cash Payments (such amounts in addition to the Redemption Principal Amount are referred to herein as the “Supplementary Amounts”), and (B) the quotient determined by dividing (x) the greater of (I) the Market Price of the Common Stock immediately following the public announcement of such proposed Major Transaction and (II) the Market Price on the date that the Major Transaction Redemption Price is paid to the Holder, by (y) the Conversion Price,

and

(ii) the sum of (A) the Major Transaction Redemption Premium multiplied by the Redemption Principal Amount being redeemed, plus (B) the Supplementary Amounts.

(e)  Escrow; Payment of Major Transaction Redemption Price.  The Company shall not effect a Major Transaction unless it shall first place, or shall cause the Successor Entity to place, into an escrow account with an independent escrow agent, at least three (3) Business Days prior to the closing the Major Transaction (the “Major Transaction Escrow Deadline”), an amount equal to the Major Transaction Redemption Price.  Concurrently upon closing of any Major Transaction, the Company shall pay or shall instruct the escrow agent to pay the Major Transaction Redemption Price to the Holder, which payment shall constitute a Redemption Upon Major Transaction of the Debenture.

(f)    Injunction.  In the event that the Company attempts to consummate a Major Transaction without placing the Major Transaction Redemption Price in escrow in accordance with subsection (e) above or without payment of the Major Transaction Redemption Price to the Holder upon consummation of such Major Transaction, the Buyer shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Redemption Price is paid to the Holder, in full.

(g)   Mechanics of Redemptions Upon Major Transactions.  Redemptions required by this Section 4 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to shareholders in connection with a Major Transaction.  To the extent redemptions required by this Section 4(g) are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company, such redemptions shall be deemed to be voluntary prepayments.  Notwithstanding anything to the contrary in this Section 4, until the Major Transaction Redemption Price (together with any Supplementary Amounts thereon) is paid in full, the Redemption Principal Amount submitted for redemption under this Section and the Supplementary Amounts may be converted (a “Major Transaction Conversion”), in whole or in part, by the Holder into shares of Common Stock upon written notice (“Major Transaction Conversion Notice”) to the Company (or the Successor Entity, if applicable), or in the event the Conversion Date is after the consummation of a Change of Entity Transaction (as defined above), into shares of publicly traded common stock (or their equivalent) of the Successor Entity pursuant to Section 4(b).  Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Debenture converted during the period from the date of the Major Transaction Redemption Notice until the date the Major Transaction Redemption Price is paid in full shall be considered to be a conversion (instead of a Redemption) of a portion of the Debenture that would have been subject to such Redemption, and any amounts of this Debenture converted from time to time during such period shall be converted in full into Common Stock at the Conversion Price then in effect, and the dollar amount so converted into Common Stock shall be deducted from the Redemption Principal Amount (as defined above) and any Supplementary Amounts that are subject to such redemption.  The parties hereto agree that in the event of the Company's redemption of any portion of the Debenture under Section 4(d), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any redemption premium due under Section 4(d) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

Section 5.  Effect of Certain Events.

(a)  Participation. The Holder, as the holder of the Debenture, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had completely converted the Debenture into Common Stock (without regard to any limitations on Conversion herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(b)  Voting Rights.  The Holder shall obtain common shareholder voting rights with respect to the number of shares of Common Stock held by the Holder plus the number of shares of Common Stock issuable pursuant to Conversions of the Debenture at any given time (subject to the Beneficial Ownership Limitations).

(c)  Rights Upon Issuance of Purchase Rights.   If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Common Shares acquirable upon complete Conversion of the Debenture (without taking into account any limitations or restrictions on the convertibility of the Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

Section 6.  Adjustment Upon Issuance of Shares of Common Stock or Common Stock Equivalents and Certain Other Events; Notice of Adjustment; Notice Failure Adjustment.  If the Company issues or sells, or in accordance with this Section 6 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with an Exempt Issuance) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.  The adjustments required by this paragraph and by Sections 6(a) – 6(d) below are referred to in the singular, as a “Subsequent Issuance Adjustment,“ and collectively as “Subsequent Issuance Adjustments.” For purposes of determining the adjusted Conversion Price under this Section 6, the following shall be applicable:

(a)

Issuance of Options.  If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 6(a), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.

(b)

Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 6(b), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  In the case of a Convertible Security which is accompanied by Options (collectively, a “Unit”), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange of such Convertible Security” shall equal (i) the consideration deemed received in exchange for the Convertible Security, as determined in accordance with subsection 6(d) below, divided by (ii) the total number of shares into which such Convertible Security is convertible or exchangeable (notwithstanding any  contractual limitation on the timing or amount of conversions).

(c)

Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price and the number of Conversion Shares in effect at the time of such increase or decrease shall be adjusted to the Conversion Price and the number of Conversion Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 6(c), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Debenture are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 6 shall be made if such adjustment would result in an increase of the Conversion Price then in effect or a decrease in the number of Conversion Shares.

(d)

Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, the Options will be deemed to have been issued for their Black Scholes value, and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such security on the date of receipt.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(e)

Record Date.  If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(f)    Subsequent Rights Offerings.  If the Company, at any time prior to the date that all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “Base Rights Offering Price”) that is lower than the Conversion Price then in effect, then the Conversion Price shall be reduced (but not increased) to the Base Rights Offering Price.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.  No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

(g)

Milestone Adjustments.  If the Company shall have failed (each a “Milestone Failure”) to meet or exceed any of the milestone goals (“Milestone Goals”) that are set forth on Schedule 6(g) annexed hereto for the following period (a “Milestone Period”): the twelve (12) month period ending April 30, 2009 (a “Milestone Date”), as reported in the Company’s Form 10-Q (or Form 10-K, if applicable) for such fiscal period, then the Conversion Price shall be reduced (but not increased) (each, a “Milestone Adjustment”) to equal the lesser of (a) the Conversion Price then in effect, (b) the Market Price as determined on the applicable Milestone Date, or (c) the Market Price as determined on the date (each, a “Milestone Adjustment Date”) that is five (5) Trading Days after the date that Company files its next Form 10-Q (or Form 10-K, if applicable) with the Commission following the end of the applicable Milestone Period (the “Milestone Adjustment Price”).

Each such adjustment shall be effective as of the first day following each Milestone Date (by way of example, if the Milestone Goals are not met for the Milestone Period ending October 31, 2008, the reduction is effective immediately on November 1, 2008).  As to any Conversions by the Holder that occurred following the end of a Milestone Period but prior to the date the Company’s periodic report was filed (“Interim Period”), the Company shall retroactively send the Holder additional Conversion Shares (“Interim Conversion Shares”) within 3 Trading Days of the date of the applicable filing if an adjustment is required hereunder (provided that to the extent any such shares would cause the Beneficial Ownership Limitation to be exceeded, such excess shares shall not be issued and delivered until such time as such shares may be so issued without exceeding the Beneficial Ownership Limitation).  The number of additional Conversion Shares issued shall be equal to the number of Conversion Shares receivable from such Conversions based on the adjusted Conversion Price less any Conversion Shares previously received on account of such Conversions.  Any subsequent restatements of the Company’s financials shall require similar retroactive issuances if the aforementioned events are subsequently deemed to have occurred.  The Company shall provide written notice to the Holder no later than 1 Business Day following the Company’s filing of the applicable periodic report with the Commission, indicating therein the new Conversion Price and the revenue for the applicable Milestone Period.  In the event that there is an adjustment to the Conversion Price pursuant to any other provision under this Debenture during the Interim Period, the Conversion Price shall be the lower of (i) the Conversion Price as adjusted pursuant to the other provisions of this Debenture and (ii) the new Conversion Price as determined hereunder.  Notwithstanding anything herein to the contrary, (i) the provision shall only have the effect of reducing the Conversion Price and (ii) each adjustment shall be permanent notwithstanding future Revenue or the achievement of any other milestones and cumulative with any other adjustments hereunder.

(h)

Adjustments to Conversion Price During Major Announcements.  Notwithstanding anything contained in this Debenture to the contrary, in the event the Company makes any public announcement (the date of such announcement is hereinafter referred to as the “Announcement Date”) anytime during the period beginning five (5) Business Days before any Milestone Adjustment Date and ending five (5) Business Days after such Milestone Adjustment Date (the “Protected Period”), then the “Milestone Adjustment Price” for such Milestone Adjustment shall equal the lesser of (X) the Milestone Adjustment Price as determined pursuant to Section 6(g) above, (Y) the Market Price as determined on the Trading Day immediately preceding the Announcement Date and (Z) the Market Price as determined on the date that is ten (10) Trading Days after the Announcement Date.

(i)      Pro Rata Distributions. If the Company, at any time prior to the date that all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 6(a) – 6(d) above), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith.  In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(j)      Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(k)     Notice of Dilutive Issuances and Adjustments; Notice Failure Adjustment.  The Company shall notify the Holder in writing, no later than one (1) Business Day following any Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  In the event that the Company fails to provide the Holder with a Dilutive Issuance Notice within five (5) Business Days of any Dilutive Issuance (the “Dilutive Issuance Notice Deadline”), the Conversion Price shall be permanently reduced (but not increased) on the Dilutive Issuance Notice Deadline, and on the same day of each calendar month thereafter until such notice is given (each, a “Notice Failure Adjustment Date”), or in each case if not a business day, then on the next business day (each, a “Notice Failure Adjustment”) to a price equal to the lesser of (a) the Conversion Price then in effect or (b) 100% of the VWAP for five (5) trading day period immediately preceding the applicable Notice Failure Adjustment Date (collectively, the “Notice Failure Adjustment Price”).

The Company shall notify the Holder in writing, no later than one (1) Business Day following any Milestone Adjustment Date, indicating therein the applicable Milestone Adjustment Price (such notice, a “Milestone Adjustment Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice or a Milestone Adjustment Notice pursuant to this Section 6(k), upon the occurrence of any Dilutive Issuance or Milestone Adjustment, the Holder is entitled to receive a number of Conversion Shares based upon the Conversion Price (as adjusted) on or after the date of such Dilutive Issuance or Milestone Adjustment, as applicable, regardless of whether the Holder accurately refers to the Conversion Price (as adjusted) in the Notice of Conversion.   Whenever the Conversion Price is adjusted pursuant to this Section 6 or otherwise, the Company shall promptly mail to the Holder a notice (a “Conversion Price Adjustment Notice”) setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.  For purposes of clarification, whether or not the Company provides a Conversion Price Adjustment Notice pursuant to this Section 6(k), upon the occurrence of any event that leads to an adjustment of the Conversion Price, the Holders are entitled to receive a number of Conversion Shares based upon the new Conversion Price, as adjusted, for Conversions occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

(l)     Notice to Allow Conversion by Holder.  If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 7.

Automatic Redemption at End of Term; Monthly Redemption.

(a)    Automatic Redemption at End of Term.  Any Debenture that has not been submitted for Conversion into Common Stock and has not been subjected to a Default Notice by midnight, New York City time, on the Maturity Date (the “Automatic Redemption Date”), shall be automatically redeemed (“Automatic Redemption”) for a redemption price, in cash, equal to the outstanding principal amount of this Debenture, plus all accrued and unpaid Interest, Liquidated Damages and other Required Cash Payments (the “Automatic Redemption Amount”). The Automatic Redemption Amount shall be due and payable within five (5) Trading Days of the Automatic Redemption Date.

(b)   Monthly Redemption. On each Monthly Redemption Date, the Company shall redeem an amount of the Debenture equal to the Monthly Redemption Amount (each, a “Monthly Redemption”). The Monthly Redemption Amount is payable on each Monthly Redemption Date in cash; provided, however, as to any Monthly Redemption and upon twenty (20) Trading Days’ prior written irrevocable notice (the “Monthly Redemption Notice”), in lieu of a cash redemption payment the Company may elect to pay all or part of a Monthly Redemption Amount in shares of Common Stock (the “Monthly Redemption Shares” (such number of shares to be paid on a Monthly Redemption Date in Monthly Redemption Shares, the “Monthly Redemption Share Amount”) based on a conversion price equal to the Monthly Redemption Share Conversion Price (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period) but subject to the Monthly Share Payment Restriction (as defined below); provided, further, that the Company  may not pay the Monthly Redemption Amount in Monthly Redemption Shares unless, on each day from the date the Holder receives the duly delivered Monthly Redemption Notice through and until the date such Monthly Redemption is paid in full, the Equity Conditions have been satisfied, unless waived in writing by the Holder.  The Holder may convert, pursuant to Section 3(b), any principal amount of this Debenture subject to a Monthly Redemption at any time prior to the date that the Monthly Redemption Amount, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder are due and paid in full.  Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Debenture converted during the applicable Monthly Conversion Period until the date the Monthly Redemption Amount is paid in full shall be first applied to the principal amount subject to the Monthly Redemption Amount payable in cash and then to the Monthly Redemption Share Amount.  Any principal amount of this Debenture converted during the applicable Monthly Conversion Period in excess of the Monthly Redemption Amount shall be applied against the last principal amount of this Debenture scheduled to be redeemed hereunder, in reverse time order from the Maturity Date.  The Company covenants and agrees that it will honor all Notice of Conversions tendered up until such amounts are paid in full. The Company’s determination to pay a Monthly Redemption in cash, shares of Common Stock or a combination thereof shall be applied ratably to all of the holders of the then outstanding Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.  At any time the Company delivers a notice to the Holder of its election to pay the Monthly Redemption Amount in shares of Common Stock, the Company shall file any legally required prospectus supplement pursuant to Rule 424 disclosing such election. Each Monthly Redemption Notice shall specifically set forth the manner in which the Company intends to pay the applicable Monthly Redemption Amount (i.e., the amount to be paid in cash and/or the amount to be paid in Common Stock).  Notwithstanding the above, the Holder, at its option upon written notice to the Company, may defer any one or more Monthly Redemptions until the Maturity Date, in which case the Monthly Redemption Date for that Monthly Redemption Amount shall be the Maturity Date.

For purposes hereof,

“Monthly Redemption Amount” shall mean the principal amount of this Debenture that remains outstanding as of May 31, 2009, divided by thirteen (13).

“Monthly Redemption Date” means the 1st Business Day of each month, commencing immediately upon June 1, 2009, and continuing until this Debenture is fully redeemed or converted.

“Monthly Redemption Share Conversion Price” shall mean the lesser of (i) 85% of the average of the three (3) lowest Closing Bid Prices of the Common Stock over the twenty (20) Trading Day period ending on the Trading Day immediately preceding the applicable Monthly Redemption Date, or (ii) the Conversion Price then in effect.

Notwithstanding anything to the contrary herein, the Corporation may not issue a number of shares of Common Stock in excess of the Maximum Monthly Share Amount toward the payment of Interest and Monthly Redemption Amounts, in the aggregate, for all of the Debentures including but not limited to the Other Debentures, in the aggregate, during any rolling twenty (20) Trading Day period, such shares to be pro-rated among the Holders based upon the original principal amount of each Holder’s Debenture in relation to the aggregate original principal amount of all Debentures issued pursuant to the Securities Purchase Agreement)(collectively, the “Monthly Share Payment Restriction”).

(c)   Redemption Upon Capital Raising Transaction.  So long the Debenture remains outstanding, anytime that the Company closes on any capital raising transaction, the Company shall cause twenty five percent (25%) of the proceeds of such transaction to be paid, directly out of the escrow for such transaction, pro rata to each Buyer, based upon the amount of each Buyer’s Debenture outstanding as of the date of the Amendment Agreement between the Company and the Buyers dated on or about December 31, 2008), and such funds shall be applied first toward interest due on the Debentures, next toward reduction of the principal amount of the Debentures, until paid in full, and any remaining amounts shall be disbursed to the Company (each such payment, a “Capital Raising Redemption”).  For purposes of clarification, a Capital Raising Redemption shall not decrease or replace any Monthly Redemption Amount that is otherwise due.

(d)   Redemption Upon Receipt of Payments from the Lockbox Account.  Any receipt by a Buyer of any payment from the Lockbox Account or from the associated Sweep Account (as each such term is defined in the Amendment Agreement between the Company and the Buyers dated on or about December 31, 2008) shall be considered to constitute a payment by the Company which shall be applied first toward interest due on the Debentures, and next toward the payment of the any other outstanding principal amount of the Debentures (each such payment, a “Lockbox Redemption”), until paid in full, and any amounts remaining after all outstanding principal amounts of the Debentures have been paid in full shall be disbursed to the Company.  For purposes of clarification, a Lockbox Redemption shall not decrease or replace any Monthly Redemption Amount that is otherwise due.

Section 8.     Senior Debt; Secured Obligation.

(a)    Senior Debt; Priority.  The Debentures shall constitute senior debt of the Company.  There is no debt currently outstanding that is senior to the Debentures except as otherwise set forth on Schedule 8(a).  All future debt issued by the Company or any Subsidiary shall be subordinated and junior to the Debentures.  Neither the Company nor any Subsidiary shall, without the written permission of the Holder, issue any other debt that is senior to, or pari passu with, the Debentures.  From the Original Issue Date of the Debentures through the date that all of the Debentures have been paid in full or converted in full, before entering into, or permitting any Subsidiary to enter into, any future debt with a third party, the Company shall first obtain a subordination agreement, satisfactory to Holder, from the proposed debt holder.

(b)   Secured Obligation.  The obligations of the Company under this Debenture are secured by all assets of the Company and its Subsidiaries pursuant to the Security Agreement (“Security Agreement”) of date even herewith, between the Company, certain of the Subsidiaries of the Company and the Secured Parties (as defined therein).

Section 9.  Certain Negative Covenants; Misc.  Without the prior written consent of the Required Holders, for so long as any of the Debentures remain Outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a)  (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock or (ii) directly or indirectly or through any Subsidiary of the Company make any other payment or distribution in respect of its capital stock.  For purposes hereof, each Debenture or any portion thereof shall be deemed to be “Outstanding” until such time as it has been converted, redeemed or otherwise satisfied in accordance with its terms.

(b)  redeem, repay, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares, other than as to the Conversion Shares or Warrant Shares as permitted under the Transaction Documents.

(c)  by amendment of its charter documents, including but not limited to the Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Debenture, and will at all times in good faith carry out all of the provisions of the Debenture and take all action as may be required to protect the rights of the Holder of the Debenture.

 (d) other than Permitted Indebtedness (as defined herein), enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom (the “Indebtedness Negative Covenant”);

(e)  other than Permitted Liens, enter into, create, incur, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

 (f) enter into any transaction with any Affiliate (as defined in the Securities Purchase Agreement) of the Company, except with respect to standard employment arrangements with officers and directors and employees of the Company;

 (g)  redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness, if at the time such payment is due or is otherwise made or after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;

(h)  make any payment on any indebtedness owed to officers, directors or Affiliates; or

(i)  enter into any agreement with respect to any of the foregoing.

Section 10.   Events of Default.

Unless waived by the Required Holders, each of the following events shall be considered to be an "Event Of Default":

(a)   Failure to Make Cash Payments When Due.  The Company fails to pay (each, a “Payment Failure”) any cash payments due to the Holder under the terms of this Debenture when due under this Debenture, whether on an interest or dividend payment due date, at maturity, upon mandatory prepayment, upon acceleration, upon an Event of Failure, or upon any Redemption (including but not limited to a Capital Raising Redemption or a Lockbox Redemption) or otherwise or fails to pay any Liquidated Damages or other cash payments that are due and owing under this Debenture, the Securities Purchase Agreement, the Registration Rights Agreement, a Warrant or any other Transaction Document when due, including but not limited to all accrued and unpaid Interest and Redemption Amounts, and accrued and unpaid Interest thereon (each cash payment referred to above is referred to as a “Required Cash Payment”), or fails to pay any late fees accrued on any of the above, and such Payment Failure continues for a period of ten (10) days after the applicable due date; or

(b)   Conversion and Delivery of the Shares.  The Company (i) fails to issue and deliver shares of Common Stock to the Holder upon exercise by the Holder of the Conversion Rights of the Holder in accordance with the terms of this Debenture by the fifteenth (15th) Business Day after the Conversion Date, or (ii) fails for a period of ten (10) Business days to transfer or cause its Transfer Agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued or issuable to the Holder upon Conversion of the Debenture as and when required by the terms of this Debenture or upon exercise the Warrant as and when required by the terms of the Warrant; or

(c)  Failure to Effect and Maintain Registration. If (i) the Company fails to file any Registration Statement or Additional Registration Statement within 45 days of the date that such filing is required under the Registration Rights Agreement, or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within ten (10) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) during the Registration Period (as defined in the Registration Rights Agreement), either (A) the effectiveness of the Registration Statement lapses for any reason outside of the Company’s ability to reasonably cure or (B) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) either under the Registration Statement or under Rule 144 for a period of more than 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar or other material transaction and, in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period pursuant to this Section 10(c)(iii), or (iv) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise provide a commercially reasonable written response to any comments (“SEC Comments”) made by the Commission in respect of such Registration Statement within 20 days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective; or

(d)    Breach of Covenants.   The Company breaches any material representation, warranty, covenant or other term or condition of this Debenture, or any of the other Transaction Documents in any material respect, such breach has a material adverse effect on the Buyer and such breach is not cured by the earlier to occur of (i) five (5) Trading Days after written notice of such breach to the Company from the Holder and (ii) ten (10) Trading Days after the Company has become or should have become aware of such breach; or

(e)   Breach of Representations and Warranties.  Any material representation or warranty of the Company made herein, in any of the Transaction Documents or in any agreement, statement or certificate given in writing pursuant hereto (including, without limitation, pursuant to the Securities Purchase Agreement, the Registration Rights Agreement, the Security Agreement and the Warrants), shall be false or misleading in any material respect when made and the breach of which has a material adverse effect on the rights of the Holder with respect to this Debenture, the Securities Purchase Agreement, the Registration Rights Agreement, the Security Agreement or the Warrants; or

(f)  Receiver or Trustee.  The Company or any Subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed; or

(g)    Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any "significant Subsidiary" (as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) of the Company, or the Company or any Significant Subsidiary shall otherwise be subject to a Bankruptcy Event; or

(h)    Delisting of Common Stock.  A Delisting Event (as defined below) occurs and remains uncured for a period of 10 Trading days, where a “Delisting Event” means that the Common Stock is not listed or traded with an Eligible Market; or

(i)  Failure to Authorize and Reserve Common Stock.  The Holder's Reserved Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Debenture and upon an exercise in full of the Warrants held by the Holder (without regard to any Beneficial Ownership Limitations on conversion set forth in Section 3(a)(ii) or otherwise or any analogous provisions of the Warrants), and such shortfall is not cured within ten (10) Business Days; or the Company shall fail, prior to May 1, 2009 to take all corporate action necessary to authorize and reserve an additional number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares, such that the number of shares of Common Stock that are authorized and reserved for issuance upon the conversion of the Debentures and upon the exercise of the Warrants is at least 150,000,000 shares or shall fail, prior to May 1, 2009, to have 150,000,000 shares of Common Stock authorized and reserved for issuance upon the conversion of the Debentures and upon the exercise of the Warrants.

(j)    Legend Removal Failure.   A Legend Removal Failure (as defined below) occurs and remains uncured for a period of fifteen (15) Business days, where “Legend Removal Failure” means a failure by the Company to issue Conversion Shares, Warrant Shares or Payment Shares without restrictive legends or to remove restrictive legends from Conversion Shares, Warrant Shares or Payment Shares when so required (or to withdraw any stop transfer instructions in respect thereof), in each case pursuant to Section 3(e) hereof, Section 6 of the Securities Purchase Agreement or otherwise pursuant to this Debenture, the Securities Purchase Agreement or any of the other Transaction Documents; or

(k)    Corporate Existence; Major Transaction.  The Company has effected a Major Transaction without paying the Major Transaction Redemption Price to the Holder pursuant to Section 4(d) or, if the Holder did not elect a Redemption Upon Major Transaction (if applicable), the Company has failed to meet the Assumption Requirements of Section 4(b) prior to effecting a Change of Entity Transaction; or

(l)     Breach of Securities Issuance Restrictions, Limited Issuances, Rights of Participation or Securities Exchange Rights.   A breach of any of Section 4(d)(i – v) of the Securities Purchase Agreement occurs; or

(m)   Security; Impermissible Liens.  Any security interest in the Collateral (as defined in the Security Agreement) ceases to be in effect or properly perfected as and when required by the terms of this Debenture or the Security Agreement, or the Company creates or suffers to exist any Lien upon any of its properties, except for Permitted Liens; or

(n)    Failure to Comply With Dispute Resolution Procedures.  The Company has failed to comply in good faith with the Dispute Resolution Procedures (as defined herein) or has failed to adjust the Conversion Price as required hereunder following a Dilutive Issuance, a Milestone Failure, or otherwise (after any applicable Dispute Resolution Procedure required herein), and such failure continues for an additional ten (10) days after the Holder provides written notice (a “Dispute Resolution Procedure Demand”) to the Company that such performance by the Company is required; or

(o)

Cross-Default. A default in the payment when due on any Indebtedness of the Company in excess of $100,000, in the aggregate, not involving a legitimate business dispute as to the Company’s obligation to pay, which is not cured within ten (10) Business Days; or

(p)

Failure to Perfect Security Interest.  The Company shall fail to make all required filings or shall fail to take all other action necessary to fully perfect the Holders’ security interest in any issued or pending patents or trademarks in both (i) the United States and (ii) any other country where such patent or trademark is issued or pending, in each case within forty five (45) days of the date hereof (or, in the case of patents or trademarks filed or issued in the future, within thirty (30) days of the date of such future filing or issuance).

(q)

Loss of Key Person.  Sass Peress fails to devote substantially all of his professional time to the operations of the Company during any time that any Debenture or any portion thereof is outstanding.

(r)

Failure to Make Timely Public Filings.  The Company shall fail to Timely File any reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the 1934 Act. For purposes of this Agreement, “Timely Filed” shall mean that the applicable document was filed (i) within five (5) days of its original due date under the 1934 Act, or, (ii) if a request for an extension was timely filed in accordance with Section 12b-25 of the 1934 Act, by such extended due date.

(s)

Operating Covenants.  It shall be an event of Default if the Company’s revenues for the fiscal quarter ending April 30, 2009 are less than $1,500,000, or the Company’s revenues for the quarter ending July 31, 2009 are less than $2,000,000 or the Company’s EBITDA for the fiscal quarter ending July 31, 2009 is less than negative $125,000.

(t)

Accounts Payable.  The Company’s accounts payable balance shall have exceeded $1,750,000 at any time from now until the Maturity Date.

(u)   Breach of Amendment Agreement.  The Company breaches any material representation, warranty, covenant or other term or condition of the Amendment Agreement (the “Amendment Agreement”) by and between the Company and each of the Holders, dated on or about December 31, 2008, or of the Lockbox Agreement (as defined in the Amendment Agreement), in any material respect, and such breach is not cured within five (5) Trading Days of the date that such breach first occurred. The parties expressly agree and acknowledge that a failure by the Company to timely provide Lockbox Payment Instructions and Lockbox Invoices to any customer as required by the Amendment Agreement, or a failure to provide the Buyers with a copy of each Lockbox Payment Instruction and Lockbox invoice as required in the Amendment Agreement, shall each constitute an Event of Default hereunder.

Section 11.  Mandatory Redemption; Posting of Bond.

(a)   Mandatory Redemption.  The Company shall promptly notify the Holder, in writing, anytime the Company becomes aware of events which constitute an Event of Default.  If any Events of Default shall occur then, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holders (the "Default Notice"), the Debenture shall become immediately due and payable and the Company shall pay to the Holder (a “Mandatory Redemption”), in full satisfaction of its obligations hereunder, an amount (such amount referred to herein as the "Default Amount" or the “Mandatory Redemption Amount”) equal to the greater of (i) and (ii) immediately below:

(i)  the Mandatory Redemption Premium, multiplied by the sum (such sum of (x), plus (y), plus (z) immediately below shall be referred to herein as the "Default Conversion Sum") of

(x) the aggregate outstanding principal amount of this Debenture, PLUS

(y) all accrued and unpaid Interest thereon for the period beginning on the Original Issue Date and ending on the date of payment of the Default Amount (the "Default Payment Date"), PLUS

(z) all accrued and unpaid Liquidated Damages and other Required Cash Payments, if any,

and

(ii) the Conversion Value of the Default Conversion Sum to be prepaid, where ”Conversion Value” means

(x) the Default Conversion Sum divided by the Conversion Price in effect on the date that the Company pays the Default Amount;

MULTIPLIED BY

(y) the greater of (i) the Market Price (as defined herein) for the Common Stock on the Default Notice Date or (ii) the Market Price on the date that the Company pays the Default Amount.

  Notwithstanding the occurrence of an Event of Default, Liquidated Damages and any other Required Cash Payments shall continue to accrue.  Five (5) Business Days after the Company’s receipt of the Holder’s Default Notice (the “Default Amount Due Date”), the Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If the Company fails to pay the Default Amount by the Default Amount Due Date, (i) the Conversion Price shall be permanently decreased (but not increased)(each, a “Default Adjustment”) on the first Trading Day of each calendar month thereafter (each a “Default Adjustment Date”) until the Default Amount is paid in full, to a price equal to the lesser of (x) 90% of the Conversion Price in effect on the first such Default Adjustment Date, or (y) the lowest Market Price that has occurred on any Default Adjustment Date since the date that the Event of Default began and (ii) at any time thereafter, the Holder shall have the right at any time, and from time to time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice (“Default Conversion Notice”) (which may be given one or more times, from time to time anytime after the Default Amount Due Date), to immediately issue, in lieu of all or any specified portion (the “Specified Portion”) of the unpaid portion (the “Unpaid Portion”) of the Default Amount (together with any Late Payment Fees accrued thereon), a number of shares (the “Default Shares”) of Common Stock, subject to the Beneficial Ownership Limitation then in effect, equal to the Specified Portion of the Default Amount (together with any accrued Late Payment Fees thereon) divided by the Conversion Price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses.   The Default shares are due within five (5) Business Days of the date that the Holder delivers a Default Conversion Notice to the Company (the “Default Share Delivery Deadline”).

To the extent redemptions required by this Section 11 are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Debenture submitted for redemption, the Company shall redeem a pro rata amount from each Holder based on the principal amount of the Debenture submitted for redemption by such Holder relative to the total principal amount of Debentures submitted for redemption by all Holders.  The parties hereto agree that in the event of the Company's redemption of any portion of the Debenture under this Section 11, the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Mandatory Redemption Amount due under this Section 11 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

The Holder shall not be entitled to receive Default Shares on a given date if and to the extent that such issuance would cause the Beneficial Ownership Limitation then in effect to be exceeded.  If and to the extent that the issuance of Default Shares with respect to a given Specified Portion would result in a violation of the Beneficial Ownership Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares to be issued to equal the Maximum Percentage, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

Upon the payment in full of the Mandatory Redemption Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company (or, if applicable, shall submit a signed notice that such Debenture has been lost, stolen or destroyed).  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 11.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(b)   Posting of Bond.  In the event that any Event of Default occurs hereunder or any Event of Default occurs under any of the Transaction Documents (as defined in the Securities Purchase Agreement), then the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in an amount equal to the aggregate Surety Bond Value (as defined below) of all of the Holder’s Debenture and Warrants (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of the Transaction Documents (as defined in the Securities Purchase Agreement).

“Debenture Market Value” shall mean the outstanding principal amount of this Debenture, plus any accrued and unpaid Interest, Liquidated Damages and other Required Cash Payments, divided by the lowest Conversion Price in effect at any time during the period between the applicable Event of Default and the filing of the Surety Bond required by this subsection (the “Surety Bond Pricing Period”), all multiplied by the highest Closing Price during the Surety Bond Pricing Period.

“Surety Bond Value,” for each Debenture, shall mean 130% of the highest Debenture Market Value (as defined above) of each of the Holder’s Debenture and for each Warrant, shall mean 130% of the highest Black Scholes value  (as defined in the Warrants) of each of the Holder’s Warrants (where, in each case, such highest market value represents the highest value determined during the period from the date of the subject Event of Default through the Trading Day preceding the date that such Surety Bond goes into effect).

(c)    Injunction and Posting of Bond.  In the event that the Event of Default referred to in subsection 11(b) above pertains to the Company’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Debenture Conversion, Warrant Exercise, legend removal request, or otherwise, the Company may not refuse such unlegended share delivery based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Conversion of all or part of said Debenture shall have been sought and obtained by the Company and the Company has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount (as described above), which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

(d)    Redemption by Other Holders.  Upon the Company's receipt of notice from any of the holders of the Other Debentures for redemption or repayment as a result of an event or occurrence of an Event of Default or a Major Transaction (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice.  If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Debentures (including the Holder) based on the principal amount of the Debentures submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

Section 12.

Holder’s Redemptions.

(a)     Mechanics of Holder’s Redemptions.  In the event that the Holder has sent a Major Transaction Redemption Notice to the Company pursuant to Section 4(d) or a Default Notice pursuant to Section 11(a), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Debenture to the Company.  In the event of a redemption of less than all of the outstanding principal amount of this Debenture, the Company shall promptly cause to be issued and delivered to the Holder a new Debenture representing the outstanding principal amount which has not been redeemed.

(b)  Warrants Detachable. Neither an MFN Exchange (as defined in the Securities Purchase Agreement) nor any Redemption of the Debenture shall have any effect on the Holder’s Warrants.  The Warrants constitute a separate, detachable security from the Debentures.  Notwithstanding any MFN Exchange or Redemption of the Debenture, the Holder shall retain all of its outstanding Warrants.

(c)    Maximum Interest Rate.  To the extent that the redemption premium for any Redemption is deemed to constitute a payment of interest under applicable law, the amount of such premium shall not exceed the maximum rate permitted by applicable law.

Section 13.

Late Payment Fees.

Any accrued amount under the Transaction Documents, whether principal, Interest, Liquidated Damages, a Redemption Amount, Default Amount, or otherwise, which is not paid when within three Business Days of the date due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen (18%) per annum or the maximum rate permitted by applicable law which shall accrued from the date such amount was due until the same is paid in full ("Late Payment Fees").

Section 14.    Liquidated Damages; Injunction.

(a)    Payment of Liquidated Damages.  The accrued Liquidated Damages for each Event of Failure shall be paid in cash on or before the fifth (5th) day of each month following a month in which Liquidated Damages accrued, PROVIDED that, at the option of the Holder (by written notice to the Company), if such payments are not paid within the time period specified, at the option of the Holder, such payments shall be added to the outstanding principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock at the applicable Conversion Price in accordance with the terms of this Debenture.  Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Liquidated Damages) for the Company's Event of Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).  Any shares of Common Stock issued upon Conversion of such amounts shall be Registrable Securities (as defined in the Registration Rights Agreement).   The parties hereto acknowledge and agree that the sums payable as Liquidated Damages or pursuant to a Redemption shall give rise to liquidated damages and not penalties.  The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Holder, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.  Liquidated Damages are in addition to any other payments that are or become due hereunder, including but not limited to Interest Payments and any Shares that the Holder is entitled to receive upon Conversion of this Debenture.

(b)   Maximum Rate of Interest.  Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

Section 15.  Dispute Resolution.  In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the number of Conversion Shares issuable upon any conversion of this Debenture, the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed and resolve such dispute in accordance with this section.  In the case of a dispute as to the determination of the Closing Price, Closing Bid Price or the Volume Weighted Average Price or the arithmetic calculation of the Conversion Price, Conversion Price Adjustment, the amount of any Required Cash Payment amount, Interest or dividend calculation, or any redemption price, redemption amount, Default Amount or similar calculation, or the determination of whether or not a Dilutive Issuance, a Milestone Failure, any other event which would lead to an adjustment or the Conversion Price, or any issuance of Variable Equity Securities (as defined in the Securities Purchase Agreement) has occurred, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice, any redemption notice, Default Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Closing Price, Closing Bid Price or the Volume Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, (b) the disputed arithmetic calculation of the Conversion Price, Conversion Price Adjustment or any redemption price, redemption amount or Default Amount to the Company’s independent, outside accountant or (c) the disputed facts regarding the occurrence of a Dilutive Issuance, Milestone Failure or issuance of Variable Equity Securities (or any other matter mentioned above which is not specifically required to be submitted to the investment bank or the accountant) to an expert attorney from a nationally recognized outside law firm (having at least 100 attorneys and having with no prior relationship with the Company) selected by the Company and approved by the Lead Investor as defined in the Securities Purchase Agreement). The Company, at the Company’s expense, shall cause the investment bank, the accountant, the law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error (collectively, the “Dispute Resolution Procedures”).

Section 16.

Miscellaneous.

(a)    Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(b)    Notices.  Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail.  For the purposes hereof, the address of the Holder shall be as shown on the records of the Company; and the address of the Company shall be as follows: Attn:  Sass Peress, President, CEO & Chairman, ICP Solar Technologies, Inc. 7075 Place Robert-Joncas, Montreal H4M272, Phone:  514-270-5770. Both the Holder and the Company may change the address for service by service of written notice to the other as herein provided.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Debenture, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty  (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Major Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(c)

Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Debenture or otherwise pursuant to the Transaction Documents, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

(d)    Amendments.  Except as otherwise expressly provided herein, the Debentures, the Other Debentures, and any provision hereof or thereof may only be amended by an instrument in writing signed by the Required Holders.

(e)    Assignability.  This Debenture shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

(f)   Payment of Collection, Enforcement and Other Costs.  If (i) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Debenture, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(g)   Governing Law; Equitable Relief.  All questions concerning the construction, validity, enforcement and interpretation of this Debenture or the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(h)   Certain Amounts.  Whenever pursuant to this Debenture the Company is required to pay an amount in excess of the principal amount of the outstanding Debenture (or the portion thereof required to be paid at that time) plus accrued and unpaid Interest (including but not limited to any Liquidated Damages or other Required Cash Payments), the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon Conversion of this Debenture at a price in excess of the price paid for such Shares pursuant to this Debenture.  The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

(i)   Rule 144 Hold Period.  For purposes of Rule 144, it is intended, understood and acknowledged that the Common Stock issuable upon Conversion of this Debenture shall be deemed to have been acquired at the time the Debenture was issued.  Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Conversion of this Debenture shall be deemed to have commenced on the date this Debenture was issued.

(j)    Purchase Agreement.  By its acceptance of the Debenture, the Holder agrees to be bound by the applicable terms of the Securities Purchase Agreement.

(k)   Notice of Corporate Events.  Except as otherwise provided in this Debenture, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The Company shall provide the Holder with prior notification of any meeting of the Company's shareholders (and copies of proxy materials and other information sent to shareholders).  In the event the Company takes a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.  The Company shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 16(k).

(l)  Remedies.  The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Debenture or the Transaction Documents.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Debenture or the other Transaction Documents, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Debenture and the other Transaction Documents and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

(m)   Construction; Headings.  This Debenture shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof.  The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

IN WITNESS WHEREOF, Company has caused the Amended and Restated Debenture to be signed in its name by its duly authorized officer this 31st day of December, 2008.

COMPANY:

ICP Solar Technologies, Inc.

By:__________________________________

      Sass Peress, President, CEO & Chairman

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert $__________ in principal amount of the Debenture (defined herein) into shares of Common Stock, par value $0.00001 per share ("Common Stock"), of ICP Solar Technologies, Inc., a Nevada corporation (the "Company"), plus:

- $_________ in accrued and unpaid Interest Payments, plus

- $_________ in accrued and unpaid Liquidated Damages, plus

- $_________ in other Required Cash Payments (specify): _____________

______________________________________________________.

all according to the conditions of the convertible Debenture of the Company dated as of June 13, 2008 (the "Debenture"), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any Conversion, except for transfer taxes, if any.  By submitting this Notice of Conversion, the Holder certifies that the issuance of the number of shares of Common Stock requested hereby will not result in a violation of the Beneficial Ownership Limitation.

The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

         Name of DTC Prime Broker:______________________________

         Account Number:________________________________________

         In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         Name: _________________________________________________

         Address: _______________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon Conversion of the Debenture shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

                  (i) Date of Conversion:_______________________________

                  Applicable Conversion Price:________________________

                  Number of Shares of Common ______________________

                  Stock to be Issued Pursuant to (i): ____________________

                  Conversion of the Debenture:_______________________

(ii) Conversion of accrued and unpaid Interest Payments, in accrued and unpaid Liquidated Damages, and/or other Required Cash Payments:  ______________________________________________________________.

                  Signature: ______________________________________________________

      Name: _________________________________________________________

                  Address: _______________________________________________________

Upon Conversion of the Debenture in accordance with the terms thereof, the Holder shall not be required to physically surrender the Debenture (or evidence of loss, theft or destruction thereof) to the Company unless all of the Debenture is converted, in which case such Holder shall deliver the Debenture being converted to the Company promptly following the Conversion Date at issue.  The Company shall issue and deliver shares of Common Stock to an overnight courier not later than the third Business Days following receipt of the Notice of Conversion with respect to the Debenture(s) to be converted, and shall make payments pursuant to the Debenture for the number of Business Days such issuance and delivery is late.

SCHEDULE 6(g)

MILESTONES

Milestone Date	Milestone Goals
April 30, 2009

 - 4 Quarter Trailing Revenues as reported in the Company’s public filings equal or exceed $13,000,000

 - 4 Quarter Trailing Consolidated EBITDA as reported in the Company’s public filings equal or exceed $1,100,000

For purposes of the above, the following definitions shall apply:

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period:  (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, and (E) any additional non-cash charges including but not limited to compensation expense and accretion.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) any tax refunds, net operating losses or other net tax benefits and (d) effects of discontinued operations.

“Consolidated Net Interest Expense” means, with respect to any Person, for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (excluding the interest component of any Capitalized Lease Obligations), less interest income determined on a consolidated basis and in accordance with GAAP.

AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”), dated as of December 31, 2008, is by and among ICP Solar Technologies, Inc., a Nevada corporation (the “Company”) and the investors signatory hereto (each, a “Buyer” and collectively, the “Buyers”).

WHEREAS, on or about June 13, 2008, the Company and the Buyers entered into a Securities Purchase Agreement (the “SPA”);

WHEREAS, pursuant to the SPA each Buyer purchased the aggregate principal amount of the Company’s 11% Senior Secured Convertible Debenture Due June 13, 2010 (the “Debentures”) and associated “A” Warrants, “B” Warrants and “C” Warrants (collectively the “Warrants”) as set forth in the Schedule of Buyers to the SPA.

WHEREAS, the parties hereto wish to amend certain terms of the Transaction Documents, as defined in the SPA.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Buyers and the Company agree as follows:

ARTICLE I

DEFINITIONS

  Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the SPA.

ARTICLE II

AMENDMENTS AND OTHER AGREEMENTS

Section 2.1 Amendment of the Debentures

The Debentures are amended and restated in the form attached hereto as Exhibit A.   The Company and the Buyers expressly agree and acknowledge that in consideration for the terms of this Agreement, the principal balance of the amended and restated Debenture constitutes 115% of the sum of (i) the principal amount of the Debentures that was outstanding immediately prior to the date of this Agreement plus (ii) all accrued and unpaid interest through December 31, 2008.  The Company and the Buyers agree and acknowledge that, immediately following the execution of this Agreement, the outstanding principal amount of each Buyer’s Debenture will be as set forth below:

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Name of Buyer	Outstanding Principal Amount of Buyer’s Debenture Immediately Following the Execution of this Agreement
BridgePointe Master Fund Ltd.	$1,476,844.18
Platinum Long Term Growth VI, LLC	$984,562.79
Gemini Master Fund, Ltd.	$492,281.40

Section 2.2

 Amendment to the Exercise Price of the Warrants

The Warrants are amended as follows:  The amended and restated Warrants shall be in the form attached hereto as Composite Exhibit B.

(a)

The first sentence of Section 3 of the Series A Warrants is hereby deleted and replaced with the following:

“The Exercise Price (“Exercise Price”) shall initially equal $0.50 per share (the “Initial Exercise Price”), provided that as of December 31, 2008, the Exercise Price shall be reduced, but not increased, to $0.25 per share, all subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.”

(b)

The first sentence of Section 3 of the Series B Warrants is hereby deleted and replaced with the following:

“The Exercise Price (“Exercise Price”) shall initially equal $1.00 per share (the “Initial Exercise Price”), provided that as of December 31, 2008, the Exercise Price shall be reduced, but not increased, to $0.25 per share, all subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.”

(c)

The first sentence of Section 3 of the Series C Warrants is hereby deleted and replaced with the following:

“The Exercise Price (“Exercise Price”) shall initially equal $1.00 per share (the “Initial Exercise Price”), provided that as of December 31, 2008, the Exercise Price shall be reduced, but not increased, to $0.50 per share, all subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.”

(d)

The Buyers hereby waive any “Milestone Adjustments” (as defined in the Warrants) that were required under the terms of the Warrants prior to December 31, 2008, provided that it is agreed and understood that nothing herein shall prevent any downward adjustment of the Exercise Price of any of the Warrants in accordance with their terms, including but not limited to “Milestone Adjustments” as defined in the Warrants, occurring after December 31, 2008.

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(e)

The Company and the Buyers each agree and acknowledge that the reduction of the Exercise Price of the Series A Warrant to $0.25 per share on December 31, 2008 will result in an adjustment to the number of Warrant Shares as described in the Series A Warrant, including but not limited to Section 5(k) thereof.  The Company and the Buyers agree and acknowledge that, immediately following the reduction of the Exercise Price of the Series A Warrants to $0.25 on December 31, 2008, the number of outstanding Series A Warrants of each Buyer will be as set forth below (unless such number is already greater than the number set forth below by virtue of a prior adjustment):

Name of Buyer	Number of Series A Warrants Held by Buyer Immediately Following the Execution of this Agreement
BridgePointe Master Fund Ltd.	6,666,668
Platinum Long Term Growth VI, LLC	4,444,444
Gemini Master Fund, Ltd.	2,222,220

Notwithstanding the above, if the Exercise Price of the Series A Warrants is adjusted to a price lower than $0.25 under its terms, then the number of Series A Warrants shall be further increased accordingly.

(f)

The Company and the Buyers each agree and acknowledge that the reduction of the Exercise Price of the Series B Warrant to $0.25 per share on December 31, 2008, will result in an adjustment to the number of Warrant Shares as described in the Series B Warrant, including but not limited to Section 5(k) thereof.  The Company and the Buyers agree and acknowledge that, immediately following the reduction of the Exercise Price of the Series B Warrants to $0.25 on December 31, 2008, the number of outstanding Series B Warrants of each Buyer will be as set forth below (unless such number is already greater than the number set forth below by virtue of a prior adjustment):

Name of Buyer	Number of Series B Warrants Held by Buyer Immediately Following the Execution of this Agreement
BridgePointe Master Fund Ltd.	13,333,336
Platinum Long Term Growth VI, LLC	8,888,888
Gemini Master Fund, Ltd.,	4,444,440

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Notwithstanding the above, if the Exercise Price of the Series B Warrants is adjusted to a price lower than $0.25 under its terms, then the number of Series B Warrants shall be further increased accordingly.

(g)

The Company and the Buyers each agree and acknowledge that the reduction of the Exercise Price of the Series C Warrant to $0.50 per share on December 31, 2008 will result in an adjustment to the number of Warrant Shares as described in the Series C Warrant, including but not limited to Section 5(k) thereof.  The Company and the Buyers agree and acknowledge that, immediately following the reduction of the Exercise Price of the Series C Warrants to $0.50 on December 31, 2008, the number of outstanding Series C Warrants of each Buyer will be as set forth below (unless such number is already greater than the number set forth below by virtue of a prior adjustment):

Name of Buyer	Number of Series C Warrants Held by Buyer Immediately Following the Execution of this Agreement
BridgePointe Master Fund Ltd.	6,666,668
Platinum Long Term Growth VI, LLC	4,444,444
Gemini Master Fund, Ltd.,	2,222,220

Notwithstanding the above, if the Exercise Price of the Series C Warrants is adjusted to a price lower than $0.50 under its terms, then the number of Series C Warrants shall be further increased accordingly.

(h) Within five (5) Business Days of any increase of the number of Warrants held by the Buyer, including but not limited to an increase occurring as a result of a price adjustment on December 31, 2008, the Company shall issue to Buyer additional warrant certificates  representing such increased number of Warrants, it being understood that the Warrants represented by such additional warrant certificates shall be deemed issued and paid for on June 13, 2008 for all purposes, including but not limited to Rule 144 under the Securities Act .

Section 2.3

  Amended and Restated Registration Rights Agreement

The Registration Rights Agreement delivered pursuant to, and as defined in, the SPA, is amended and restated in the form attached hereto as Exhibit C.

Section 2.4

Securities Purchase Agreement

(a) The following is hereby considered to be added as item (e) in the definition of “Exempt Issuance” in Section 1(a) of the SPA:

(e) any Common Stock, up to a maximum aggregate amount of 3,000,000 shares,  issued or issuable in lieu of payment for monies or fees owing as a result to an existing obligation or of a renegotiation of an existing obligation to pay such monies or fees owing.”

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(b)

The following is hereby added immediately following Section 4(r) of the SPA:

“(s)     EPOD Note Payments.  The Company acknowledges and represents that, pursuant to the debenture (together with any accompanying promissory notes or other agreements related to such debt, collectively referred to as the “EPOD Note”) issued pursuant to the Second Amendment to the Share Purchase Agreement, which Share Purchase Agreement is dated May 9, 2007, by and between the Company and EPD Solar, Inc., a corporation organized under the laws of British Columbia, Canada (“EPOD”)(which agreement was assumed from ISE LLC), EPOD owes at least $2,241,200 to the Company, $1,060,600 of which is required to be paid to the Company by EPOD in cash, in monthly payments of  $40,000 (the “EPOD Monthly Payments”) commencing on April 18, 2008 until the balance is paid in full.  The Company agrees, concurrently with the execution of this Agreement, to deliver to Roswell Capital Partners, LLC, as collateral agent for the Buyers (the “Collateral Agent”) the original of the EPOD Note and a bond power (the “Bond Power”)(executed and medallion guaranteed, as necessary, in the manner required to effect assignment of the EPOD Note under applicable law) whereby the Company assigns all of its right, title and interest in the EPOD Note to the Collateral Agent for the pro rata benefit of the Buyers .  In the event that a non-assignment clause in the EPOD Note prohibits such assignment, then the Company shall use its best efforts to have EPOD waive such prohibitions and allow such assignment.  If, after the Company’s best efforts, the Company cannot effect the assignment of the EPOD Note by January 9, 2009 because EPOD still refuses to waive any prohibitions, then the Company shall nevertheless promptly thereafter but in any event not later than January 15, 2009, send the original EPOD Note and a Bond Power to the Collateral Agent to hold as security, in order to perfect the Buyers’ security interest in the EPOD Note.

Following the completion of the assignment of all of the Company’s right, title and interest in the EPOD Note to the Collateral Agent for the pro rata benefit of the Buyers, the principal amount of each Buyer’s Debenture shall be reduced by an amount equal to such Buyer’s Pro Rata Portion of any amounts paid by EPOD to the Collateral Agent and subsequently paid to the Buyers in an amount equal to their Pro Rata Portion of the EPOD Note.  For purposes hereof, Pro Rata Portion shall have the meaning set forth in the table below for each of the respective Buyers:

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Name of Buyer	Pro Rata Portion
BridgePointe Master Fund Ltd.	1/2
Platinum Long Term Growth VI, LLC	1/3
Gemini Master Fund, Ltd.	1/6

In the event that the Company pays off the balance of all of the Debentures in full, and any portion of the EPOD Note remains outstanding, the Collateral Agent shall assign the remainder of the EPOD Note back to the Company.

In the event that, notwithstanding the Company’s best efforts, the Company has not been able to effect the assignment of its right, title and interest in the EPOD Note to the Collateral Agent for the pro rata benefit of the Buyers by January 15, 2009, then the Company shall, to the fullest extent allowed under the terms of the EPOD Note, within thirty days of a written request given by the Collateral Agent anytime thereafter that EPOD has not made all  payments due under the terms of the EPOD Note, either (i) commence an action in an appropriate state or federal court to collect all amounts past due on the EPOD Note and use its best efforts to pursue such action through judgment and collection, or (ii) execute an assignment of claims, whereby the Company assigns to the Collateral Agent for the benefit of the Buyers its rights to pursue a collection action against EPOD on the EPOD Note.

(t)

   Lockbox Account.

(i)

Lockbox Account.   By no later than January 15, 2009, the Company shall enter into a standard Lockbox Agreement (as defined below), in a form acceptable to the Buyers, with the Buyers and with a reputable national bank. For purposes hereof, “Lockbox Agreement” shall mean an agreement between the Company, the Buyers and a reputable national bank, whereby the bank (the “Lockbox Agent”) agrees to receive payments directly from the Company’s customers and payors, including but not limited to EPOD, agrees to process such remittances and to deposit them directly into a specified account (the “Lockbox Account”) and agrees to sweep the deposited funds into a Sweep Account, as described in subsection (iv) below.

(ii)

Lockbox Invoices to Customers.  The Company agrees to deliver  instructions (each, “Lockbox Payment Instructions”) by not later than January 15, 2009, to each of the Company’s existing customers requiring each customer to remit all payments made to the Company on or after February 1, 2009 through and including all payments made, or due to be made, to the Company for so long as any Debentures remain outstanding, directly to the Lockbox Account and to deliver such Lockbox Payment Instructions to EPOD requiring EPOD to make all future EPOD Monthly Payments on the EPOD Note directly to the Lockbox Account (until such time, if any, as the assignment of the EPOD Note to the Buyers has been completed).  Furthermore, the Company agrees to send Lockbox Payment Instructions to each future customer within five (5) Business Days of the Company’s first contract or purchase order with the customer. Upon shipment of product to a customer, the Company shall provide the customer with an invoice requiring that payments on the receivables be remitted directly to the Lockbox Account (each, a “Lockbox Invoice”). The Company shall promptly provide each of the Buyers with a copy of each Lockbox Payment Instruction and each Lockbox Invoice, together with evidence that each has been delivered to the applicable customer, by not later than five (5) Business Days of the date that such instructions are required to be delivered to the applicable customer.  The parties agree and acknowledge that a failure by the Company to timely provide Lockbox Payment Instructions and Lockbox Invoices to any customer as required above, or a failure to provide the Buyers with a copy of each Lockbox Payment Instruction and Lockbox invoice as required above, shall constitute an Event of Default under the Debentures.

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(iii)  Return of Misdelivered Funds to the Lockbox Account.  In the event that, anytime on or after January 1, 2009, the Company shall receive any payment from a customer or shall receive any payment from EPOD (each, a “Misdelivered Payment” and collectively, “Misdelivered Payments”), the Company shall hold such Misdelivered Payments in trust for the Buyers and shall promptly, but in any event within two (2) business days of the date that the Company received such funds, forward such Payments to the Lockbox Account for processing.  The parties agree and acknowledge that a failure by the Company to timely forward Misdelivered Payments to the Lockbox Account shall constitute an Event of Default under the Debentures, shall constitute a breach of fiduciary duties  and shall constitute an act of civil theft.

(iv)

          Sweep of Funds from Lockbox.  Simultaneously with the execution of the Lockbox Agreement, the Company shall provide irrevocable instructions to the Lockbox Agent to sweep, on each Sweep Date (as defined below) an amount of funds equal to the Sweep Amount (as defined below) out of the Lockbox Account into a separate account (the “Sweep Account”) controlled by the Collateral Agent (as defined in the Security Agreement).  The parties  agree that the funds received into the Sweep Account shall be disbursed to the Buyers (pro rata to each Buyer, based upon the principal amount of each Buyer’s Debenture as of the date hereof) within two (2) business days of each date that  funds are received into the Lockbox Account (each, a “Sweep Date”), and such funds shall be applied first toward interest due on the Debentures, next toward reduction of any due and unpaid Monthly Redemption Amounts (as defined in the Debentures), next toward reduction of the principal amount of the Debentures, until paid in full, and any remaining amounts shall be disbursed to the Company.   For purposes hereof, up through May 31, 2009, the “Sweep Amount” as of any Sweep Date shall mean the difference of (x) 10% of all funds received into the Lockbox Account from its inception up through a given Sweep Date, either directly or indirectly from the company’s customers, plus 100% of all payments received into the Lockbox Account from its inception up through a given Sweep Date, either directly or indirectly from EPOD, minus (y) all amounts that have been swept out of the Lockbox Account into the Sweep Account from the inception of the Lockbox Account through the Sweep Date in question (collectively, the “Pre-May 31 Sweep Amount”), and after May 31, 2009, the “Sweep Amount” as of any Sweep Date shall mean the greater of (x) the aggregate amount of any Monthly Redemption Amounts (as defined in the Debentures) that are then due and unpaid to any Buyers plus the aggregate amount of any Interest (as defined in the Debentures) that is then due and unpaid to any Buyers (collectively, the “Due Payment Amount”), and (y) the Pre-May 31 Sweep amount as determined on the Sweep Date in question, provided that in no event shall a Sweep Amount determined for a Sweep Date after May 31, 2009 exceed the Due Payment Amount.

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(c)  The portion of Section 9(b) of the SPA which currently reads as follows:

With Copy to:

Andrew J. Merken, Esq.

Burns & Levinson LLP

125 Summer Street

Boston, Ma. 02110

Telephone:  617-345-3740

Fax:  617-345-3299

Is hereby amended and replaced with the following:

With Copy to:

Josef B. Volman, Esq.

Burns & Levinson LLP

125 Summer Street

Boston, Ma. 02110

Telephone:  617-345-3895

Fax:  617-345-3299

Section 2.5

Amended and Restated Security Agreement.

The Security Agreement delivered pursuant to, and as defined in, the SPA, is hereby amended and restated in the form attached hereto as Exhibit D.

Section 2.6

Other Agreements.

(a) The Company agrees that it has at least 100,000,000 shares of common stock authorized, at least 35,000,000 of which are currently reserved for issuance upon conversion of the Debentures and upon exercise of the Warrants.  Promptly following the date hereof (but in any event by not later than May 1, 2009), the Company will take all corporate action necessary to authorize and reserve an additional number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares obtaining stockholder approval of an increase in such authorized number of shares, such that the number of shares of Common Stock that are authorized and reserved for issuance upon the conversion of the Debentures and upon the exercise of the Warrants is at least 150,000,000 shares, which shares shall be reserved pro rata for each Buyer based upon the Pro Rata Portion, as defined in Section 2.4(b) of this amendment Agreement .

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(b)  The Company shall deliver the original EPOD Note to the Collateral Agent (as defined in the Security Agreement), along with any necessary assignment documents, for the Collateral Agent to hold on behalf of the Buyers as security for the debt owed under the Debentures.

(c) The Company and the Buyers agree that, for purposes of Rule 144(f), it is intended, understood and acknowledged that the Common Stock issuable upon conversion of the Debenture, and upon an exercise of the Warrants in a cashless exercise transaction, shall be deemed to have been acquired at the time that the Debenture and the respective Warrants were originally issued, notwithstanding the amendments to the Debentures and the Warrants described herein.  Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of the Debenture shall be deemed to have commenced on the date the Debenture was originally issued and the holding period for the Common Stock issuable upon exercise of the Warrants, including but not limited to any Warrants evidenced by additional warrant certificates issued to represent additional warrant shares pursuant to Section 2.2 hereof, in a cashless exercise transaction shall be deemed to have commenced on the date that the Warrants were originally issued, notwithstanding the amendments to the Debentures and the Warrants described herein.

(d)   For so long as any of the Debentures remain outstanding, the Company shall not issue any Common Stock Equivalents to the extent that, immediately following such issuance, the fully diluted number of shares that would be issuable upon the full conversion of all of the Buyers’ outstanding Debentures and the full exercise of all of the Buyers’ outstanding Warrants (in each case, without regard to any applicable contractual restrictions on conversion or exercise), in the aggregate, would be less than X% of the fully diluted shares of the Company immediately following such issuance, where “X%” shall equal 60% from the date hereof until December 15, 2010, shall equal 30% from December 16, 2010 until December 15, 2011, and shall equal 0% thereafter.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1    Representations and Warranties of the Company

 The Company hereby represents and warrants to the Buyers that as of the date of its execution of this Agreement:

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(a) Authorization; Enforcement

  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and the amendments to the Transaction Documents (as defined in the Securities Purchase Agreement) described herein, and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the amendments to the Transaction Documents (as defined in the Securities Purchase Agreement) described herein, by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts

  The execution, delivery and performance of this Agreement and the amendments to the other Transaction Documents (as defined in the Securities Purchase Agreement) by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c) Authorization and Reservation Requirements. The Company represents that it has at least 100,000,000 authorized shares of Common Stock and that it has reserved (pro rata as to each Buyer, based upon the initial principal amount of its Debenture) from its authorized and unissued Common Stock at least 35,000,000 shares of Common Stock, free from preemptive rights, to provide for the issuance of Common Stock upon the conversion of the Debentures and to provide for the issuance of Common Stock upon the exercise of the Warrants (as defined in the SPA).

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(d) Other Representations, Warranties and Covenants

The Company hereby represents and warrants to each Buyer that the Company’s representations and warranties set forth in the SPA are true and correct as of the date hereof in all material respects.

(e)   Perfection of Liens on Patents.  The Company hereby represents and warrants to each Buyer that the Company has made all necessary filings in all appropriate jurisdictions to fully perfect the Buyers’ security interests in all of the United States patents and patents pending owned by the Company or any of its subsidiaries, as reflected in the Notices of Recordation with the United States Patent and Trademark Office, dated June 23, 2008 and June 24, 2008, respectively, each of which is attached hereto as Composite Exhibit E.

(f)     Capitalization Table and Debt Table.  The Company hereby represents and warrants to each Buyer that the Company’s capitalization as of the date hereof is as described in the capitalization table attached hereto as Schedule 3.1(f-1) and that all of the Company’s outstanding indebtedness is accurately described in the table of indebtedness attached hereto as Schedule 3.1(f-2).

Section 3.2    Representations and Warranties of the Buyers

  The Buyer hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:

(a) Due Authorization. Such Buyer represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by such Buyer and constitutes the valid and binding obligation of such Buyer, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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ARTICLE IV

MISCELLANEOUS

Section 4.1    Notices

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the SPA.

Section 4.2    Survival

 All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the transactions contemplated hereby. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.3    Counterparts; Signatures By Facsimile

 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

Section 4.4

                         Severability

 If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

Section 4.5

                         Filing of Form 8-K

Within 4 Trading Days of the date hereof, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to each Buyer disclosing the material terms of the transactions contemplated hereby, which shall include this Agreement, and the schedules hereto, as an attachment thereto.  Each Buyer undertakes to provide approval or final comments within two (2) business days of being presented with a draft of the Company’s current report on Form 8-K.

Section 4.6   Entire Agreement

The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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Section 4.7   Construction

 The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.8    Independent Nature of Buyers’ Obligations and Rights

 The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyers hereunder, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Buyer pursuant hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Buyer shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

Section 4.9

                          Further Assurances

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.10

                           No Strict Construction

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.11    Effect on the SPA

The foregoing consents and waivers are given solely in respect of the transactions described herein. Except as expressly set forth herein, all of the other terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein.

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Section 4.12

Governing Law

 All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the SPA.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ICP SOLAR TECHNOLOGIES, INC.,

 By:

_______________________________

Name:

Title:

[BUYER SIGNATURE PAGES COMMENCE ON THE NEXT PAGE]

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BUYER SIGNATURE PAGES

TO

 ICP SOLAR TECHNOLOGIES, INC., AMENDMENT AGREEMENT

 DATED DECEMBER 31 2008

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Buyer: ________________________________________________________________

Signature of Authorized Signatory of Buyer: __________________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Buyer: _________________________________________________________

Address for Notice of Buyer:

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Amended and Restated

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement"), dated as of June 13, 2008, by and between ICP Solar Technologies, Inc., a Nevada corporation (the "Company"), and each buyer identified on the Schedule of Buyers attached hereto (collectively, the “BUYERS” and each individually, the “BUYER”).  This amended and restated Agreement is dated as of December 31, 2008 and amends and restates the Registration Rights Agreement originally dated as of June 13, 2008.

WHEREAS:

A.  In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Buyer the following (as each capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Securities Purchase Agreement):

(i) Convertible debentures of the Company (the “Debentures”) issued pursuant to the Securities Purchase Agreement, and

(ii) Warrants in the amount described in the Securities Purchase Agreement,

where the Debenture is convertible into shares of the Company's common stock, par value $0.00001 per share (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Debenture and where each of the Warrants is exercisable into shares of the Company's Common Stock, each upon the terms and conditions and subject to the limitations and conditions set forth in the Warrants, all subject to the terms and conditions of the Securities Purchase Agreement; and

B.  To induce the Buyer to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws;

NOW, THEREFORE, In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.  DEFINITIONS.

a.  As used in this Agreement, the following terms shall have the following meanings:

“Additional Registration Statement” shall have the meaning ascribed to it in Section 3(b) below.

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“Additional Registration Effectiveness Deadline” shall have the meaning ascribed to it in Section 3(b) below.

“Additional Registration Filing Deadline” shall have the meaning ascribed to it in Section 3(b) below.

"Buyer" means the purchaser of Debentures and Warrants pursuant to the Securities Purchase Agreement specified on the signature page hereof, and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

"Cutback Shares" means any of the Target Registration Amount of Registrable Securities not included in any of the Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered by the staff of the SEC pursuant to Rule 415.

“Effective Date” shall mean the date that the initial Registration Statement is first declared effective by the Commission.

"Effectiveness Period" means, as to any Registration Statement required to be filed pursuant to this Agreement, the period commencing on the Effective Date of such Registration Statement and ending on the earliest to occur of (a) the second (2nd) anniversary of such Effective Date (provided that, if the Registrable Securities are not eligible for resale under Rule 144 as of such second (2nd) anniversary, such period shall be extended for up to three (3) additional years until the Registrable Securities become eligible for resale under Rule 144), (b) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders of the Registrable Securities included therein, or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders.

“Effectiveness Deadline,” (a) with respect to the Initial Registration Statement, shall mean the ninetieth (90th) calendar day after the date hereof and with respect to any Additional Registration Statements which may be required pursuant to Section 3(b), the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above and (b) with respect to any Additional Registration Statement, shall mean the Additional Registration Effectiveness Deadline.

“Exclusion Period” shall have the meaning set forth in Section 3(p) below.

“Filing Deadline” shall mean the Initial Registration Filing Deadline, or any applicable Additional Registration Filing Deadline.

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“FINRA” shall mean the Financial Industry Regulatory Authority (f/k/a the National Association of Securities Dealers, Inc.).

“Initial Registration Filing Deadline” shall mean, with respect to the Initial Registration Statement required hereunder, July 15, 2008.

“Initial Registration Minimum” means a number of Registrable Securities equal to the lesser of (i) the total number of Registrable Securities and (ii) the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415 as advised by the staff of the Commission (the “Staff”) in a written comment letter or otherwise (which number shall be no less than thirty percent (30%) of the number of issued and outstanding shares of Common Stock that are held by non-affiliates of the Company on the day immediately prior to the filing date of the Initial Registration Statement, unless the Staff expressly requires otherwise).

"Investor" means a Buyer or any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10 hereof and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 10.

 “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "Commission").

"Registrable Securities," for a given Registration, means (a)any shares of Common Stock (the “Warrant Shares”) issued or issuable upon exercise of or otherwise pursuant to the Warrant(s), and (b) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing, (c) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Warrants (in each case, without giving effect to any limitations on exercise set forth in the Warrant), and (d) any other shares of common stock issued pursuant to the terms of the Securities Purchase Agreement, the Warrants, this Registration Rights Agreement or any other Transaction Document (as defined in the Securities Purchase Agreement), and (e) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

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“Registration Failure Liquidated Damages” shall have the meaning set forth in Section 4 below.

"Registration Statement(s)" means a registration statement(s) of the Company under the 1933 Act.

“Registration Trigger Date” shall have the meaning set forth in Section 3(b) below.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Guidance” means (i) the Securities Act, and (ii) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff.

“SEC Share Reduction” shall have the meaning ascribed to it in Section 2(a) below.

“Securities” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Series A Warrant Shares” shall mean the Warrant Shares issuable upon the exercise of the Series A Warrants.

“Series B Warrant Shares” shall mean the Warrant Shares issuable upon the exercise of the Series B Warrants.

“Series C Warrant Shares” shall mean the Warrant Shares issuable upon the exercise of the Series C Warrants.

“Target Registration Amount” shall have the meaning set forth in Section 2(a) below.

“Target Registration Shortfall” shall have the meaning set forth in Section 2(a) below.

“Underlying Debenture Shares” means the shares of Common Stock issuable upon conversion of the Debentures and payment of interest thereunder.

“Warrants” means the warrants issued by the Company pursuant to the Securities Purchase Agreement in conjunction with the Debenture issued by the Company.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

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2.  REGISTRATION.

a.  MANDATORY REGISTRATION. Following the Closing of any Debenture pursuant to the Securities Purchase Agreement, the Company shall prepare, and, on or prior to the Initial Registration Filing Deadline (as defined above) file with the Commission a Registration Statement on Form S-1 (or, if Form S-1 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Buyer, which consent will not be unreasonably withheld)(the “Initial Registration Statement”) covering the resale of the Registrable Securities which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon  exercise of or otherwise pursuant to the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions and shall contain (unless otherwise directed by at least a three-fourths (3/4) majority in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A. The number of shares of Common Stock initially included in such Registration Statement shall be no less than  the aggregate number of Warrant Shares that are then issuable upon exercise of or otherwise pursuant to the Warrants, without regard to any limitation on the Buyer's ability to  exercise the Warrants (collectively, the “Target  Registration Amount”).  Notwithstanding the foregoing, if the Company is advised by the staff of the Commission in a written comment letter or otherwise that it is not eligible to conduct the offering of the Warrant Shares under Rule 415 promulgated under the 1933 Act because of the number of shares sought to be included in the Registration Statement, then, subject to any applicable Registration Failure Liquidated Damages (as defined herein), the Company may reduce (an “SEC Share Reduction”) the number of shares covered by such Registration Statement to the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415 (“Rule 415 Eligible”)(subject to Registration Failure Liquidated Damages, as defined below, if the Company reduces unilaterally the number of shares covered by such Registration Statement to a number less than the Initial Registration Minimum).  In the event of an SEC Share Reduction, the number of Registrable Securities registered shall be cut back pro rata (based upon the relative number of Warrants held by each Holder), provided that (i) the inclusion of the Series A Warrant Shares in such initial Registration Statement shall take precedence over and shall not be cut back until the following securities of the Company are cut back and removed from such Registration Statement (in the following order):  As necessary, (i) Series C Warrants shares shall be cut back and removed from the Registration Statement first, and (ii) Series B Warrants shall be cut back and removed from the Registration Statement first and (iii) Series A Warrants shall be cut back and removed from the Registration Statement third.  In the event that, due to an SEC Share Reduction or otherwise, any Registration Statement filed hereunder shall (when combined with any previous Registration Statements that are current and effective) register a number of shares of Common Stock which less than the Target Registration Amount (a “Target Registration Shortfall”), then the unregistered portion of the Target Registration Amount (the “Target Registration Shortfall Amount”) shall be included in the next Additional Registration Statement (in accordance with Section 3(b) below).

The Company shall, as early as practicable on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.  The Company acknowledges that the number of shares initially included in each Registration Statement represents a good faith estimate of the maximum number of shares issuable upon  exercise of or otherwise pursuant to the Warrants and shall be amended if not sufficient.  Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Buyer and its counsel prior to its filing or other submission.

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b.  PIGGY-BACK REGISTRATIONS.  If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall determine to file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to Buyer written notice of such determination and, if within fifteen (15) days after the effective date of such notice, the Buyer shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities which are not then registered for resale pursuant to a current and effective Registration Statement, and which the Buyer requests to be registered, except that if, (i) inclusion of such shares would result in the offering not being Rule 415 Eligible, or (ii) in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Buyer has requested inclusion hereunder (i) as would enable the offering to be Rule 415 Eligible or (ii) as the underwriter shall permit;

c.  SUPPLIMENTARY REGISTRATION.  By not later than June 1, 2009, the Company shall prepare and file with the Commission a Registration Statement on Form S-1 (or, if Form S-1 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Buyer, which consent will not be unreasonably withheld)(the “Supplementary Registration Statement”) covering the resale of the Registrable Securities which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon  exercise of or otherwise pursuant to the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions and shall contain (unless otherwise directed by at least a three-fourths (3/4) majority in interest of the Holders) substantially the “Plan of Distribution” attached hereto as Annex A. The number of shares of Common Stock initially included in such Supplementary Registration Statement shall be no less than the aggregate number of Warrant Shares that are then issuable upon exercise of or otherwise pursuant to the Warrants, without regard to any limitation on the Buyer's ability to exercise the Warrants, less the number of such shares that are either already registered for resale or are eligible for immediate sale under Rule 144, without volume limitations (collectively, the “Target Supplementary Registration Amount”).  Notwithstanding the foregoing, if the Company is advised by the staff of the Commission in a written comment letter or otherwise that it is not eligible to conduct the offering of the Warrant Shares under Rule 415 promulgated under the 1933 Act because of the number of shares sought to be included in the Registration Statement, then, subject to any applicable Registration Failure Liquidated Damages (as defined herein), the Company may reduce (an “SEC Share Reduction”) the number of shares covered by such Registration Statement to the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415 (“Rule 415 Eligible”)(subject to Registration Failure Liquidated Damages, as defined below, if the Company reduces unilaterally the number of shares covered by such Registration Statement to a number less than the Initial Registration Minimum).  In the event of an SEC Share Reduction, the number of Registrable Securities registered in the Supplementary Registration shall be cut back pro rata (based upon the relative number of Warrants held by each Holder), provided that (i) the inclusion of the Series A Warrant Shares in such initial Registration Statement shall take precedence over and shall not be cut back until the following securities of the Company are cut back and removed from such Registration Statement (in the following order):  As necessary, (i) Series C Warrants shares shall be cut back and removed from the Registration Statement first, and (ii) Series B Warrants shall be cut back and removed from the Registration Statement first and (iii) Series A Warrants shall be cut back and removed from the Registration Statement third.  In the event that, due to an SEC Share Reduction or otherwise, any Registration Statement filed hereunder shall (when combined with any previous Registration Statements that are current and effective) register a number of shares of Common Stock which less than the Target Supplementary Registration Amount (a “Target Registration Shortfall”), then the unregistered portion of the Target Supplementary Registration Amount (the “Target Supplementary Registration Shortfall Amount”) shall be included in the next Additional Registration Statement (in accordance with Section 3(b) below).

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The Company shall, as early as practicable on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.  The Company acknowledges that the number of shares initially included in each Registration Statement represents a good faith estimate of the maximum number of shares issuable upon  exercise of or otherwise pursuant to the Warrants and shall be amended if not sufficient.  Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Buyer and its counsel prior to its filing or other submission.

PROVIDED, HOWEVER, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled by contract to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and

PROVIDED, FURTHER, HOWEVER, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(a) hereof.  If an offering in connection with which the Buyer is entitled to registration under this Section 2(d) is an underwritten offering, then the Buyer shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the registration rights of the Buyer pursuant to this Section 2(b) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 2(a) in accordance with the terms of this Agreement and shall terminate and be of no further force and effect once the Company satisfies its obligations under this Agreement.

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3.  OBLIGATIONS OF THE COMPANY.  In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

a.  The Company shall prepare promptly, and file with the Commission as soon as practicable after the date of the Closing under the Securities Purchase Agreement (the "CLOSING DATE") (but no later than the Filing Deadline), Registration Statements with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause each such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, but in any event shall cause each such Registration Statement relating to Registrable Securities to become effective no later than the Effectiveness Deadline, and shall keep the Registration Statement current and effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities for such Registration Statement have been sold and (ii) the date on which all of the Registrable Securities for such Registration Statement (in the opinion of counsel to the Buyer) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the 1933 Act (the "REGISTRATION PERIOD"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

b.  The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to each Registration Statements and the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements current and effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements. In the event of a Target Registration Shortfall (the date of each of which is referred to as a “Registration Trigger Date”), or in the event that on any Trading Day (as defined in the Debenture) (each such Trading Day is also referred to as a  "Registration Trigger Date") the number of shares available under a Registration Statement filed pursuant to this Agreement is otherwise insufficient to cover all of the Registrable Securities issued or issuable upon  exercise of or otherwise pursuant to the Warrants (based on the Exercise  Price [as defined in the Warrants] then in effect), and otherwise issuable pursuant to the Transaction Documents, in each case without giving effect to any limitations on the Buyer' ability to  exercise the Warrants or otherwise receive shares of Common Stock pursuant to the Transaction Documents, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both (each, an “Additional Registration Statement”), so as to cover at least 100% of the total number of Registrable Securities so issued or issuable (based on the  Exercise Prices of the Warrants and other relevant factors on which the Company reasonably elects to rely, and without giving effect to any  limitations on exercise contained in the Warrants or limitations on conversion or exercise or other payment of shares contained in the Securities Purchase Agreement) as of the Registration Trigger Date (subject to an SEC Share Reduction, if applicable).  The Company shall prepare and file each Additional Registration Statement as soon as practicable following any Registration Trigger Date, but not later than the date that is sixty (60) days following the applicable Registration Trigger Date (the “Additional Registration Filing Deadline”) provided that, if Cutback Shares are required to be included in the Additional Registration Statement, the “Additional Registration Filing Deadline” shall mean the later of (i) the date that is sixty (60) days after the date substantially all (as such term is then interpreted by the Commission) of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date that is six (6) months following the date of effectiveness of the most recently effective Registration Statement or Additional Registration Statement filed hereunder.  The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event the Company shall cause such amendment and/or new Registration Statement to become effective within one hundred eighty (180) days of the Registration Trigger Date (the “Additional Registration Effectiveness Deadline”) or as promptly as practicable in the event the Company is required to increase its authorized shares.

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c.  The Company shall furnish to the Buyer and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the Commission or the staff of the Commission, and each item of correspondence from the Commission or the staff of the Commission, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Buyer may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Buyer. The Company will immediately notify the Buyer in writing of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the Commission, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the Commission as soon as practicable and shall file an acceleration request as soon as practicable, but no later than five (5) business days (the "Acceleration Request Deadline") following the resolution or clearance of all Commission comments or, if applicable, following notification by the Commission that any such Registration Statement or any amendment thereto will not be subject to review.

d.  The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or "blue sky" laws of such jurisdictions in the United States as the Buyer shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions;

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e.  As promptly as practicable after becoming aware of such event, the Company shall notify the Buyer of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Buyer as the Buyer may reasonably request; provided that, for not more than twenty (20) consecutive days (or a total of not more than sixty (60) days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, further, that the Company shall promptly (i) notify the Buyer in writing of the existence of (but in no event, without the prior written consent of the Buyer, shall the Company disclose to the Buyer any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Buyer in writing to cease all sales under such Registration Statement until the end of the Allowed Delay, provided the above actions are consistent with the requirements of the 1933 Act and/or 1934 Act or other applicable law. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(e) with respect to the information giving rise thereto.  Nothing herein relieves the obligations set forth in the Debenture or the Warrants relative to Registration Failure Liquidated Damages or payments of the Default Amount pursuant to Events of Default.

f.  The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify the Buyer who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

g.  The Company shall permit a single firm of counsel designated by the Buyer to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), at Buyer’s own cost, a reasonable period of time prior to their filing with the Commission (not less than three (3) business days but not more than ten (10) business days) and not file any document in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel.

h.  The Company shall hold in confidence and not make any disclosure of information concerning the Buyer provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Buyer is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Buyer prior to making such disclosure, and allow the Buyer, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

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i.  If the Company becomes eligible for listing on a national securities exchange, the Company shall use its best efforts to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the Nasdaq Global Select Market or, if not eligible for the or the Nasdaq Global Select Market on the Nasdaq Global Market or, if not eligible for the Nasdaq Global Market, on the Over the Counter electronic bulletin board and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with FINRA as such with respect to such Registrable Securities.

j.  The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

k.  The Company shall cooperate with the Buyer who holds Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Buyer may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Buyer may request, and, within five (5) business days after a Registration Statement which includes Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Buyer) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue the Registrable Securities free of restrictive legends.

l.  At the request of the holders of a three-fourths (3/4) majority-in-interest of the Registrable Securities, the Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement, provided that if such change is not legally necessary in order for the Buyers to timely sell their Registrable Securities, the Company shall not be required to effect such amendments if they will  impose any additional requirements, including costs, on the Company.

m.  The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Buyer of Registrable Securities pursuant to a Registration Statement.

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n.  The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the 1933 Act and the 1934 Act and the rules and regulations promulgated by the Commission).

o.  Further Registration Statements. Except for a registration statement filed on behalf of the Buyer pursuant to Section 2 or Section 3 of this Agreement, and except for an underwritten public offering, the Company will not file any registration statements or amend (in such a manner as to increase the number of shares registered) any already filed registration statement with the Commission or with state regulatory authorities without the consent of the Buyer until the expiration of the "Exclusion Period," which shall be defined as the sooner of (i) the date that the Registration Statement shall have been current and available for use in connection with the resale of the Registrable Securities for a period of 180 days, or (ii) until all the Shares and Warrant Shares have been resold or transferred by the Subscribers pursuant to the Registration Statement or are eligible for immediate unrestricted resale pursuant to Rule 144, without volume limitations. The Exclusion Period will be tolled during the pendency of an Event of Default as defined in the Debenture or an Event of Default as defined in the Warrants.

p.  NASD Rule 2710 Filing; Broker Compensation.  The Company shall effect a filing with respect to the public offering contemplated by the Registration Statement (an “Issuer Filing”) with FINRA pursuant to NASD Rule 2710within one Trading Day of the date that the Registration Statement is first filed with the Commission and pay the filing fee required by such Issuer Filing.  The Company shall use commercially reasonable efforts to pursue the Issuer Filing until the NASD issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

q.  NO PIGGYBACK ON REGISTRATIONS.  Except for legally required amendments or supplements to the existing registration statement specified in Schedule 3(dd) to the Securities Purchase Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement (including but not limited to any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof) other than the Registrable Securities, and the Company shall not during the Effectiveness Period enter into any agreement providing any such right to any of its security holders.  In addition, the Company shall not offer any securities for its own account or the account of others in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the holders of a three-fourths (3/4) majority-in-interest of the Registrable Securities.

4.  REGISTRATION FAILURE.   If:

(i) in the aggregate among all Holders on a pro-rata basis based on their purchase of the Securities pursuant to the Securities Purchase Agreement, a Registration Statement registering for resale all of the Initial Registration Minimum is not declared effective by the Commission by the Effectiveness Deadline of the Initial Registration, or

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(ii) the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(g) herein, or

(iii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or

(iv) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 10 Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or

(v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days (which need not be consecutive calendar days) during any 12-month period, or

(vi) any Additional Registration Statement required to be filed hereunder is not filed by the applicable Additional Registration Filing Deadline or it is not declared effective by the applicable Additional Registration Effectiveness Deadline  (any such failure or breach being referred to as a “Registration Failure”, and for purposes of clause (i) or (ii), the date on which such Registration Failure occurs, and for purpose of clause (iii) the date on which such five Trading Day period is exceeded, and for purpose of clause (iv) the date which such 10 calendar day period is exceeded, and for purpose of clause (v) the date on which such 10 or 15 calendar day period, as applicable, is exceeded being referred to as a “Registration Failure Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Registration Failure Date and on each monthly anniversary of each such Registration Failure Date (if the applicable Registration Failure shall not have been cured by such date) until the applicable Registration Failure is cured, the Company shall pay to each Holder an amount (“Registration Failure Liquidated Damages”) in cash, as liquidated damages and not as a penalty, equal to 2% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such Holder.  The parties agree that  the Company shall not be liable for liquidated damages under this Agreement with respect to any Warrants or Warrant Shares, provided that such Warrants are exerciseable in a cashless exercise and the underlying Warrant Shares are eligible for sale under Rule 144 following a cashless exercise..

(vii) Notwithstanding (i) – (vi) above, the Company shall not be liable for Registration Failure Liquidated Damages if (1) the Company makes all filings as and when required by this Agreement, (2) the Company responds to any comments from the SEC regarding a Registration Statement within ten (10) days of the date of receipt of such comments, and (3) uses its best efforts to have the subject Registration Statement declared effective for the number of shares required hereunder as quickly as reasonably possible.  Registration Failure Liquidated Damages shall be due and payable by the fifth (5th) day of the calendar month in which they accrue.  If the Company fails to pay any liquidated damages pursuant to this Section in full within five (5) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of a Registration Failure.

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5.  OBLIGATIONS OF THE BUYER.  In connection with the registration of the Registrable Securities, the Buyer shall have the following obligations:

a.  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Buyer that the Buyer shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Buyer of the information the Company requires from each Buyer.

b.  The Buyer, by the Buyer's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless the Buyer has notified the Company in writing of the Buyer's election to exclude all of the Buyer's Registrable Securities from the Registration Statements.

c.  In the event of an underwritten offering pursuant to Section 2(b) in which any Registrable Securities are to be included, the Buyer agrees to enter into and perform the Buyer's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Buyer has notified the Company in writing of the Buyer's election to exclude all of the Buyer's Registrable Securities from such Registration Statement.

d.  The Buyer agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), the Buyer will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Buyer's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, the Buyer shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Buyer's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

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e.  No Buyer may participate in any underwritten registration hereunder unless the Buyer (i) agrees to sell the Buyer's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

f.

Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B (a “Selling Shareholder Questionnaire”) by the end of the third (3rd) Trading Day following the date on which such Holder receives draft materials in accordance with this Section.

6.  EXPENSES OF REGISTRATION.  All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company.

7.  INDEMNIFICATION.  In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.  To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) the Buyer, (ii) the directors, officers, partners, managers, members, employees, agents and each person who controls any Buyer within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, (iii) any underwriter (as defined in the 1933 Act) for the Buyer in connection with an underwritten offering pursuant to Section 2(b) hereof, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Buyer pursuant to Section 10.

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b.  Promptly after receipt by an Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if Claim in respect thereof is to be made against any the Company under this Section 7, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be.

PROVIDED, HOWEVER, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by Buyer and shall be reasonably acceptable to the Company, if the Buyer is entitled to indemnification hereunder.  The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 6, except to the extent that the Company is actually prejudiced in its ability to defend such action. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

c. To the extent permitted by law, but in an aggregate amount not to exceed the Buyer’s Subscription Amount (as defined in the Securities Purchase Agreement) the Buyer will indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees, or agents of the Company, if any (each, a  "Company Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon a Claim arising out of or based upon any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities, which occurs due to the inclusion by the Company in a Registration Statement of false or misleading information about the Buyer, where such information was furnished in writing to the Company by the Buyer for the purpose of inclusion in such Registration Statement.

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8.  CONTRIBUTION.  To the extent any indemnification by the Company is prohibited or limited by law, the Company agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law, based upon a comparative fault standard.

9.  REPORTS UNDER THE 1934 ACT.  With a view to making available to the Buyer the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the Commission that may at any time permit the Buyer to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

a.  make and keep public information available, as those terms are understood and defined in Rule 144;

b.  file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c.  furnish to the Buyer so long as the Buyer owns Registrable Securities, promptly upon written request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Buyers to sell such securities pursuant to Rule 144 without registration.

10.  ASSIGNMENT OF REGISTRATION RIGHTS.  The rights under this Agreement shall be automatically assignable by the Buyers to any transferee of all or any portion of Registrable Securities if: (i) the Buyer agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in  accordance with the applicable requirements of the Securities Purchase Agreement.  In the event that the Buyer transfers all or any portion of its Registrable Securities pursuant to this Section, the Company shall have at least ten (10) days to file any amendments or supplements necessary to keep the Registration Statement current and effective pursuant to Rule 415, and the commencement date of any Event of Default under the Debenture or the Warrants caused thereby will be extended by ten (10) days.

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11.  AMENDMENT OF REGISTRATION RIGHTS.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, and Buyers who hold a three-fourths (3/4) majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Buyer and the Company.

12.  MISCELLANEOUS.

a.  A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b.  Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications shall be:

        If to the Company: To the address set forth immediately below such

        Company’s name on the signature pages hereto.

  With copy to:

Josef B. Volman

Burns & Levinson LLP

125 Summer Street

Boston, Ma. 02110

Telephone:  617-345-3895

Fax:  617-345-3299

         If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

Each party shall provide notice to the other party of any change in address.

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c.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e.  This Agreement and the Securities Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f.  Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

g.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

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i.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.  Except as otherwise provided herein, all consents and other determinations to be made by the Buyer pursuant to this Agreement shall be made by Buyers holding a three-fourths (3/4) majority of the Registrable Securities, determined as if the all of the  Warrants then outstanding have been converted or exercised into for Registrable Securities.

k.  The Company acknowledges that a breach by it of its obligations hereunder could cause irreparable harm to the Buyer by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations hereunder could be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions hereunder, that the Buyer could be entitled, in addition to all other available remedies in law or in equity, to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

l.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

m.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

n.  The initial number of Registrable Securities included in any Registration Statement and each increase to the number of Registrable Securities included therein shall be allocated pro rata among the Buyers based on the number of Registrable Securities held by the Buyer at the time of such establishment or increase, as the case may be. In the event a Buyer shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included in a Registration Statement for such transferor.  Any shares of Common Stock included in a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Buyers, pro rata based on the number of shares of Registrable Securities then held by the Buyers.  For the avoidance of doubt, the number of Registrable Securities held by a Buyer shall be determined as if all the  Warrants then outstanding and held by a Buyer were converted into or exercised for Registrable Securities, without regard to any limitation on the Buyer's ability to  exercise the Warrants.

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o.  There shall be no oral modifications or amendments to this Agreement.  This Agreement may be modified or amended only in writing.

[INTENTIONALLY LEFT BLANK]

 IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Amended and Restated Registration Rights to be duly executed as of the 31st day of December, 2008.

COMPANY:

ICP SOLAR TECHNOLOGIES, INC.

By:  ________________________

Sass Peress, President, CEO & Chairman

ADDRESS:

7075 Place Robert-Joncas, Unit 131, Montreal H4M272

Phone:   514-270-5770

Fax:  514-270-3677

BUYER: BRIDGEPOINTE MASTER FUND LTD. By: ________________________ Eric S. Swartz, Director ADDRESS: 1120 Sanctuary Parkway Suite 325 Alpharetta, GA 30004 Phone: 770-640-8130 Facsimile: 770-777-5844

BUYER:

GEMINI MASTER FUND LTD.

By:  _________________________

Print Name: ___________________

ADDRESS:

c/o Gemini Strategies, LLC

135 Liverpool Drive, Suite C

Cardiff CA  92007

Phone:  858-480-2828

Facsimile:  858-509-8808

BUYER:

Platinum Long Term Growth VI, LLC

By:  _________________________

Print Name: ___________________

ADDRESS:

152 West 57th Street

4th Floor

New York, NY  10019

Phone:  212-581-0500

Facsimile:  212-582-2222

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SCHEDULE OF BUYERS

Buyer	Address and Facsimile Number	Legal Representative’s Address and Facsimile Number

BridgePointe Master Fund Ltd.	1120 Sanctuary Parkway Suite 325 Alpharetta, GA 30004 Phone: 770-640-8130 Facsimile: 770-777-5844	P. Bradford Hathorn, Esq. Roswell Capital Partners, LLC 1120 Sanctuary Parkway, Suite 325 Alpharetta, GA 30004 Phone: 770-640-8130 Facsimile: 770-777-5844
Gemini Master Fund, Ltd.	c/o Gemini Strategies, LLC 135 Liverpool Drive, Suite C Cardiff CA 92007 Phone: 858-480-2828 Facsimile: 858-509-8808	None.

Platinum Long Term Growth VI, LLC Investment Amount: $1,000,000	152 West 57th Street 4th Floor New York, NY 10019 Phone: 212-581-0500 Facsimile: 212-582-2222	Shane W. McCormack Burak Anderson & Melloni, PLC 30 Main Street, P.O. Box 787 Burlington, VT 05402-0787 Phone: 802-862-0500 Facsimile: 802-862-8176

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Annex A

Plan of Distribution

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

· ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

·  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·  an exchange distribution in accordance with the rules of the applicable exchange;

·  privately negotiated transactions;

·  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

·  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

·  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

·  a combination of any such methods of sale; or

·  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

24

Annex B

ICP SOLAR TECHNOLOGIES, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of ICP SOLAR TECHNOLIGES, INC., a Nevada corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed.  A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

1.

Name.

(a)

Full Legal Name of Selling Securityholder

(b)

Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)

Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

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2.  Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.  Broker-Dealer Status:

(a)

Are you a broker-dealer?

Yes   ﷓

No   ﷓

(b)

If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes   ﷓

No   ﷓

Note:

If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)

Are you an affiliate of a broker-dealer?

Yes   ﷓

No   ﷓

(d)

If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes   ﷓

No   ﷓

Note:

If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.  Beneficial Ownership of Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)

Type and Amount of other securities beneficially owned by the Selling Securityholder:

_______________________________________________

_______________________________________________

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5.  Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

_____________________________________________

_____________________________________________

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:

Beneficial Owner:

By:

Name: ___________________

Title  ____________________

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

[_________________________________________________________ ]

27

EXHIBIT C-2

Amended and Restated

SECURITY AGREEMENT

            This Amended and Restated SECURITY AGREEMENT, dated as of December 31, 2008 (this “Agreement”), is among ICP Solar Technologies, Inc., a Nevada corporation (the “Company”), all of the active Subsidiaries of the Company (such subsidiaries, the “Guarantors” and together with the Company, the “Debtors”) and the holders of the Company’s 11% Senior Secured Convertible Debentures due June 13, 2010 and issued on or about  June 13, 2008 in the original aggregate principal amount of up to $3,333,333 (collectively, the “Debentures”) signatory hereto, their endorsees, transferees and assigns (collectively, the “Secured Parties”).  This Agreement amends and restates the Security Agreement originally dated as of June 13, 2008.

W I T N E S S E T H:

            WHEREAS, pursuant to the Securities Purchase Agreement (as defined in the Debentures), the Secured Parties have severally and not jointly agreed to extend the loans to the Company evidenced by the Debentures;

            WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of the date hereof (the “Guarantee”), the Guarantors have jointly and severally agreed to guarantee and act as surety for payment of all obligations under such Debentures; and

            WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Debentures, each Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, pari passu with each other Secured Party and through the Agent, a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Debentures and the Guarantors’ obligations under the Guarantee.

            NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

            1.

Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.  Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)

“Collateral” means all personal and real property and fixtures, and interests in property and fixtures, of each such Debtor (together with all other collateral security for the Obligations at any time granted to or held or acquired by Secured Parties), whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below), including all of such Debtors’ right, title and interest in and to the following:

1

(i)   All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii)

All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds, including, but not limited to, all of each Debtor’s right, title and interest in and to the following patents (including but not limited to the right, title and interest of ICP Global Technologies, Inc. in and to each of the following patents):

- 22287-2      CA    #2,471,420    Modular Cable System for Solar Power Sources

- 22287-4      CA    #2.472.548    Solar Panel Having Visual Indicator

- 22287-11    CA    # 2,480,366    Photovoltaic Building Elements

- 22287-21    UK    # GB0218104.8 (publication number # GB2391704) Photovolt AIC Building Elements

- 22287-22    CA    #2,500,451

- 22287-28    CA    #2,409,465    Modular Solar Battery Charger

(iii)

All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

2

(iv)

All documents, letter-of-credit rights, instruments and chattel paper;

(v)

All commercial tort claims;

(vi)

All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)

All investment property;

 (viii)

All supporting obligations;

(ix)

All files, records, books of account, business papers, and computer programs;

(x)

All real property of the Debtors, and any fixtures, structures, and improvements thereupon and appurtenances thereto (collectively, the “Real Property”); and

(xi)

The products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(x) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Guarantor, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

3

(b)

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c)

“Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent (as that term is defined below) may reasonably request.

(d)

“Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) of due or to become due, or that are now or may be hereafter contracted or acquired, or owing by any Debtor to the Secured Parties, including, without limitation, all obligations under this Agreement, the Debentures, the Securities Purchase Agreement, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.  Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Debentures and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Debentures, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

4

(e)

“Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

 (f)

“Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(g)

“Required Holders” means, at any time of determination, the holders of greater than a seventy-five percent (75%) interest (based on then-outstanding principal amounts of Debentures at the time of such determination) of the Secured Parties.

(h)

“UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.  It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense.  Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.

Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Debentures and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

5

3.

Delivery of Certain Collateral; Deed of Trust.

(a)

Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Agent (i) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (ii) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements.  The Debtors are, contemporaneously with the execution hereof, delivering to Agent, or have previously delivered to Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

(b)

Within five (5) Business Days following the execution of this Agreement (and contemporaneously with or within five (5) Business Days following the acquisition of any new Real Property by any Debtor), each Debtor shall deliver or cause to be delivered to the Agent Deeds of Trust (or, as applicable, Amended Deeds of Trust) granting the Secured Parties a lien on the Real Property of the Debtors, and shall cause such Deeds of Trust (or Amended Deeds of Trust, as applicable) to be recorded in the public real estate records in the state and county where such Real Property is located.

            4.

Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Parties concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a)   Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor.  This Agreement has been duly executed by each Debtor.  This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

 (b)

The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto.  Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Permitted Liens (as defined in the Debentures).  Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

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(c)

Except for Permitted Liens (as defined in the Debentures) and except as set forth on Schedule B attached hereto, the Debtors are the sole owner of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business, consistent with prior practice), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests.  Except as set forth on Schedule B attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral.  Except as set forth on Schedule B attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(d)

No written claim has been received that any Collateral or Debtor's use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)

Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral.

(f)

This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral, securing the payment and performance of the Obligations.  Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected.  Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of the Intellectual Property Security Agreement (as defined below) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (oo), the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, and the delivery of the certificates and other instruments provided in Section 3, no action is necessary to create, perfect or protect the security interests created hereunder.  Without limiting the generality of the foregoing, except for the filing of said financing statements, the recordation of said Intellectual Property Security Agreement, and the execution and delivery of said deposit account control agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Agent and the Secured Parties hereunder.

7

 (g)

Each Debtor irrevocably and unconditionally authorizes Agent (or its agent) to prepare and file at any time and from time to time one or more financing statements under the UCC, with respect to the Secured Parties’ security interest in the Collateral, with the proper filing and recording agencies in any jurisdiction deemed proper by it, naming Agent or its designee as the secured party and such U.S. Obligor as debtor, as Agent may require, and including any other information with respect to such Debtors or otherwise required by part 5 of Article 9 of the UCC of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, including, without limitation, any financing statement that describes the Collateral as “all personal property” or “all assets” of such Debtor or that describes the Collateral in some other manner as Agent reasonably deems necessary.  Each Debtor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Debtor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the Closing Date (as defined in the Securities Purchase Agreement) and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any).  Each Debtor hereby authorizes Agent to adopt on behalf of such U.S. Obligor any symbol required for authenticating any electronic filing.  In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Debtor as debtor includes assets and properties of such Debtor that do not at any time constitute Collateral, whether hereunder, under any of the other Transaction Documents (as defined in the Securities Purchase Agreement) or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Debtor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral.  In no event shall any Debtor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Debtor as debtor until the Obligations have been paid in full.

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 (h)

The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor's debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

 (i)

The capital stock and other equity interests listed on Schedule H hereto (the “Pledged Securities”) representing all of the capital stock and other equity interests of the Guarantors, and representing all capital stock and other equity interests owned, directly or indirectly, by the Company.  All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens (as defined in the Debentures).

(j)

The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k)

Except for Permitted Liens (as defined in the Debentures), each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 11 hereof.  Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties.  At the request of the Agent, each Debtor will sign and deliver to the Agent on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

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(l)

No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business, consistent with prior practice, and sales of inventory by a Debtor in its ordinary course of business) without the prior written consent of the Required Holders.

(m)

Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n)

Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof.  Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent, that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default.  If no Event of Default (as defined in the Debentures) exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to the Agent on behalf of the Secured Parties and, if received by such Debtor, shall be held in trust for the Secured Parties and immediately paid over to the Agent unless otherwise directed in writing by the Agent.   Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

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(o)

Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest, through the Agent, therein.

 (p)

Each Debtor shall promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Secured Parties have been granted a security interest hereunder, substantially in a form reasonably acceptable to the Agent, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q)

Each Debtor shall permit the Agent and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent from time to time.

(r)

Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s)

Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(t)

All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

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(u)

The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v)

No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w)

Except in the ordinary course of business, consistent with prior practice, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Agent which shall not be unreasonably withheld.

(x)

No Debtor may relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

 (y)

Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z)

 (i) The actual name of each Debtor is the name set forth in Schedule D attached hereto; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa)

At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Agent.

(bb)

Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Agent regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC.  Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

12

(cc)

Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement.  To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd)

If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Agent, to be entered into and delivered to the Agent for the benefit of the Secured Parties.

(ee)

To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Parties.

(ff)

To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Agent in notifying such third party of the Secured Parties’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Agent.

(gg)

If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Parties in a writing signed by such Debtor of the particulars thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.

(hh)

Each Debtor shall immediately provide written notice to the Secured Parties of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Agent an assignment of claims for such accounts and cooperate with the Agent in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

 (ii)

Each Debtor shall cause each subsidiary of such Debtor to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors.  Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect.  The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Agent may reasonably request.  Upon delivery of the foregoing to the Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

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(jj)

Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Debentures.

(kk)

Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor.  Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Parties on the books of such issuer.  Further, except with respect to certificated securities delivered to the Agent, the applicable Debtor shall deliver to Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

(ll)

In the event that, upon an occurrence of an Event of Default, Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Agent and allow the Transferee or Agent to continue the business of the Debtors and their direct and indirect subsidiaries.

14

(mm)

Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.  The Company shall make all required filings and shall take all other action necessary to fully perfect the Secured Parties’ security interest in any issued or pending patents or trademarks in (i) the United States, by July 15, 2008 (or, in the case of patents or trademarks that become issued or pending in the future, within forty five (45) days of such future date) and (ii) in any other country where such patent or trademark is issued or pending, by January 31, 2009 (or, in the case of foreign patents or trademarks that become issued or pending after January 31, 2009, within forty five (45) days of such future date).

 (nn)

Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo)

Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, copyright applications and domain names owned by any of the Debtors as of the date hereof.  Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof.  All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp)

Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

15

(qq)

The Company will file, or will permit the Secured Parties, or the Agent on behalf of the Secured Parties, to file, a claim of lien in the public real estate records of the state and county where any Real Property of the Debtors is located, in order to perfect the Secured Parties’ liens on the Real Property.

5.

Effect of Pledge on Certain Rights.  If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6.

Defaults. The following events shall be “Events of Default”:

(a)   The occurrence of an Event of Default (as defined in the Debentures) under the Debentures;

(b)   Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c)   The failure by any Debtor to observe or perform any of its obligations hereunder for five (5) days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d)   If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

            7.

Duty To Hold In Trust.

(a)

Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Debentures or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties, pro-rata in proportion to their respective then-currently outstanding principal amount of Debentures for application to the satisfaction of the Obligations (and if any Debenture is not outstanding, pro-rata in proportion to the initial purchases of the remaining Debentures).

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(b)

If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to Agent on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Agent subject to the terms of this Agreement as Collateral.

            8.

Rights and Remedies Upon Default.

(a)

Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties, acting on each of their own behalf or through the Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Debentures, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC.  Without limitation, the Agent, for the benefit of the Secured Parties, shall have the following rights and powers:

(i)   The Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Debtor's premises or elsewhere, and make available to the Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)

Upon notice to the Debtors by Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease.  Upon such notice, Agent shall have the right to receive, for the benefit of the Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto.  Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

17

(iii)   The Agent shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, the Agent, for the benefit of the Secured Parties, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv)

The Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(v)

The Agent, for the benefit of the Secured Parties, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Agent, on behalf of the Secured Parties, or its designee.

(vi)

The Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

18

(b)

The Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties.  If the Agent sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser.  In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)

For the purpose of enabling the Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

            9.

Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Agent or any Secured Party in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Debentures at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency.  To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

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10.

Securities Law Provision.  Each Debtor recognizes that Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof.  Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws.  Each Debtor shall cooperate with Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Agent) applicable to the sale of the Pledged Securities by Agent.

            11.

Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent.  The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Agent is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein.  The Debtors will also, upon demand, pay to any applicable Secured Party and the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which such Secured Party and/or the Agent, for the benefit of the Secured Parties, may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Debentures. Until so paid, any fees payable hereunder shall be added to the principal amount of the Debentures and shall bear interest at the Default Rate.

            12.

Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.  Without limiting the generality of the foregoing, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder.  Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

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13.

Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Debentures or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby.  Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy.  Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof.  Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

            14.

Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Debentures have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

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15.

Power of Attorney; Further Assurances.

 (a)

Each Debtor authorizes the Agent, and does hereby make, constitute and appoint the Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Agent or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Agent, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Debentures all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.  The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party.  Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

 (b)

On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Agent, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)

Each Debtor hereby irrevocably appoints the Agent as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Agent’s discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Agent.  This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

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            16.

Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Securities Purchase Agreement (as such term is defined in the Debentures).

            17.

Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

            18.

Appointment of Agent.  The Secured Parties hereby appoint Roswell Capital Partners, LLC to act as their agent (“Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by the Required Holders, at which time the Required Holders shall appoint a new Agent, provided that Roswell Capital Partners, LLC may not be removed as Agent unless BridgePointe Master Fund Ltd. shall then hold less than $250,000 in principal amount of Debentures; provided, further, that such removal may occur only if the other Secured Parties shall then hold not less than an aggregate of $500,000 in principal amount of Debentures.  The Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto.

            19.

Miscellaneous.

(a)

No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Debentures shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)

All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Debentures or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

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(c)

This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Secured Parties or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d)

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)

No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company and the Guarantors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Secured Party (other than by merger).  Any Secured Party may assign any or all of its rights under this Agreement to any Person to whom such Secured Party assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of this Agreement that apply to the “Secured Parties.”

(g)

Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)   All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Debentures (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, managers, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

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(i)

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)

All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k)

Each Debtor shall indemnify, reimburse and hold harmless the Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Debentures, the Securities Purchase Agreement (as such term is defined in the Debentures) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

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(l)

Nothing in this Agreement shall be construed to subject Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any if its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m)

To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

[SIGNATURE PAGES FOLLOW]

26

            IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

ICP SOLAR TECHNOLOGIES, INC.
By:__________________________________________ Name: Title:

1260491 ALBERTA, INC.
By:__________________________________________ Name: Title:
ICP SOLAR TECHNOLOGIES, INC. (CANADA)
By:__________________________________________ Name: Title:
ICP GLOBAL TECHNOLOGIES, INC. (CANADA)
By:__________________________________________ Name: Title:

WES POWER TECHNOLOGY, INC. (CANADA)
By:__________________________________________ Name: Title:

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO ICP SOLAR TECHNOLOGIES, INC.
AMENDED AND RESTATED SECURITY AGREEMENT]

Name of Investing Entity: __________________________

Signature of Authorized Signatory of Investing entity: _________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

28

ANNEX A

to

SECURITY

AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of June 13, 2008 made by

ICP SOLAR TECHNOLOGIES, INC.

and its subsidiaries party thereto from time to time, as Debtors to and in favor of

the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof.  This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

29

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By: ___________________________

Name:________________________

Title:_________________________

Address:

____________________________

____________________________

____________________________

____________________________

Dated:

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ANNEX B

to

SECURITY

AGREEMENT

THE AGENT

1.  Appointment.  The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the "Agreement")), by their acceptance of the benefits of the Agreement, hereby designate Roswell Capital Partners, LLC (“Agent”) as the Agent to act as specified herein and in the Agreement.  Each Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Debentures) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto.  The Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties.  The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement.  Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.  The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Agent.  Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter.  The Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Debentures or any of the other Transaction Documents.

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4. Certain Rights of the Agent.  The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties.  Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5.  Reliance.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it.  Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6.  Indemnification.  To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Debentures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent's own gross negligence or willful misconduct.  Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

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7.  Resignation by the Agent.

(a)  The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties.  Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b)  Upon any such notice of resignation, the Secured Parties, acting by the Required Holders, shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Secured Parties appoint a successor Agent as provided above.  If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8.  Rights with respect to Collateral.  Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under the Agreement.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

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SCHEDULE A

Principal Place of Business of Debtors:

Locations Where Collateral is Located or Stored:

SCHEDULE B

List of Liens on the Collateral

SCHEDULE C

Jurisdictions for Perfecting Security Interests

SCHEDULE D

Legal Names and Organizational Identification Numbers

SCHEDULE E

Names; Mergers and Acquisitions

SCHEDULE F

Intellectual Property

SCHEDULE G

Account Debtors

SCHEDULE H

Pledged Securities

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Exhibit 10.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.  HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

Warrant to Purchase

_____________ shares

Warrant Number ____

Amended and Restated

Series A Warrant to Purchase Common Stock

of

ICP Solar Technologies, Inc.

THIS CERTIFIES that BRIDGEPOINTE MASTER FUND LTD., a Cayman Islands Exempted Company or any subsequent holder hereof (“Holder”) has the right to purchase from ICP Solar Technologies, Inc., a Nevada corporation (the “Company”), up to ______________________________ (_____________) fully paid and nonassessable shares, of the Company's common stock, $0.00001 par value per share (“Common Stock”), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term (as defined below). This Warrant amends and restates the Warrant originally dated as of June 13, 2008.

Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company (this “Warrant” or this “Agreement”) is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1.

Date of Issuance and Term.

This Warrant shall be deemed to be issued on June 13, 2008 (“Date of Issuance”).  The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., New York City time, on the date that is six (6) years after the Date of Issuance (the “Term”).  This Warrant was issued in conjunction with the issuance of Debentures of the Company (“the “Debentures”) to the Holder pursuant to the terms of the Securities Purchase Agreement (“Securities Purchase Agreement”), and the Registration Rights Agreement (“Registration Rights Agreement”) by and between the Company and Holder dated on or about June 13, 2008.

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Notwithstanding anything to the contrary herein, the applicable portion of this Warrant shall not be exercisable during any time that, and only to the extent that, the number of shares of Common Stock to be issued to Holder upon such Exercise (as defined in Section 2(a)), when added to the number of shares of Common Stock, if any, that the Holder otherwise beneficially owns (outside of this Warrant, and not including any other warrants or securities of Holder’s having a provision substantially similar to this paragraph) at the time of such Exercise, would exceed 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon Exercise of this Warrant held by the Holder, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Beneficial Ownership Limitation”).  The Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Exercise includes a signed representation by the Holder that the issuance of the shares in such Notice of Exercise will not violate the Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

Notwithstanding the above, in the event that the Company receives any purchase, tender or exchange offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “Offer”), then the Maximum Percentage shall be increased (but not decreased) to 9.99%, and “4.99%” shall be automatically revised immediately after such offer to read “9.99%” each place it occurs in this Section 1.  The Beneficial Ownership Limitation provisions of this Section 1 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Beneficial Ownership Limitation to any amount not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon Exercise of this Warrant held by the Holder and the Beneficial Ownership Limitation shall continue to apply.  Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder, provided that, if an Event of Default occurs, thereafter the Beneficial Ownership Limitation provisions of this Section 1 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Maximum Percentage to any other percentage (and not limited to 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon Exercise of the Warrants held by the Holder and the provisions of this Section 1 shall continue to apply.  The limitations on Exercise set forth in this subsection are referred to as the “Beneficial Ownership Limitations.”  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Notwithstanding the above, Holder shall retain the option to either Exercise or not Exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer, and, in the event of a cash Exercise following a tender offer, the Exercise Price per share that would otherwise be due shall instead be offset against the tender price per share to be received by the Holder, provided, however, that in the event a tender offer is not completed, Holder, at its option may either (i) complete any Exercise that was initiated after the Offer by promptly paying to the Company the Exercise Price that would have been due at the time the Warrant was Exercised, or (ii) cancel such Exercise by providing written notice to the Company, in which case such Exercise shall be deemed void ad initio.

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           Maximum Exercise of Rights. In the event the Holder notifies the Company that the Exercise of the rights described herein would result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Holder calculated in the manner described above, then the issuance of such additional shares of Common Stock of the Company to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Common Stock without exceeding the maximum amount calculated in the manner described herein. The determination of when such Common Stock may be issued shall be made by each Holder as to only such Holder.

2.

Exercise.

(a) Manner of Exercise.  During the Term, this Warrant may be Exercised as to all or any lesser number of full shares of Common Stock covered hereby (the “Warrant Shares” or the “Shares”) upon surrender of this Warrant, with the Notice of Exercise Form attached hereto as Exhibit A (the “Notice of Exercise”) duly completed and executed, together with the full Exercise Price (as defined below, which may be satisfied by either a Cash Exercise or a Cashless Exercise, as each is defined below) for each share of Common Stock as to which this Warrant is Exercised, at the office of the Company, Attn: Sass Peress, President, CEO & Chairman; ICP Solar Technologies, Inc., 7075 Place Robert-Joncas, Unit 131, Montreal   H4M272, Phone:   514-270-5770, Fax:  (514) 270-3677 or at such other location as the Company may then be located or such other office or agency as the Company may designate in writing, by overnight mail, by facsimile (such surrender and payment of the Exercise Price hereinafter called the “Exercise” of this Warrant).   In the case of a Cashless Exercise, the Exercise Price is deemed to have been delivered upon the Holder’s deliver of a Notice of Exercise to the Company.

(b)  Date of Exercise.  The “Date of Exercise” of the Warrant shall be defined as the date that a copy of the Notice of Exercise Form attached hereto as Exhibit A, completed and executed, is sent by facsimile to the Company or its transfer agent (“Transfer Agent”) (including but not limited to a scanned “PDF” file which is delivered as an attachment to an e-mail to the Company), provided that the original Warrant (if delivery of the original Warrant is required pursuant to Section 2(l) hereof) and Notice of Exercise Form are received by the Company and the Exercise Price is satisfied, each as soon as practicable thereafter.  Alternatively, the Date of Exercise shall be defined as the date the original Notice of Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile.  Upon delivery of the Notice of Exercise Form to the Company by facsimile or otherwise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares as the case may be.  The Company shall deliver any objection to any Notice of Exercise within 1 Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

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(c)  Delivery of Common Stock Upon Exercise.  Within 3 Trading Days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant (if required) and payment of the aggregate Exercise Price (which, in the case of a Cashless Exercise, shall be deemed to have been paid upon the submission by the Holder of a Notice of Exercise)(the “Warrant Shares Delivery Deadline”), the Company shall issue and deliver (or cause its transfer agent so to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of shares of Common Stock (“Exercise Shares”) for the portion of this Warrant converted as shall be determined in accordance herewith.  Upon the Exercise of this Warrant or any part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at Exercise representing the number of shares of Common Stock issuable upon such Exercise. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Holder, the Exercise Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Exercise Shares if the Unrestricted Conditions (as defined below) are met. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Shares Delivery Deadline (a “Warrant Shares Delivery Failure”), the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP (as defined below) of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Shares Delivery Deadline until such certificates are delivered  (“Warrant Shares Delivery Failure Payments”).

(d)  Payment of Accrued Warrant Shares Delivery Failure Payments.  The Company shall pay any payments incurred under this Section in cash or cash equivalent upon demand or, if not demanded sooner, on or before the fifth (5th) day of each month following a month in which they accrue.  Warrant Shares Delivery Failure Payments are in addition to any Shares that the Holder is entitled to receive upon Exercise of this Warrant.  Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Warrant Shares Delivery Failure Payments) for the Company's Warrant Shares Delivery Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

(e)  Maximum Interest Rate.  Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

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(f)  Revocation of Exercise Upon Delivery Failure.  In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Exercise Shares by the Warrant Shares Delivery Deadline, the Holder will be entitled to revoke all or part of the relevant Notice of Exercise by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

(g)  Legends.

(i) Restrictive Legend. The Holder understands that the Warrant and, until such time as Exercise Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Rule 144(k) under the 1933 Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exercise Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

         “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

(ii) Removal of Restrictive Legends.  Certificates evidencing the Exercise Shares shall not contain any legend restricting the transfer thereof (including the legend set forth above in subsection 2(g)(i)): (i) while a registration statement (including the Registration Statement, as defined in the Registration Rights Agreement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Exercise Shares pursuant to Rule 144, or (iii) if such Exercise Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date (as defined below) of the Registration Statement if required by the Company’s transfer agent to effect the issuance of Exercise Shares without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance or resale of Exercise Shares, then such Exercise Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 2(g), it will, no later than three (3) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Company’s transfer agent of a certificate representing Exercise Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver, or cause the Transfer Agent to deliver at the Company’s expense, to such Holder a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends.  For purposes hereof, “Effective Date” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission (the “Commission”).

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(iii) Sale of Unlegended Shares.  Holder agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 2(g)(i) above is predicated upon the Company’s reliance that the Holder will sell any Exercise Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(h) Cancellation of Warrant.  This Warrant shall be canceled upon the full Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not Exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

(i)  Holder of Record.  Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant.  Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

(j)  Delivery of Electronic Shares.   In lieu of delivering physical certificates representing the unlegended shares of Common Stock issuable upon Exercise (the “Unlegended Shares”), provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder, so long as the certificates therefor do not bear a legend, are not required to bear a legend, and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC identified in the written request through its Deposit Withdrawal Agent Commission (“DWAC”) system. Otherwise, delivery of the Common Stock shall be by physical delivery to the address specified by the Holder in the Notice of Exercise.  The time periods for delivery and liquidated damages described herein shall apply to the electronic transmittals described herein, or to physical delivery, whichever is applicable.

(k)  Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Exercise Shares pursuant to an Exercise on or before the Warrant Shares Delivery Deadline, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder anticipated receiving upon such Exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the Exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its Exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon Exercise of the Warrant as required pursuant to the terms hereof.

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(l)  Surrender of Warrant Upon Exercise; Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon Exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender the original Warrant Certificate to the Company unless all of this Warrant is Exercised, in which case such Holder shall deliver the original Warrant being Exercised to the Company promptly following the Date of Exercise at issue.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the amount of this Warrant that is so Exercised and the dates of such Exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this original Warrant upon each such Exercise.  In the event of any dispute or discrepancy, such records of the Holder shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

3.

Payment of Warrant Exercise Price.

The Exercise Price (“Exercise Price”) shall initially equal $0.50 per share (the “Initial Exercise Price”), provided that as of December 31, 2008, the Exercise Price shall be reduced, but not increased, to $0.25 per share, all subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.

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Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

(i)

Cash Exercise: The Holder may exercise this Warrant in cash, bank or cashiers check or wire transfer (a “Cash Exercise”); or

(ii)

Cashless Exercise:  The Holder, at its option, may exercise this Warrant in one or more cashless exercise transactions anytime that there is not a current and effective Registration Statement (as defined in the Registration Rights Agreement) then in effect covering the resale of the Warrant Shares issuable upon such exercise. In order to effect a Cashless Exercise, the Holder shall surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula (a “Cashless Exercise”):

X = Y (A-B)/A

where:

X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock for which this Warrant is being Exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), where “Market Price,” as of any date, means the Volume Weighted Average Price (as defined herein) of the Company’s Common Stock during the five (5) consecutive trading day period immediately preceding the date of Exercise, or other applicable date.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” or “VWAP” for any security as of any date means the volume weighted average sale price on the Over the Counter Electronic Bulletin Board (the “OTC-BB”) as reported by, or based upon data reported by, Bloomberg L.P. or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”) or, if the OTC-BB is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Warrants being Exercised for which the calculation of the volume weighted average price is required in order to determine the Exercise Price of such Warrants. “Trading Day” shall mean any day on which the Common Sock is traded for any period on the OTC-BB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

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For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon Exercise of this Warrant in a cashless Exercise transaction shall be deemed to have been acquired at the time this Warrant was originally issued.  Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Exercise of this Warrant in a cashless Exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

4.

Transfer and Registration.

(a)  Transfer Rights.  Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed.  This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

(b)  Registrable Securities.  The Common Stock issuable upon the Exercise of this Warrant has registration rights pursuant to that certain Registration Rights Agreements between the Company and the Holder dated even herewith.

5.

Anti-Dilution Adjustments; Additional Adjustments; Purchase Rights.

(a)

[Omitted].

(b)  Recapitalization or Reclassification.  If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased.  The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

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 (c)  Exercise Price Adjusted.  As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection.  No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock.

(d)  Adjustments: Additional Shares, Securities or Assets.  In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(e)  Adjustment Upon Issuance of Shares of Common Stock or Common Stock Equivalents.  If the Company issues or sells, or in accordance with this Section 5(e) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with an Exempt Issuance (as defined in the Securities Purchase Agreement) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.  Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted in accordance with Section 5(k) below. The adjustments required by this paragraph and by Sections 5(e)(i)-(iv) below are referred to in the singular, as a “Subsequent Issuance Adjustment,“ and collectively as “Subsequent Issuance Adjustments.” For purposes of determining the adjusted Exercise Price under this Section 5(e), the following shall be applicable:

(i)

Issuance of Options.  If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 5(e)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.

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(ii)

Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 5(e)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  In the case of a Convertible Security which is accompanied Options (collectively, a “Unit”), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange of such Convertible Security” shall equal (i) the consideration deemed received in exchange for the Convertible Security, as determined in accordance with subsection 5(e)(iv) below, divided by (ii) the total number of shares into which such Convertible Security is convertible or exchangeable (without regard to any contractual limitation on the timing or amount of conversions).

(iii)

Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 5(e)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Note are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 5(e)(iii) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv)   Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, the Options will be deemed to have been issued for their Black Scholes value, and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such security on the date of receipt.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Warrant Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Warrant Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

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(v)

Record Date.  If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

For purposes hereof:

“Common Stock Equivalents,” “Exempt Issuance” and “Variable Equity Securities” shall each have the meanings ascribed to them in the Securities Purchase Agreement.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(f)  Subsequent Rights Offerings.  If the Company, at anytime prior to the date that all of the Warrants have been Exercised, redeemed or otherwise satisfied in accordance with their terms, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “Base Rights Offering Price”) that is lower than the Exercise Price then in effect, then the Exercise Price then in effect shall be reduced (but not increased) to the Base Rights Offering Price (a “Subsequent Rights Offering Adjustment”).  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.  No adjustment shall be made hereunder if such adjustment would result in an increase of the Exercise Price then in effect.

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(g)

 Milestone Adjustments.  If the Company shall have failed (each a “Milestone Failure”) to meet or exceed any of the milestone goals (“Milestone Goals”) that are set forth on Schedule 5(g) annexed hereto for the following period (the “Milestone Period”): the twelve (12) month period ending April 30, 2009 (the “Milestone Date”), as reported in the Company’s Form 10-Q (or Form 10-K, if applicable) for such fiscal period, then the Exercise Price shall be reduced (but not increased) (a “Milestone Adjustment”) to equal the lesser of (a) the Exercise Price then in effect, (b) the Market Price as determined on the applicable Milestone Date, or (c) the Market Price as determined on the date (each, a “Milestone Adjustment Date”) that is five (5) Trading Days after the date that Company files its next Form 10-Q (or Form 10-K, if applicable) with the Commission following the end of the applicable Milestone Period (the “Milestone Adjustment Price”).

Each such adjustment shall be effective as of the first day following each Milestone Date (by way of example, if the Milestone Goal is not met for the Milestone Period ending October 31, 2008, the reduction is effective immediately on November 1, 2008).  As to any Exercises by the Holder that occurred following the end of a Milestone Period but prior to the date the Company’s periodic report was filed (“Interim Period”), the Company shall retroactively send the Holder additional Warrant Shares (“Interim Warrant Shares”) within 3 Trading Days of the date of the applicable filing if an adjustment is required hereunder (provided that to the extent any such shares would cause the Beneficial Ownership Limitation to be exceeded, such excess shares shall not be issued and delivered until such time as such shares may be so issued without exceeding the Beneficial Ownership Limitation).  The number of additional Warrant Shares issued shall be equal to the number of Warrant Shares receivable from such Exercises based on the adjusted Exercise Price less any Warrant Shares previously received on account of such Exercises.  Any subsequent restatements of the Company’s financials shall require similar retroactive issuances if the aforementioned events are subsequently deemed to have occurred.  The Company shall provide written notice to the Holder no later than 1 Business Day following the Company’s filing of the applicable periodic report with the Commission, indicating therein the new Exercise Price, the increased number of shares represented by the Warrant, and the revenue and EBITDA for the applicable Milestone Period.  In the event that there is an adjustment to the Exercise Price pursuant to any other provision under this Warrant during the Interim Period, the Exercise Price shall be the lower of (i) the Exercise Price as adjusted pursuant to the other provisions of this Warrant and (ii) the new Exercise Price as determined hereunder.  Notwithstanding anything herein to the contrary, (i) the provision shall only have the effect of reducing the Exercise Price and (ii) each adjustment shall be permanent notwithstanding future Revenue or the achievement of any other milestones and cumulative with any other adjustments hereunder.

(h)

Adjustments to Exercise Price During Major Announcements.  Notwithstanding anything contained in this Debenture to the contrary, in the event the Company makes any public announcement (the date of such announcement is hereinafter referred to as the “Announcement Date”) anytime during the period beginning five (5) Business Days before any Milestone Adjustment Date and ending five (5) Business Days after such Milestone Adjustment Date (the “Protected Period”), then the “Milestone Adjustment Price” for such Milestone Adjustment shall equal the lesser of (X) the Milestone Adjustment Price as determined pursuant to Section 5(h) above, (Y) the Market Price as determined on the Trading Day immediately preceding the Announcement Date and (Z) the Market Price as determined on the date that is ten (10) Trading Days after the Announcement Date.

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(i)

Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares represented by this Warrant shall proportionally increase.  If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares represented by this Warrant shall proportionally decrease.

(j)  Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company (a “Voluntary Adjustment”).

(k)  Adjustment to Number of Shares.  In the event of any adjustment to the Exercise Price pursuant to the terms of this Warrant, including but not limited to any Subsequent Issuance Adjustment any Subsequent Rights Offering Adjustment, or any Voluntary Adjustment, the number of Warrant Shares issuable upon Exercise of this Warrant shall be increased such that the aggregate Exercise Price payable in a full Cash Exercise hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price payable in a full Cash Exercise prior to such adjustment, and the number of Warrant Shares issuable in a Cashless Exercise shall be increased accordingly.

(l)  Notice of Adjustments; Notice Failure Adjustment.  The Company shall notify the Holder in writing, no later than one (1) Business Day following any Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms (such notice, the “Dilutive Issuance Notice”).   In the event that the Company fails to provide the Holder with an Exercise Price Adjustment Notice within five (5) Business Days of any Dilutive Issuance (the “Dilutive Issuance Notice Deadline”), the Exercise Price shall be permanently reduced (but not increased) on the Dilutive Issuance Notice Deadline, and on the same day of each calendar month thereafter until such notice is given (each, a “Notice Failure Adjustment Date”), or in each case if not a business day, then on the next business day (each, a “Notice Failure Adjustment”) to a price equal to the lesser of (a) the Exercise Price then in effect or (b) 100% of the VWAP for five (5) trading day period immediately preceding the applicable Notice Failure Adjustment Date (collectively, the “Notice Failure Adjustment Price”).

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Whenever the Exercise Price is required to be adjusted pursuant to the terms of this Warrant, the Company shall within Five (5) Business Days mail to the Holder a notice (a “Exercise Price Adjustment Notice”) setting forth the new Exercise Price and specifying the new number of shares into which the Warrant is convertible after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant, following delivery of the original Warrant to the Company for exchange.  If the Company issues Variable Equity Securities (as defined in the Securities Purchase Agreement), despite the prohibition thereon in the Securities Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised. For purposes of clarification, whether or not the Corporation provides an Exercise Price Adjustment Notice pursuant to this Section 5(l), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holders are entitled to receive an Exercise Price and a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise.

(m)  Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

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(n)  Purchase Rights.  In addition to any other adjustments described herein, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the proportionate number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

6.

Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock.  If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Exercise shall be the next closest number of whole shares.

7.

Reservation of Shares.

From and after the date hereof, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) equal to 125% (the “Minimum Warrant Share Reservation Amount”) of such number as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price in full without regard to any Beneficial Ownership Limitation. If at any time the number of shares of Common Stock authorized and reserved for issuance is below 125% of the number of shares sufficient for the Exercise of this Warrant (a “Share Authorization Failure”)(based on the Exercise Price in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares such that the number of shares authorized and reserved for the Exercise of this Warrant shall exceed the Minimum Warrant Share Reservation Amount. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid, nonassessable and not subject to liens, claims, preemptive rights, rights of first refusal or similar rights of any person or entity.

8.

Restrictions on Transfer.

(a) Registration or Exemption Required.  This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

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(b) Assignment.  If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days of receipt of such notice, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

9.

Noncircumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10.

Rights Upon Major Transaction or Change of Entity Transaction.

(a) Definitions. For purposes hereof,

“Change of Entity Transaction” means (i) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event,  (A) following which the holders of Common Stock immediately preceding such consolidation, merger, combination or event either (1) no longer hold a majority of the shares of Common Stock of the Company or (2) no longer have the ability to elect the board of directors of the Company or (B) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity.

“Sufficient Trading Characteristics” shall mean that the average daily dollar trading volume of the common stock of such entity on its primary exchange or market is equal to or in excess of $100,000 for the 90th through the 31st day prior to the public announcement of such transaction.

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“Permissible Change of Entity Transaction” shall mean a Change of Entity Transaction where the Successor Entity (as defined below) (A) is a publicly traded Company whose common stock is quoted on or listed for trading on an Eligible Market, (B) has Sufficient Trading Characteristics (as defined above) and (C) meets the Assumption Requirements (as required in Section 10(b) below).

“Eligible Market” means the over the counter Bulletin Board (“OTC-BB”), the New York Stock Exchange, Inc., the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or the American Stock Exchange.

“Impermissible Change of Entity Transaction” shall mean a Change of Entity Transaction which does not qualify as a Permissible Change of Entity Transaction.

“ Major Transaction” means

(i)

an Impermissible Change of Entity Transaction; and

(ii)

the sale or transfer of more than 40%, in the aggregate, of the properties or assets of the Company to another Person or Persons in one or a series of related transactions in any rolling 12 month period (an “Asset Sale”);  and

(iii)

a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

(b)  Assumption Upon Change of Entity Transaction.  The Company shall not, so long as any portion of this Warrant remains outstanding, enter into or be party to a Change of Entity Transaction unless any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Change of Entity Transaction (in each case, an “Successor Entity”), assumes (an “Assumption”) in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 10(b) pursuant to written agreements in form and substance satisfactory to the Required Warrant Holders (as defined below) and approved by the Required Warrant Holders prior to such Change of Entity Transaction, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, having an exercise price equal to the Exercise Price of this Warrant, having similar exercise rights as this Warrant (including but not limited to similar exercise price adjustment provisions), and reasonably satisfactory to the Required Warrant Holders.  Upon the occurrence of any Change of Entity Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Entity Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of a Change of Entity Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise or redemption of the Warrant at any time after the consummation of the Change of Entity Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to such Change of Entity Transaction, such shares of common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Warrant.  The provisions of this Section shall apply similarly and equally to successive Change of Entity Transactions and shall be applied without regard to any limitations on the exercise of the Warrant.  The requirements of this Section 10(b) are referred to herein as the “Assumption Requirements.”

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For purposes hereof, “Required Warrant Holders” shall mean the Holders of greater than seventy five percent (75%) of the then outstanding Warrants (determined by the number of unexercised underlying shares).

(c) Notice of Major Transaction; Redemption Right Upon Major Transaction.  At least thirty (30) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such transaction, the Company shall deliver written notice thereof to the Holder (a “Major Transaction Notice”), which notice shall specify the nature and terms of the proposed transaction and nature of the Successor Entity (if any).

(d)  Redemption Right Upon Major Transaction.  At any time during the period beginning after the Holder's receipt of a Major Transaction Notice and ending on the Trading Day immediately prior to the consummation of such Major Transaction, the Holder may require the Company to redeem all or any portion of the Holder’s Warrant by delivering written notice thereof (“Major Transaction Redemption Notice”) to the Company, which Major Transaction Redemption Notice shall indicate the number of Warrant Shares  of its Warrant (the “Redemption Warrant Amount”)  that the Holder is electing to be redeemed.

The portion of this Warrant subject to redemption pursuant to this Section 10(d) shall be redeemed by the Company in cash at a price equal to 100% of the greater of (i) the Black Scholes value (as defined below) of the remaining outstanding portion of the Warrant to be redeemed on the date the Major Transaction is consummated calculated using the Black Scholes Option Pricing Model and (ii) the Black-Scholes value of the remaining unexercised portion of this Warrant to be redeemed on the Trading Day immediately preceding the date that the Major Transaction Redemption Price (as defined below) is paid to the Holder (the greater of which is referred to as the “Major Transaction Redemption Price”).  For purposes hereof, the “Black-Scholes” value of a Warrant shall be determined by use of the Black Scholes Option Pricing Model reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg.

(e) Escrow; Payment of Major Transaction Redemption Price.  The Company shall not effect a Major Transaction unless it shall first place, or shall cause the Successor Entity to place, into an escrow account with an independent escrow agent, prior to or concurrently with the closing date of the Major Transaction (the “Major Transaction Escrow Deadline”), an amount equal to the Major Transaction Redemption Price.  Concurrently upon closing of any Major Transaction, the Company shall pay or shall instruct the escrow agent to pay the Major Transaction Redemption Price to the Holder, which payment shall constitute a Redemption Upon Major Transaction of the Warrants.

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(f) Injunction.  In the event that the Company attempts to consummate a Major Transaction without placing the Major Transaction Redemption Price in escrow in accordance with subsection (e) above or without payment of the Major Transaction Redemption Price to the Holder upon consummation of such Major Transaction, the Buyer shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Redemption Price is paid to the Holder, in full.

(g) Mechanics of Redemptions Upon Major Transactions.

Redemptions required by this Section 10 shall be made in accordance with the provisions of Section 12.  Notwithstanding anything to the contrary in this Section 10, until the Major Transaction Redemption Price is paid in full, the portion of the Warrant submitted for redemption under this Section may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Exercise Date is after the consummation of a Major Transaction, into shares of common stock (or their equivalent) of the Successor Entity pursuant to Section 10(b). Unless otherwise indicated by the Holder in the applicable Notice of Exercise, any amount of this Warrant exercised during the period from the date of the Major Transaction Redemption Notice until the date the Major Transaction Redemption Price is paid in full shall be considered to be an exercise (instead of a Redemption) of a portion of the Warrant that would have been subject to such Redemption, and any amounts of this Warrant exercised from time to time during such period shall exercised in full into Common Stock at the Exercise Price then in effect, and the number of shares of this Warrant so exercised into Common Stock shall be deducted from the number of Warrants that are subject to redemption hereunder. The parties hereto agree that in the event of the Company's redemption of any portion of the Warrant under this Section 10(d), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any redemption premium due under this Section 10 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

11.

Default and Redemption.

(a) Events of Default.  Each of the following events which occur while any Warrants are outstanding shall be considered to be an “Event of Default”:

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(i)  Failure To File and Pursue Registration.  An Event of Default occurs under Section 10(c) of the Debentures, with respect to any Warrant Shares (a “Registration Default”);

(ii)  Failure To Authorize and Reserve Common Stock.  A Share Authorization Failure occurs under Section 7 hereof, and such Share Authorization Failure remains uncured for a period of more than twenty (20) days. (a “Share Reservation Default”);

(iii)  Failure To Deliver Common Stock. A Warrant Shares Delivery Failure (as defined above) occurs and remains uncured for a period of more than twenty (20) days.

(iv)  Legend Removal Failure.   A Legend Removal Failure occurs and remains uncured for a period of twenty (20) days, where a “Legend Removal Failure” shall be deemed to have occurred if the Company fails to issue Exercise Shares without a restrictive legend, when and as required under Section 2(g)(ii) hereof or under Section 6 of the Securities Purchase Agreement.

(v)  Corporate Existence; Major Transaction.  The Company has effected a Major Transaction without paying the Major Transaction Redemption Price to the Holder pursuant to Section 10(d) or, if the Holder did not elect a Redemption Upon Major Transaction, the Company has failed to meet the Assumption Requirements of Section 10(b) prior to effecting a Major Transaction.

(vi) Failure to Adjust Exercise Price; Failure to Comply With Dispute Resolution Procedures.  The Company shall have failed to comply in good faith with the Dispute Resolution Procedures (as defined herein) or shall have failed to adjust the Exercise Price as required under Section 5(e) following a Dilutive Issuance, or otherwise (after any applicable Dispute Resolution Procedure required herein), and such failure continues for ten (10) Business Days after the Holder provides written notice to the Company that such performance by the Company is past due.

 (b) Mandatory Redemption; Certain Adjustments on Default.

(i) Mandatory Redemption Amount.  If any Events of Default shall occur and any such Event of Default continues for an additional ten (10) Business Days after the Holder provides written notice to the Company that an Event of Default has occurred and specifying the factual basis therefor, then thereafter, unless waived by the Holder, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holder (the “Default Notice”), the outstanding amount of this Warrant shall be immediately redeemed by the Company and the Company shall pay to the Holder (a “Mandatory Redemption”) an amount (the “Mandatory Redemption Amount” or the “Default Amount”) equal to 100% of the greater of (i) the Black-Scholes value of the remaining unexercised portion of this Warrant on the date of such Default Notice  and (2) the Black-Scholes value of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that the Mandatory Redemption Amount is paid to the Holder.

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The Mandatory Redemption Amount shall be payable, in cash or cash equivalent, within five (5) business days of the Date of the applicable Default Notice (the “Default Amount Due Date”).  If the Company fails to pay the Mandatory Redemption Amount within thirty (30) days of the Default Amount Due Date, then (A) the Exercise Price shall be permanently decreased (but not increased) on the first Trading Day of each calendar month thereafter (each a “Default Adjustment Date”) until the Default Amount is paid in full, to a price equal to the lesser of (i) the Exercise Price then in effect, or (ii) the lowest Market Price that has occurred on any Default Adjustment Date since the date that the Event of Default began.  Notwithstanding the occurrence of an Event of Default, Failure Payments and any other Required Cash Payments (as defined in the Securities Purchase Agreement) shall continue to accrue.  On the date that is five (5) Business Days after the Company’s receipt of the Holder’s Default Notice, the Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, and (B) .

If the Company fails to pay the Default Amount within the (10)Business Days of written notice that such amount is due and payable (the “Default Amount Due Date”), then interest shall accrue thereon at a rate of eighteen percent (18%) per annum, compounded monthly (or the maximum amount allowed by applicable law, whichever is less), and the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice (“Default Exercise Notice”) (which may be given one or more times, from time to time anytime after the Default Amount Due Date), to immediately issue (a “Default Exercise”), in lieu of all or any specified portion (the “Specified Portion”) of the unpaid portion (the “Unpaid Portion”) of the Default Amount, a number (the “Default Share Amount”) of shares (the “Default Shares”) of Common Stock, subject to the Beneficial Ownership Limitation, equal to the Specified Portion of the Default Amount divided by the Exercise Price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses.   The Default shares are due within five (5) Business Days of the date that the Holder delivers a Default Exercise Notice to the Company (the “Default Share Delivery Deadline”).

Upon a Default Exercise, the Company shall be required to deliver a number of Common Shares to the Holder equal to the applicable Default Share Amount (as described above).

If the Company is unable to redeem all of the Warrants submitted for redemption, the Company shall redeem a pro rata amount from each Holder based on the number of Warrants submitted for redemption by such Holder relative to the total number of Warrants submitted for redemption by all Holders.

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The Holder shall not be entitled to receive Default Shares on a given date if and to the extent that such issuance would cause the Beneficial Ownership Limitation then in effect to be exceeded.  If and to the extent that the issuance of Default Shares with respect to a given Specified Portion would result in the a violation of the Beneficial Ownership Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares to be issued to equal the Maximum Percentage, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

 (ii) Liquidated Damages.  The parties hereto acknowledge and agree that the sums payable as liquidated damages or pursuant to a Mandatory Redemption shall give rise to liquidated damages and not penalties.  The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

The Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to Exercise all other rights and remedies available at law or in equity.

(c)  Redemption by Other Holders.  Upon the Company's receipt of notice from any of the holders for redemption or repayment of other Warrants that were issued pursuant to the Securities Purchase Agreement (the “Other Warrants”) as a result of an event or occurrence of an Event of Default or a Major Transaction (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice.  If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Warrants (including the Holder) based on the number of Warrants submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(d)  Posting of Bond.  In the event that any Event of Default occurs hereunder or any Event of Default occurs under any of the Transaction Documents, the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in the amount of 130% of the aggregate Surety Bond Value (as defined below) of all of the Holder’s Debentures and Warrants (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

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For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of the Transaction Documents.

“Surety Bond Value,” for the Warrants shall mean 130% of the of the Black-Scholes value of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that such bond goes into effect) and “Surety Bond Value” for the Debentures shall have the meaning ascribed to it in the Debenture.

(e)  Injunction and Posting of Bond.  In the event that the Event of Default referred to in subsection (d) above pertains to the Company’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Warrant Exercise, legend removal request, or otherwise, the Company may not refuse such unlegended share delivery based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Exercise of all or part of said Warrant shall have been sought and obtained by the Company and the Company has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount (as described above), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

(f)   Remedies, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder could cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant could seek, in addition to all other available remedies, an injunction restraining any breach.

12.

Holder’s Redemptions.

(a)  Mechanics of Holder’s Redemptions.  In the event that the Holder has sent a Major Transaction Redemption Notice to the Company pursuant to Section 10(d) or a Default Notice pursuant to Section 11(b)(i), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Warrant to the Company (if delivery of the original Warrant is required pursuant to Section 2(l). In the event of a redemption of less than all of the outstanding portion of this Warrant, the Company shall promptly cause to be issued and delivered to the Holder a new Warrant representing the outstanding number of underlying Warrant Shares which have not been redeemed.  In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Warrant that was submitted for redemption and for which the applicable Major Transaction Redemption Price (together with any late charges thereon) has not been paid.  Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Redemption Share Amount, (y) the Company shall immediately return this Warrant, or issue a new Warrant to the Holder representing the portion of this Warrant that was submitted for redemption.  The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Failure Payments which have accrued prior to the date of such notice with respect to the Warrant subject to such notice.

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(b) Warrants Detachable.  The Warrants constitute a separate, detachable security from the Debentures.   In the event of any redemption of the Debentures, in whole or in part, by the Company, the Holder shall retain its outstanding Warrants.

13.  Remedies, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder could cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant could seek, in addition to all other available remedies, an injunction restraining any breach.

14.

Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable upon any exercise of this Warrant, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with this subsection.  In the case of a dispute as to the determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock or the arithmetic calculation of the Exercise Price, Market Price or any Redemption Price, or the determination of whether or not a Dilutive Issuance or a Milestone Failure has occurred, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Notice of Exercise or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (i) the disputed determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, (ii) the disputed arithmetic calculation of the Exercise Price, Market Price or any Redemption Price to the Company’s independent, outside accountant or (iii) the disputed facts regarding the occurrence of a Dilutive Issuance or Milestone Failure (or any other matter referred to above that is not expressly designated to the independent investment bank or the independent outside accountant pursuant to (i) or (ii) immediately above) to an expert attorney from a nationally recognized outside law firm (having at least 50 attorneys and having with no prior relationship with the Company) selected by the Company and approved by the Holder. The Company, at the Company’s expense, shall cause the investment bank or the accountant, law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error (collectively, the “Dispute Resolution Procedures”).

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15.

Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

16.

Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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17.

Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

18.

Notice or Demands.

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.

19.

Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Required Warrant Holders.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Warrant as of the 31st day of December, 2008, and the original Date of Issuance remains the 13th day of June, 2008.

ICP Solar Technologies, Inc.

By:  ________________________

Print Name: __________________

Title: ________________________

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EXHIBIT A

NOTICE OF EXERCISE FORM FOR WARRANT

TO:  ICP SOLAR TECHNOLOGIES, INC.

The undersigned hereby irrevocably Exercises the right to purchase ____________ of the shares of Common Stock (the “Common Stock”) of ICP SOLAR TECHNOLOGIES, INC., a Nevada corporation (the “Company”), evidenced by the attached warrant (the “Warrant”), and herewith makes payment of the Exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on Exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

2.  The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:________

________________________________________________________________________

Signature

_______________________________________________________________________

Print Name

________________________________________________________________________

Address

_______________________________________________________________________

NOTICE

The signature to the foregoing Notice of Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

________________________________________________________________________

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EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of ICP SOLAR TECHNOLOGIES, INC., a Nevada corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

_________

______________________________

Signature

Fill in for new registration of Warrant:

 ___________________________________

Name

___________________________________

Address

___________________________________

Please print name and address of assignee

(including zip code number)

_______________________________________________________________________

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

________________________________________________________________________

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SCHEDULE 5(g)

MILESTONE GOALS

Milestone Date	Milestone Goals
April 30, 2009

- 4 Quarter Trailing Revenues as reported in the Company’s public filings equal or exceed $13,000,000

- 4 Quarter Trailing Consolidated EBITDA as reported in the Company’s public filings equal or exceed $1,100,000

For purposes of the above, the following definitions shall apply:

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus, without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period:  (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, and (E) any additional non-cash charges including but not limited to compensation expense and accretion.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) any tax refunds, net operating losses or other net tax benefits and (d) effects of discontinued operations.

“Consolidated Net Interest Expense” means, with respect to any Person, for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (excluding the interest component of any Capitalized Lease Obligations), less interest income determined on a consolidated basis and in accordance with GAAP.

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Exhibit 10.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.  HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

Warrant to Purchase

_____________ shares

Warrant Number ____

Series B Warrant to Purchase Common Stock

of

ICP Solar Technologies, Inc.

THIS CERTIFIES that____________________________, a _________________________or any subsequent holder hereof ("Holder") has the right to purchase from ICP Solar Technologies, Inc., a Nevada corporation (the "Company"), up to ____________________________________(___________________) fully paid and nonassessable shares, of the Company's common stock, $0.00001 par value per share ("Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term (as defined below). This Warrant amends and restates the Warrant originally dated as of June 13, 2008.

Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company (this “Warrant” or this “Agreement”) is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1.

Date of Issuance and Term.

This Warrant shall be deemed to be issued on June 13, 2008 (“Date of Issuance”).  The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., New York City time, on the date that is six (6) years after the Date of Issuance (the “Term”).  This Warrant was issued in conjunction with the issuance of Debentures of the Company (“the “Debentures”) to the Holder pursuant to the terms of the Securities Purchase Agreement (“Securities Purchase Agreement”), and the Registration Rights Agreement (“Registration Rights Agreement”) by and between the Company and Holder dated on or about June 13, 2008.

1

Notwithstanding anything to the contrary herein, the applicable portion of this Warrant shall not be exercisable during any time that, and only to the extent that, the number of shares of Common Stock to be issued to Holder upon such Exercise (as defined in Section 2(a)), when added to the number of shares of Common Stock, if any, that the Holder otherwise beneficially owns (outside of this Warrant, and not including any other warrants or securities of Holder’s having a provision substantially similar to this paragraph) at the time of such Exercise, would exceed 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon Exercise of this Warrant held by the Holder, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Beneficial Ownership Limitation”).  The Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Exercise includes a signed representation by the Holder that the issuance of the shares in such Notice of Exercise will not violate the Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

Notwithstanding the above, in the event that the Company receives any purchase, tender or exchange offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “Offer”), then the Maximum Percentage shall be increased (but not decreased) to 9.99%, and “4.99%” shall be automatically revised immediately after such offer to read “9.99%” each place it occurs in this Section 1.  The Beneficial Ownership Limitation provisions of this Section 1 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Beneficial Ownership Limitation to any amount not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon Exercise of this Warrant held by the Holder and the Beneficial Ownership Limitation shall continue to apply.  Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder, provided that, if an Event of Default occurs, thereafter the Beneficial Ownership Limitation provisions of this Section 1 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Maximum Percentage to any other percentage (and not limited to 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon Exercise of the Warrants held by the Holder and the provisions of this Section 1 shall continue to apply.  The limitations on Exercise set forth in this subsection are referred to as the “Beneficial Ownership Limitations.”  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Notwithstanding the above, Holder shall retain the option to either Exercise or not Exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer, and, in the event of a cash Exercise following a tender offer, the Exercise Price per share that would otherwise be due shall instead be offset against the tender price per share to be received by the Holder, provided, however, that in the event a tender offer is not completed, Holder, at its option may either (i) complete any Exercise that was initiated after the Offer by promptly paying to the Company the Exercise Price that would have been due at the time the Warrant was Exercised, or (ii) cancel such Exercise by providing written notice to the Company, in which case such Exercise shall be deemed void ad initio.

2

           Maximum Exercise of Rights. In the event the Holder notifies the Company that the Exercise of the rights described herein would result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Holder calculated in the manner described above, then the issuance of such additional shares of Common Stock of the Company to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Common Stock without exceeding the maximum amount calculated in the manner described herein. The determination of when such Common Stock may be issued shall be made by each Holder as to only such Holder.

2.

Exercise.

(a) Manner of Exercise.  During the Term, this Warrant may be Exercised as to all or any lesser number of full shares of Common Stock covered hereby (the “Warrant Shares” or the “Shares”) upon surrender of this Warrant, with the Notice of Exercise Form attached hereto as Exhibit A (the “Notice of Exercise”) duly completed and executed, together with the full Exercise Price (as defined below, which may be satisfied by either a Cash Exercise or a Cashless Exercise, as each is defined below) for each share of Common Stock as to which this Warrant is Exercised, at the office of the Company, Attn: Sass Peress, President, CEO & Chairman; ICP Solar Technologies, Inc., 7075 Place Robert-Joncas, Unit 131, Montreal   H4M272, Phone:   514-270-5770, Fax:  (514) 270-3677 or at such other location as the Company may then be located or such other office or agency as the Company may designate in writing, by overnight mail, by facsimile (such surrender and payment of the Exercise Price hereinafter called the “Exercise” of this Warrant).   In the case of a Cashless Exercise, the Exercise Price is deemed to have been delivered upon the Holder’s deliver of a Notice of Exercise to the Company.

(b)  Date of Exercise.  The “Date of Exercise” of the Warrant shall be defined as the date that a copy of the Notice of Exercise Form attached hereto as Exhibit A, completed and executed, is sent by facsimile to the Company or its transfer agent (“Transfer Agent”) (including but not limited to a scanned “PDF” file which is delivered as an attachment to an e-mail to the Company), provided that the original Warrant (if delivery of the original Warrant is required pursuant to Section 2(l) hereof) and Notice of Exercise Form are received by the Company and the Exercise Price is satisfied, each as soon as practicable thereafter.  Alternatively, the Date of Exercise shall be defined as the date the original Notice of Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile.  Upon delivery of the Notice of Exercise Form to the Company by facsimile or otherwise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares as the case may be.  The Company shall deliver any objection to any Notice of Exercise within 1 Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

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(c)  Delivery of Common Stock Upon Exercise.  Within 3 Trading Days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant (if required) and payment of the aggregate Exercise Price (which, in the case of a Cashless Exercise, shall be deemed to have been paid upon the submission by the Holder of a Notice of Exercise)(the “Warrant Shares Delivery Deadline”), the Company shall issue and deliver (or cause its transfer agent so to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of shares of Common Stock (“Exercise Shares”) for the portion of this Warrant converted as shall be determined in accordance herewith.  Upon the Exercise of this Warrant or any part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at Exercise representing the number of shares of Common Stock issuable upon such Exercise. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Holder, the Exercise Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Exercise Shares if the Unrestricted Conditions (as defined below) are met. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Shares Delivery Deadline (a “Warrant Shares Delivery Failure”), the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP (as defined below) of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Shares Delivery Deadline until such certificates are delivered  (“Warrant Shares Delivery Failure Payments”).

(d)  Payment of Accrued Warrant Shares Delivery Failure Payments.  The Company shall pay any payments incurred under this Section in cash or cash equivalent upon demand or, if not demanded sooner, on or before the fifth (5th) day of each month following a month in which they accrue.  Warrant Shares Delivery Failure Payments are in addition to any Shares that the Holder is entitled to receive upon Exercise of this Warrant.  Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Warrant Shares Delivery Failure Payments) for the Company's Warrant Shares Delivery Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

(e)  Maximum Interest Rate.  Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

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(f)  Revocation of Exercise Upon Delivery Failure.  In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Exercise Shares by the Warrant Shares Delivery Deadline, the Holder will be entitled to revoke all or part of the relevant Notice of Exercise by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

(g)  Legends.

(i) Restrictive Legend. The Holder understands that the Warrant and, until such time as Exercise Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Rule 144(k) under the 1933 Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exercise Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

         “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

(ii) Removal of Restrictive Legends.  Certificates evidencing the Exercise Shares shall not contain any legend restricting the transfer thereof (including the legend set forth above in subsection 2(g)(i)): (i) while a registration statement (including the Registration Statement, as defined in the Registration Rights Agreement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Exercise Shares pursuant to Rule 144, or (iii) if such Exercise Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date (as defined below) of the Registration Statement if required by the Company’s transfer agent to effect the issuance of Exercise Shares without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance or resale of Exercise Shares, then such Exercise Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 2(g), it will, no later than three (3) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Company’s transfer agent of a certificate representing Exercise Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver, or cause the Transfer Agent to deliver at the Company’s expense, to such Holder a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends.  For purposes hereof, “Effective Date” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission (the “Commission”).

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(iii) Sale of Unlegended Shares.  Holder agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 2(g)(i) above is predicated upon the Company’s reliance that the Holder will sell any Exercise Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(h) Cancellation of Warrant.  This Warrant shall be canceled upon the full Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not Exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

(i)  Holder of Record.  Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant.  Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

(j)  Delivery of Electronic Shares.   In lieu of delivering physical certificates representing the unlegended shares of Common Stock issuable upon Exercise (the “Unlegended Shares”), provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder, so long as the certificates therefor do not bear a legend, are not required to bear a legend, and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC identified in the written request through its Deposit Withdrawal Agent Commission (“DWAC”) system. Otherwise, delivery of the Common Stock shall be by physical delivery to the address specified by the Holder in the Notice of Exercise.  The time periods for delivery and liquidated damages described herein shall apply to the electronic transmittals described herein, or to physical delivery, whichever is applicable.

(k)  Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Exercise Shares pursuant to an Exercise on or before the Warrant Shares Delivery Deadline, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder anticipated receiving upon such Exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the Exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its Exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon Exercise of the Warrant as required pursuant to the terms hereof.

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(l)  Surrender of Warrant Upon Exercise; Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon Exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender the original Warrant Certificate to the Company unless all of this Warrant is Exercised, in which case such Holder shall deliver the original Warrant being Exercised to the Company promptly following the Date of Exercise at issue.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the amount of this Warrant that is so Exercised and the dates of such Exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this original Warrant upon each such Exercise.  In the event of any dispute or discrepancy, such records of the Holder shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

3.

Payment of Warrant Exercise Price.

The Exercise Price (“Exercise Price”) shall initially equal $1.00 per share (the “Initial Exercise Price”), provided that as of December 31, 2008, the Exercise Price shall be reduced, but not increased, to $0.25 per share, all subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.

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Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

(i)

Cash Exercise: The Holder may exercise this Warrant in cash, bank or cashiers check or wire transfer (a “Cash Exercise”); or

(ii)

Cashless Exercise:  The Holder, at its option, may exercise this Warrant in one or more cashless exercise transactions anytime that there is not a current and effective Registration Statement (as defined in the Registration Rights Agreement) then in effect covering the resale of the Warrant Shares issuable upon such exercise. In order to effect a Cashless Exercise, the Holder shall surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula (a “Cashless Exercise”):

X = Y (A-B)/A

where:

X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock for which this Warrant is being Exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), where “Market Price,” as of any date, means the Volume Weighted Average Price (as defined herein) of the Company’s Common Stock during the five (5) consecutive trading day period immediately preceding the date of Exercise, or other applicable date.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” or “VWAP” for any security as of any date means the volume weighted average sale price on the Over the Counter Electronic Bulletin Board (the “OTC-BB”) as reported by, or based upon data reported by, Bloomberg L.P. or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”) or, if the OTC-BB is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Warrants being Exercised for which the calculation of the volume weighted average price is required in order to determine the Exercise Price of such Warrants. “Trading Day” shall mean any day on which the Common Sock is traded for any period on the OTC-BB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

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For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon Exercise of this Warrant in a cashless Exercise transaction shall be deemed to have been acquired at the time this Warrant was originally issued.  Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Exercise of this Warrant in a cashless Exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

4.

Transfer and Registration.

(a)  Transfer Rights.  Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed.  This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

(b)  Registrable Securities.  The Common Stock issuable upon the Exercise of this Warrant has registration rights pursuant to that certain Registration Rights Agreements between the Company and the Holder dated even herewith.

5.

Anti-Dilution Adjustments; Additional Adjustments; Purchase Rights.

(a)

[Omitted].

(b)  Recapitalization or Reclassification.  If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased.  The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

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 (c)  Exercise Price Adjusted.  As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection.  No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock.

(d)  Adjustments: Additional Shares, Securities or Assets.  In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(e)  Adjustment Upon Issuance of Shares of Common Stock or Common Stock Equivalents.  If the Company issues or sells, or in accordance with this Section 5(e) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with an Exempt Issuance (as defined in the Securities Purchase Agreement) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.  Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted in accordance with Section 5(k) below. The adjustments required by this paragraph and by Sections 5(e)(i)-(iv) below are referred to in the singular, as a “Subsequent Issuance Adjustment,“ and collectively as “Subsequent Issuance Adjustments.” For purposes of determining the adjusted Exercise Price under this Section 5(e), the following shall be applicable:

(i)

Issuance of Options.  If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 5(e)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.

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(ii)

Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 5(e)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  In the case of a Convertible Security which is accompanied Options (collectively, a “Unit”), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange of such Convertible Security” shall equal (i) the consideration deemed received in exchange for the Convertible Security, as determined in accordance with subsection 5(e)(iv) below, divided by (ii) the total number of shares into which such Convertible Security is convertible or exchangeable (without regard to any contractual limitation on the timing or amount of conversions).

(iii)

Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 5(e)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Note are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 5(e)(iii) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv)   Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, the Options will be deemed to have been issued for their Black Scholes value, and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such security on the date of receipt.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Warrant Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Warrant Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

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(v)

Record Date.  If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

For purposes hereof:

“Common Stock Equivalents,” “Exempt Issuance” and “Variable Equity Securities” shall each have the meanings ascribed to them in the Securities Purchase Agreement.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(f)  Subsequent Rights Offerings.  If the Company, at anytime prior to the date that all of the Warrants have been Exercised, redeemed or otherwise satisfied in accordance with their terms, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “Base Rights Offering Price”) that is lower than the Exercise Price then in effect, then the Exercise Price then in effect shall be reduced (but not increased) to the Base Rights Offering Price (a “Subsequent Rights Offering Adjustment”).  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.  No adjustment shall be made hereunder if such adjustment would result in an increase of the Exercise Price then in effect.

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(g)

 Milestone Adjustments.  If the Company shall have failed (each a “Milestone Failure”) to meet or exceed any of the milestone goals (“Milestone Goals”) that are set forth on Schedule 5(g) annexed hereto for the following period (the “Milestone Period”): the twelve (12) month period ending April 30, 2009 (the “Milestone Date”), as reported in the Company’s Form 10-Q (or Form 10-K, if applicable) for such fiscal period, then the Exercise Price shall be reduced (but not increased) (a “Milestone Adjustment”) to equal the lesser of (a) the Exercise Price then in effect, (b) the Market Price as determined on the applicable Milestone Date, or (c) the Market Price as determined on the date (each, a “Milestone Adjustment Date”) that is five (5) Trading Days after the date that Company files its next Form 10-Q (or Form 10-K, if applicable) with the Commission following the end of the applicable Milestone Period (the “Milestone Adjustment Price”).

Each such adjustment shall be effective as of the first day following each Milestone Date (by way of example, if the Milestone Goal is not met for the Milestone Period ending October 31, 2008, the reduction is effective immediately on November 1, 2008).  As to any Exercises by the Holder that occurred following the end of a Milestone Period but prior to the date the Company’s periodic report was filed (“Interim Period”), the Company shall retroactively send the Holder additional Warrant Shares (“Interim Warrant Shares”) within 3 Trading Days of the date of the applicable filing if an adjustment is required hereunder (provided that to the extent any such shares would cause the Beneficial Ownership Limitation to be exceeded, such excess shares shall not be issued and delivered until such time as such shares may be so issued without exceeding the Beneficial Ownership Limitation).  The number of additional Warrant Shares issued shall be equal to the number of Warrant Shares receivable from such Exercises based on the adjusted Exercise Price less any Warrant Shares previously received on account of such Exercises.  Any subsequent restatements of the Company’s financials shall require similar retroactive issuances if the aforementioned events are subsequently deemed to have occurred.  The Company shall provide written notice to the Holder no later than 1 Business Day following the Company’s filing of the applicable periodic report with the Commission, indicating therein the new Exercise Price, the increased number of shares represented by the Warrant, and the revenue and EBITDA for the applicable Milestone Period.  In the event that there is an adjustment to the Exercise Price pursuant to any other provision under this Warrant during the Interim Period, the Exercise Price shall be the lower of (i) the Exercise Price as adjusted pursuant to the other provisions of this Warrant and (ii) the new Exercise Price as determined hereunder.  Notwithstanding anything herein to the contrary, (i) the provision shall only have the effect of reducing the Exercise Price and (ii) each adjustment shall be permanent notwithstanding future Revenue or the achievement of any other milestones and cumulative with any other adjustments hereunder.

(h)

Adjustments to Exercise Price During Major Announcements.  Notwithstanding anything contained in this Debenture to the contrary, in the event the Company makes any public announcement (the date of such announcement is hereinafter referred to as the “Announcement Date”) anytime during the period beginning five (5) Business Days before any Milestone Adjustment Date and ending five (5) Business Days after such Milestone Adjustment Date (the “Protected Period”), then the “Milestone Adjustment Price” for such Milestone Adjustment shall equal the lesser of (X) the Milestone Adjustment Price as determined pursuant to Section 5(h) above, (Y) the Market Price as determined on the Trading Day immediately preceding the Announcement Date and (Z) the Market Price as determined on the date that is ten (10) Trading Days after the Announcement Date.

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(i)

Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares represented by this Warrant shall proportionally increase.  If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares represented by this Warrant shall proportionally decrease.

(j)  Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company (a “Voluntary Adjustment”).

(k)  Adjustment to Number of Shares.  In the event of any adjustment to the Exercise Price pursuant to the terms of this Warrant, including but not limited to any Subsequent Issuance Adjustment any Subsequent Rights Offering Adjustment, or any Voluntary Adjustment, the number of Warrant Shares issuable upon Exercise of this Warrant shall be increased such that the aggregate Exercise Price payable in a full Cash Exercise hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price payable in a full Cash Exercise prior to such adjustment, and the number of Warrant Shares issuable in a Cashless Exercise shall be increased accordingly.

(l)  Notice of Adjustments; Notice Failure Adjustment.  The Company shall notify the Holder in writing, no later than one (1) Business Day following any Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms (such notice, the “Dilutive Issuance Notice”).   In the event that the Company fails to provide the Holder with an Exercise Price Adjustment Notice within five (5) Business Days of any Dilutive Issuance (the “Dilutive Issuance Notice Deadline”), the Exercise Price shall be permanently reduced (but not increased) on the Dilutive Issuance Notice Deadline, and on the same day of each calendar month thereafter until such notice is given (each, a “Notice Failure Adjustment Date”), or in each case if not a business day, then on the next business day (each, a “Notice Failure Adjustment”) to a price equal to the lesser of (a) the Exercise Price then in effect or (b) 100% of the VWAP for five (5) trading day period immediately preceding the applicable Notice Failure Adjustment Date (collectively, the “Notice Failure Adjustment Price”).

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Whenever the Exercise Price is required to be adjusted pursuant to the terms of this Warrant, the Company shall within Five (5) Business Days mail to the Holder a notice (a “Exercise Price Adjustment Notice”) setting forth the new Exercise Price and specifying the new number of shares into which the Warrant is convertible after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant, following delivery of the original Warrant to the Company for exchange.  If the Company issues Variable Equity Securities (as defined in the Securities Purchase Agreement), despite the prohibition thereon in the Securities Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised. For purposes of clarification, whether or not the Corporation provides an Exercise Price Adjustment Notice pursuant to this Section 5(l), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holders are entitled to receive an Exercise Price and a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise.

(m)  Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

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(n)  Purchase Rights.  In addition to any other adjustments described herein, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the proportionate number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

6.

Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock.  If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Exercise shall be the next closest number of whole shares.

7.

Reservation of Shares.

From and after the date hereof, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) equal to 125% (the “Minimum Warrant Share Reservation Amount”) of such number as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price in full without regard to any Beneficial Ownership Limitation. If at any time the number of shares of Common Stock authorized and reserved for issuance is below 125% of the number of shares sufficient for the Exercise of this Warrant (a “Share Authorization Failure”)(based on the Exercise Price in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares such that the number of shares authorized and reserved for the Exercise of this Warrant shall exceed the Minimum Warrant Share Reservation Amount. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid, nonassessable and not subject to liens, claims, preemptive rights, rights of first refusal or similar rights of any person or entity.

8.

Restrictions on Transfer.

(a) Registration or Exemption Required.  This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

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(b) Assignment.  If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days of receipt of such notice, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

9.

Noncircumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10.

Rights Upon Major Transaction or Change of Entity Transaction.

(a) Definitions. For purposes hereof,

“Change of Entity Transaction” means (i) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event,  (A) following which the holders of Common Stock immediately preceding such consolidation, merger, combination or event either (1) no longer hold a majority of the shares of Common Stock of the Company or (2) no longer have the ability to elect the board of directors of the Company or (B) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity.

“Sufficient Trading Characteristics” shall mean that the average daily dollar trading volume of the common stock of such entity on its primary exchange or market is equal to or in excess of $100,000 for the 90th through the 31st day prior to the public announcement of such transaction.

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“Permissible Change of Entity Transaction” shall mean a Change of Entity Transaction where the Successor Entity (as defined below) (A) is a publicly traded Company whose common stock is quoted on or listed for trading on an Eligible Market, (B) has Sufficient Trading Characteristics (as defined above) and (C) meets the Assumption Requirements (as required in Section 10(b) below).

“Eligible Market” means the over the counter Bulletin Board (“OTC-BB”), the New York Stock Exchange, Inc., the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or the American Stock Exchange.

“Impermissible Change of Entity Transaction” shall mean a Change of Entity Transaction which does not qualify as a Permissible Change of Entity Transaction.

“ Major Transaction” means

(i)

an Impermissible Change of Entity Transaction; and

(ii)

the sale or transfer of more than 40%, in the aggregate, of the properties or assets of the Company to another Person or Persons in one or a series of related transactions in any rolling 12 month period (an “Asset Sale”);  and

(iii)

a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

(b)  Assumption Upon Change of Entity Transaction.  The Company shall not, so long as any portion of this Warrant remains outstanding, enter into or be party to a Change of Entity Transaction unless any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Change of Entity Transaction (in each case, an “Successor Entity”), assumes (an “Assumption”) in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 10(b) pursuant to written agreements in form and substance satisfactory to the Required Warrant Holders (as defined below) and approved by the Required Warrant Holders prior to such Change of Entity Transaction, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, having an exercise price equal to the Exercise Price of this Warrant, having similar exercise rights as this Warrant (including but not limited to similar exercise price adjustment provisions), and reasonably satisfactory to the Required Warrant Holders.  Upon the occurrence of any Change of Entity Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Entity Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of a Change of Entity Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise or redemption of the Warrant at any time after the consummation of the Change of Entity Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to such Change of Entity Transaction, such shares of common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Warrant.  The provisions of this Section shall apply similarly and equally to successive Change of Entity Transactions and shall be applied without regard to any limitations on the exercise of the Warrant.  The requirements of this Section 10(b) are referred to herein as the “Assumption Requirements.”

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For purposes hereof, “Required Warrant Holders” shall mean the Holders of greater than seventy five percent (75%) of the then outstanding Warrants (determined by the number of unexercised underlying shares).

(c) Notice of Major Transaction; Redemption Right Upon Major Transaction.  At least thirty (30) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such transaction, the Company shall deliver written notice thereof to the Holder (a “Major Transaction Notice”), which notice shall specify the nature and terms of the proposed transaction and nature of the Successor Entity (if any).

(d)  Redemption Right Upon Major Transaction.  At any time during the period beginning after the Holder's receipt of a Major Transaction Notice and ending on the Trading Day immediately prior to the consummation of such Major Transaction, the Holder may require the Company to redeem all or any portion of the Holder’s Warrant by delivering written notice thereof (“Major Transaction Redemption Notice”) to the Company, which Major Transaction Redemption Notice shall indicate the number of Warrant Shares  of its Warrant (the “Redemption Warrant Amount”)  that the Holder is electing to be redeemed.

The portion of this Warrant subject to redemption pursuant to this Section 10(d) shall be redeemed by the Company in cash at a price equal to 100% of the greater of (i) the Black Scholes value (as defined below) of the remaining outstanding portion of the Warrant to be redeemed on the date the Major Transaction is consummated calculated using the Black Scholes Option Pricing Model and (ii) the Black-Scholes value of the remaining unexercised portion of this Warrant to be redeemed on the Trading Day immediately preceding the date that the Major Transaction Redemption Price (as defined below) is paid to the Holder (the greater of which is referred to as the “Major Transaction Redemption Price”).  For purposes hereof, the “Black-Scholes” value of a Warrant shall be determined by use of the Black Scholes Option Pricing Model reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg.

(e) Escrow; Payment of Major Transaction Redemption Price.  The Company shall not effect a Major Transaction unless it shall first place, or shall cause the Successor Entity to place, into an escrow account with an independent escrow agent, prior to or concurrently with the closing date of the Major Transaction (the “Major Transaction Escrow Deadline”), an amount equal to the Major Transaction Redemption Price.  Concurrently upon closing of any Major Transaction, the Company shall pay or shall instruct the escrow agent to pay the Major Transaction Redemption Price to the Holder, which payment shall constitute a Redemption Upon Major Transaction of the Warrants.

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(f) Injunction.  In the event that the Company attempts to consummate a Major Transaction without placing the Major Transaction Redemption Price in escrow in accordance with subsection (e) above or without payment of the Major Transaction Redemption Price to the Holder upon consummation of such Major Transaction, the Buyer shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Redemption Price is paid to the Holder, in full.

(g) Mechanics of Redemptions Upon Major Transactions.

Redemptions required by this Section 10 shall be made in accordance with the provisions of Section 12.  Notwithstanding anything to the contrary in this Section 10, until the Major Transaction Redemption Price is paid in full, the portion of the Warrant submitted for redemption under this Section may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Exercise Date is after the consummation of a Major Transaction, into shares of common stock (or their equivalent) of the Successor Entity pursuant to Section 10(b). Unless otherwise indicated by the Holder in the applicable Notice of Exercise, any amount of this Warrant exercised during the period from the date of the Major Transaction Redemption Notice until the date the Major Transaction Redemption Price is paid in full shall be considered to be an exercise (instead of a Redemption) of a portion of the Warrant that would have been subject to such Redemption, and any amounts of this Warrant exercised from time to time during such period shall exercised in full into Common Stock at the Exercise Price then in effect, and the number of shares of this Warrant so exercised into Common Stock shall be deducted from the number of Warrants that are subject to redemption hereunder. The parties hereto agree that in the event of the Company's redemption of any portion of the Warrant under this Section 10(d), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any redemption premium due under this Section 10 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

11.

Default and Redemption.

(a) Events of Default.  Each of the following events which occur while any Warrants are outstanding shall be considered to be an “Event of Default”:

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(i)  Failure To File and Pursue Registration.  An Event of Default occurs under Section 10(c) of the Debentures, with respect to any Warrant Shares (a “Registration Default”);

(ii)  Failure To Authorize and Reserve Common Stock.  A Share Authorization Failure occurs under Section 7 hereof, and such Share Authorization Failure remains uncured for a period of more than twenty (20) days. (a “Share Reservation Default”);

(iii)  Failure To Deliver Common Stock. A Warrant Shares Delivery Failure (as defined above) occurs and remains uncured for a period of more than twenty (20) days.

(iv)  Legend Removal Failure.   A Legend Removal Failure occurs and remains uncured for a period of twenty (20) days, where a “Legend Removal Failure” shall be deemed to have occurred if the Company fails to issue Exercise Shares without a restrictive legend, when and as required under Section 2(g)(ii) hereof or under Section 6 of the Securities Purchase Agreement.

(v)  Corporate Existence; Major Transaction.  The Company has effected a Major Transaction without paying the Major Transaction Redemption Price to the Holder pursuant to Section 10(d) or, if the Holder did not elect a Redemption Upon Major Transaction, the Company has failed to meet the Assumption Requirements of Section 10(b) prior to effecting a Major Transaction.

(vi) Failure to Adjust Exercise Price; Failure to Comply With Dispute Resolution Procedures.  The Company shall have failed to comply in good faith with the Dispute Resolution Procedures (as defined herein) or shall have failed to adjust the Exercise Price as required under Section 5(e) following a Dilutive Issuance, or otherwise (after any applicable Dispute Resolution Procedure required herein), and such failure continues for ten (10) Business Days after the Holder provides written notice to the Company that such performance by the Company is past due.

 (b) Mandatory Redemption; Certain Adjustments on Default.

(i) Mandatory Redemption Amount.  If any Events of Default shall occur and any such Event of Default continues for an additional ten (10) Business Days after the Holder provides written notice to the Company that an Event of Default has occurred and specifying the factual basis therefor, then thereafter, unless waived by the Holder, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holder (the “Default Notice”), the outstanding amount of this Warrant shall be immediately redeemed by the Company and the Company shall pay to the Holder (a “Mandatory Redemption”) an amount (the “Mandatory Redemption Amount” or the “Default Amount”) equal to 100% of the greater of (i) the Black-Scholes value of the remaining unexercised portion of this Warrant on the date of such Default Notice  and (2) the Black-Scholes value of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that the Mandatory Redemption Amount is paid to the Holder.

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The Mandatory Redemption Amount shall be payable, in cash or cash equivalent, within five (5) business days of the Date of the applicable Default Notice (the “Default Amount Due Date”).  If the Company fails to pay the Mandatory Redemption Amount within thirty (30) days of the Default Amount Due Date, then (A) the Exercise Price shall be permanently decreased (but not increased) on the first Trading Day of each calendar month thereafter (each a “Default Adjustment Date”) until the Default Amount is paid in full, to a price equal to the lesser of (i) the Exercise Price then in effect, or (ii) the lowest Market Price that has occurred on any Default Adjustment Date since the date that the Event of Default began.  Notwithstanding the occurrence of an Event of Default, Failure Payments and any other Required Cash Payments (as defined in the Securities Purchase Agreement) shall continue to accrue.  On the date that is five (5) Business Days after the Company’s receipt of the Holder’s Default Notice, the Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, and (B) .

If the Company fails to pay the Default Amount within the (10)Business Days of written notice that such amount is due and payable (the “Default Amount Due Date”), then interest shall accrue thereon at a rate of eighteen percent (18%) per annum, compounded monthly (or the maximum amount allowed by applicable law, whichever is less), and the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice (“Default Exercise Notice”) (which may be given one or more times, from time to time anytime after the Default Amount Due Date), to immediately issue (a “Default Exercise”), in lieu of all or any specified portion (the “Specified Portion”) of the unpaid portion (the “Unpaid Portion”) of the Default Amount, a number (the “Default Share Amount”) of shares (the “Default Shares”) of Common Stock, subject to the Beneficial Ownership Limitation, equal to the Specified Portion of the Default Amount divided by the Exercise Price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses.   The Default shares are due within five (5) Business Days of the date that the Holder delivers a Default Exercise Notice to the Company (the “Default Share Delivery Deadline”).

Upon a Default Exercise, the Company shall be required to deliver a number of Common Shares to the Holder equal to the applicable Default Share Amount (as described above).

If the Company is unable to redeem all of the Warrants submitted for redemption, the Company shall redeem a pro rata amount from each Holder based on the number of Warrants submitted for redemption by such Holder relative to the total number of Warrants submitted for redemption by all Holders.

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The Holder shall not be entitled to receive Default Shares on a given date if and to the extent that such issuance would cause the Beneficial Ownership Limitation then in effect to be exceeded.  If and to the extent that the issuance of Default Shares with respect to a given Specified Portion would result in the a violation of the Beneficial Ownership Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares to be issued to equal the Maximum Percentage, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

 (ii) Liquidated Damages.  The parties hereto acknowledge and agree that the sums payable as liquidated damages or pursuant to a Mandatory Redemption shall give rise to liquidated damages and not penalties.  The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

The Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to Exercise all other rights and remedies available at law or in equity.

(c)  Redemption by Other Holders.  Upon the Company's receipt of notice from any of the holders for redemption or repayment of other Warrants that were issued pursuant to the Securities Purchase Agreement (the “Other Warrants”) as a result of an event or occurrence of an Event of Default or a Major Transaction (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice.  If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Warrants (including the Holder) based on the number of Warrants submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(d)  Posting of Bond.  In the event that any Event of Default occurs hereunder or any Event of Default occurs under any of the Transaction Documents, the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in the amount of 130% of the aggregate Surety Bond Value (as defined below) of all of the Holder’s Debentures and Warrants (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

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For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of the Transaction Documents.

“Surety Bond Value,” for the Warrants shall mean 130% of the of the Black-Scholes value of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that such bond goes into effect) and “Surety Bond Value” for the Debentures shall have the meaning ascribed to it in the Debenture.

(e)  Injunction and Posting of Bond.  In the event that the Event of Default referred to in subsection (d) above pertains to the Company’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Warrant Exercise, legend removal request, or otherwise, the Company may not refuse such unlegended share delivery based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Exercise of all or part of said Warrant shall have been sought and obtained by the Company and the Company has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount (as described above), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

(f)   Remedies, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder could cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant could seek, in addition to all other available remedies, an injunction restraining any breach.

12.

Holder’s Redemptions.

(a)  Mechanics of Holder’s Redemptions.  In the event that the Holder has sent a Major Transaction Redemption Notice to the Company pursuant to Section 10(d) or a Default Notice pursuant to Section 11(b)(i), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Warrant to the Company (if delivery of the original Warrant is required pursuant to Section 2(l). In the event of a redemption of less than all of the outstanding portion of this Warrant, the Company shall promptly cause to be issued and delivered to the Holder a new Warrant representing the outstanding number of underlying Warrant Shares which have not been redeemed.  In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Warrant that was submitted for redemption and for which the applicable Major Transaction Redemption Price (together with any late charges thereon) has not been paid.  Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Redemption Share Amount, (y) the Company shall immediately return this Warrant, or issue a new Warrant to the Holder representing the portion of this Warrant that was submitted for redemption.  The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Failure Payments which have accrued prior to the date of such notice with respect to the Warrant subject to such notice.

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(b) Warrants Detachable.  The Warrants constitute a separate, detachable security from the Debentures.   In the event of any redemption of the Debentures, in whole or in part, by the Company, the Holder shall retain its outstanding Warrants.

13.  Remedies, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder could cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant could seek, in addition to all other available remedies, an injunction restraining any breach.

14.

Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable upon any exercise of this Warrant, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with this subsection.  In the case of a dispute as to the determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock or the arithmetic calculation of the Exercise Price, Market Price or any Redemption Price, or the determination of whether or not a Dilutive Issuance or a Milestone Failure has occurred, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Notice of Exercise or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (i) the disputed determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, (ii) the disputed arithmetic calculation of the Exercise Price, Market Price or any Redemption Price to the Company’s independent, outside accountant or (iii) the disputed facts regarding the occurrence of a Dilutive Issuance or Milestone Failure (or any other matter referred to above that is not expressly designated to the independent investment bank or the independent outside accountant pursuant to (i) or (ii) immediately above) to an expert attorney from a nationally recognized outside law firm (having at least 50 attorneys and having with no prior relationship with the Company) selected by the Company and approved by the Holder. The Company, at the Company’s expense, shall cause the investment bank or the accountant, law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error (collectively, the “Dispute Resolution Procedures”).

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15.

Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

16.

Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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17.

Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

18.

Notice or Demands.

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.

19.

Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Required Warrant Holders.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Warrant as of the 31st day of December, 2008, and the original Date of Issuance remains the 13th day of June, 2008.

ICP Solar Technologies, Inc.

By:  ________________________

Print Name: __________________

Title: ________________________

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EXHIBIT A

NOTICE OF EXERCISE FORM FOR WARRANT

TO:  ICP SOLAR TECHNOLOGIES, INC.

The undersigned hereby irrevocably Exercises the right to purchase ____________ of the shares of Common Stock (the “Common Stock”) of ICP SOLAR TECHNOLOGIES, INC., a Nevada corporation (the “Company”), evidenced by the attached warrant (the “Warrant”), and herewith makes payment of the Exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on Exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

2.  The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:________

________________________________________________________________________

Signature

_______________________________________________________________________

Print Name

________________________________________________________________________

Address

_______________________________________________________________________

NOTICE

The signature to the foregoing Notice of Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

________________________________________________________________________

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EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of ICP SOLAR TECHNOLOGIES, INC., a Nevada corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

_________

______________________________

Signature

Fill in for new registration of Warrant:

 ___________________________________

Name

___________________________________

Address

___________________________________

Please print name and address of assignee

(including zip code number)

_______________________________________________________________________

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

________________________________________________________________________

29

SCHEDULE 5(g)

MILESTONE GOALS

Milestone Date	Milestone Goals
April 30, 2009

- 4 Quarter Trailing Revenues as reported in the Company’s public filings equal or exceed $13,000,000

- 4 Quarter Trailing Consolidated EBITDA as reported in the Company’s public filings equal or exceed $1,100,000

For purposes of the above, the following definitions shall apply:

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus, without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period:  (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, and (E) any additional non-cash charges including but not limited to compensation expense and accretion.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) any tax refunds, net operating losses or other net tax benefits and (d) effects of discontinued operations.

“Consolidated Net Interest Expense” means, with respect to any Person, for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (excluding the interest component of any Capitalized Lease Obligations), less interest income determined on a consolidated basis and in accordance with GAAP.

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Exhibit 10.6

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK.  HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

Warrant to Purchase

_____________ shares

Warrant Number ____

Series C Warrant to Purchase Common Stock

of

ICP Solar Technologies, Inc.

THIS CERTIFIES that ______________________, a ______________________________________ or any subsequent holder hereof ("Holder") has the right to purchase from ICP Solar Technologies, Inc., a Nevada corporation (the "Company"), up to ___________________________________ (______________) fully paid and nonassessable shares, of the Company's common stock, $0.00001 par value per share ("Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term (as defined below). This Warrant amends and restates the Warrant originally dated as of June 13, 2008.

Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company (this “Warrant” or this “Agreement”) is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1.

Date of Issuance and Term.

This Warrant shall be deemed to be issued on June 13, 2008 (“Date of Issuance”).  The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., New York City time, on the date that is six (6) years after the Date of Issuance (the “Term”).  This Warrant was issued in conjunction with the issuance of Debentures of the Company (“the “Debentures”) to the Holder pursuant to the terms of the Securities Purchase Agreement (“Securities Purchase Agreement”), and the Registration Rights Agreement (“Registration Rights Agreement”) by and between the Company and Holder dated on or about June 13, 2008.

1

Notwithstanding anything to the contrary herein, the applicable portion of this Warrant shall not be exercisable during any time that, and only to the extent that, the number of shares of Common Stock to be issued to Holder upon such Exercise (as defined in Section 2(a)), when added to the number of shares of Common Stock, if any, that the Holder otherwise beneficially owns (outside of this Warrant, and not including any other warrants or securities of Holder’s having a provision substantially similar to this paragraph) at the time of such Exercise, would exceed 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon Exercise of this Warrant held by the Holder, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Beneficial Ownership Limitation”).  The Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Exercise includes a signed representation by the Holder that the issuance of the shares in such Notice of Exercise will not violate the Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

Notwithstanding the above, in the event that the Company receives any purchase, tender or exchange offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “Offer”), then the Maximum Percentage shall be increased (but not decreased) to 9.99%, and “4.99%” shall be automatically revised immediately after such offer to read “9.99%” each place it occurs in this Section 1.  The Beneficial Ownership Limitation provisions of this Section 1 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Beneficial Ownership Limitation to any amount not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon Exercise of this Warrant held by the Holder and the Beneficial Ownership Limitation shall continue to apply.  Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder, provided that, if an Event of Default occurs, thereafter the Beneficial Ownership Limitation provisions of this Section 1 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Maximum Percentage to any other percentage (and not limited to 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon Exercise of the Warrants held by the Holder and the provisions of this Section 1 shall continue to apply.  The limitations on Exercise set forth in this subsection are referred to as the “Beneficial Ownership Limitations.”  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Notwithstanding the above, Holder shall retain the option to either Exercise or not Exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer, and, in the event of a cash Exercise following a tender offer, the Exercise Price per share that would otherwise be due shall instead be offset against the tender price per share to be received by the Holder, provided, however, that in the event a tender offer is not completed, Holder, at its option may either (i) complete any Exercise that was initiated after the Offer by promptly paying to the Company the Exercise Price that would have been due at the time the Warrant was Exercised, or (ii) cancel such Exercise by providing written notice to the Company, in which case such Exercise shall be deemed void ad initio.

2

           Maximum Exercise of Rights. In the event the Holder notifies the Company that the Exercise of the rights described herein would result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Holder calculated in the manner described above, then the issuance of such additional shares of Common Stock of the Company to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Common Stock without exceeding the maximum amount calculated in the manner described herein. The determination of when such Common Stock may be issued shall be made by each Holder as to only such Holder.

2.

Exercise.

(a) Manner of Exercise. This Series C Warrant may not be exercised until after the Series B Warrant of the Holder has been exercised in full. Thereafter, during the Term, this Warrant may be Exercised as to all or any lesser number of full shares of Common Stock covered hereby (the "Warrant Shares" or the "Shares") upon surrender of this Warrant, with the Notice of Exercise Form attached hereto as Exhibit A (the "Notice of Exercise") duly completed and executed, together with the full Exercise Price (as defined below, which may be satisfied by either a Cash Exercise or a Cashless Exercise, as each is defined below) for each share of Common Stock as to which this Warrant is Exercised, at the office of the Company, Attn: Sass Peress, President, CEO & Chairman; ICP Solar Technologies, Inc., 7075 Place Robert-Joncas, Unit 131, Montreal H4M272, Phone: 514-270-5770, Fax: (514) 270-3677 or at such other location as the Company may then be located or such other office or agency as the Company may designate in writing, by overnight mail, by facsimile (such surrender and payment of the Exercise Price hereinafter called the "Exercise" of this Warrant). In the case of a Cashless Exercise, the Exercise Price is deemed to have been delivered upon the Holder’s deliver of a Notice of Exercise to the Company.

(b)  Date of Exercise.  The “Date of Exercise” of the Warrant shall be defined as the date that a copy of the Notice of Exercise Form attached hereto as Exhibit A, completed and executed, is sent by facsimile to the Company or its transfer agent (“Transfer Agent”) (including but not limited to a scanned “PDF” file which is delivered as an attachment to an e-mail to the Company), provided that the original Warrant (if delivery of the original Warrant is required pursuant to Section 2(l) hereof) and Notice of Exercise Form are received by the Company and the Exercise Price is satisfied, each as soon as practicable thereafter.  Alternatively, the Date of Exercise shall be defined as the date the original Notice of Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile.  Upon delivery of the Notice of Exercise Form to the Company by facsimile or otherwise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares as the case may be.  The Company shall deliver any objection to any Notice of Exercise within 1 Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error.

3

(c)  Delivery of Common Stock Upon Exercise.  Within 3 Trading Days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant (if required) and payment of the aggregate Exercise Price (which, in the case of a Cashless Exercise, shall be deemed to have been paid upon the submission by the Holder of a Notice of Exercise)(the “Warrant Shares Delivery Deadline”), the Company shall issue and deliver (or cause its transfer agent so to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of shares of Common Stock (“Exercise Shares”) for the portion of this Warrant converted as shall be determined in accordance herewith.  Upon the Exercise of this Warrant or any part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at Exercise representing the number of shares of Common Stock issuable upon such Exercise. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Holder, the Exercise Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Exercise Shares if the Unrestricted Conditions (as defined below) are met. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Shares Delivery Deadline (a “Warrant Shares Delivery Failure”), the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP (as defined below) of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Shares Delivery Deadline until such certificates are delivered  (“Warrant Shares Delivery Failure Payments”).

(d)  Payment of Accrued Warrant Shares Delivery Failure Payments.  The Company shall pay any payments incurred under this Section in cash or cash equivalent upon demand or, if not demanded sooner, on or before the fifth (5th) day of each month following a month in which they accrue.  Warrant Shares Delivery Failure Payments are in addition to any Shares that the Holder is entitled to receive upon Exercise of this Warrant.  Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Warrant Shares Delivery Failure Payments) for the Company's Warrant Shares Delivery Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

(e)  Maximum Interest Rate.  Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

4

(f)  Revocation of Exercise Upon Delivery Failure.  In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Exercise Shares by the Warrant Shares Delivery Deadline, the Holder will be entitled to revoke all or part of the relevant Notice of Exercise by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

(g)  Legends.

(i) Restrictive Legend. The Holder understands that the Warrant and, until such time as Exercise Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 or Rule 144(k) under the 1933 Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exercise Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

         “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

(ii) Removal of Restrictive Legends.  Certificates evidencing the Exercise Shares shall not contain any legend restricting the transfer thereof (including the legend set forth above in subsection 2(g)(i)): (i) while a registration statement (including the Registration Statement, as defined in the Registration Rights Agreement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Exercise Shares pursuant to Rule 144, or (iii) if such Exercise Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date (as defined below) of the Registration Statement if required by the Company’s transfer agent to effect the issuance of Exercise Shares without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance or resale of Exercise Shares, then such Exercise Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 2(g), it will, no later than three (3) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Company’s transfer agent of a certificate representing Exercise Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver, or cause the Transfer Agent to deliver at the Company’s expense, to such Holder a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends.  For purposes hereof, “Effective Date” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission (the “Commission”).

5

(iii) Sale of Unlegended Shares.  Holder agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 2(g)(i) above is predicated upon the Company’s reliance that the Holder will sell any Exercise Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(h) Cancellation of Warrant.  This Warrant shall be canceled upon the full Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not Exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

(i)  Holder of Record.  Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant.  Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

(j)  Delivery of Electronic Shares.   In lieu of delivering physical certificates representing the unlegended shares of Common Stock issuable upon Exercise (the “Unlegended Shares”), provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder, so long as the certificates therefor do not bear a legend, are not required to bear a legend, and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC identified in the written request through its Deposit Withdrawal Agent Commission (“DWAC”) system. Otherwise, delivery of the Common Stock shall be by physical delivery to the address specified by the Holder in the Notice of Exercise.  The time periods for delivery and liquidated damages described herein shall apply to the electronic transmittals described herein, or to physical delivery, whichever is applicable.

(k)  Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Exercise Shares pursuant to an Exercise on or before the Warrant Shares Delivery Deadline, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder anticipated receiving upon such Exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the Exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its Exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon Exercise of the Warrant as required pursuant to the terms hereof.

6

(l)  Surrender of Warrant Upon Exercise; Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon Exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender the original Warrant Certificate to the Company unless all of this Warrant is Exercised, in which case such Holder shall deliver the original Warrant being Exercised to the Company promptly following the Date of Exercise at issue.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the amount of this Warrant that is so Exercised and the dates of such Exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this original Warrant upon each such Exercise.  In the event of any dispute or discrepancy, such records of the Holder shall be controlling and determinative in the absence of manifest error.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

3.

Payment of Warrant Exercise Price.

The Exercise Price (“Exercise Price”) shall initially equal $1.00 per share (the “Initial Exercise Price”), provided that as of December 31, 2008, the Exercise Price shall be reduced, but not increased, to $0.50 per share, all subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.

7

Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

(i)

Cash Exercise: The Holder may exercise this Warrant in cash, bank or cashiers check or wire transfer (a “Cash Exercise”); or

(ii)

Cashless Exercise:  The Holder, at its option, may exercise this Warrant in one or more cashless exercise transactions anytime that there is not a current and effective Registration Statement (as defined in the Registration Rights Agreement) then in effect covering the resale of the Warrant Shares issuable upon such exercise. In order to effect a Cashless Exercise, the Holder shall surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula (a “Cashless Exercise”):

X = Y (A-B)/A

where:

X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock for which this Warrant is being Exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), where “Market Price,” as of any date, means the Volume Weighted Average Price (as defined herein) of the Company’s Common Stock during the five (5) consecutive trading day period immediately preceding the date of Exercise, or other applicable date.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” or “VWAP” for any security as of any date means the volume weighted average sale price on the Over the Counter Electronic Bulletin Board (the “OTC-BB”) as reported by, or based upon data reported by, Bloomberg L.P. or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”) or, if the OTC-BB is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Warrants being Exercised for which the calculation of the volume weighted average price is required in order to determine the Exercise Price of such Warrants. “Trading Day” shall mean any day on which the Common Sock is traded for any period on the OTC-BB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

8

For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon Exercise of this Warrant in a cashless Exercise transaction shall be deemed to have been acquired at the time this Warrant was originally issued.  Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Exercise of this Warrant in a cashless Exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

4.

Transfer and Registration.

(a)  Transfer Rights.  Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed.  This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

(b)  Registrable Securities.  The Common Stock issuable upon the Exercise of this Warrant has registration rights pursuant to that certain Registration Rights Agreements between the Company and the Holder dated even herewith.

5.

Anti-Dilution Adjustments; Additional Adjustments; Purchase Rights.

(a)

[Omitted].

(b)  Recapitalization or Reclassification.  If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased.  The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

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 (c)  Exercise Price Adjusted.  As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection.  No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock.

(d)  Adjustments: Additional Shares, Securities or Assets.  In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(e)  Adjustment Upon Issuance of Shares of Common Stock or Common Stock Equivalents.  If the Company issues or sells, or in accordance with this Section 5(e) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with an Exempt Issuance (as defined in the Securities Purchase Agreement) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price.  Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted in accordance with Section 5(k) below. The adjustments required by this paragraph and by Sections 5(e)(i)-(iv) below are referred to in the singular, as a “Subsequent Issuance Adjustment,“ and collectively as “Subsequent Issuance Adjustments.” For purposes of determining the adjusted Exercise Price under this Section 5(e), the following shall be applicable:

(i)

Issuance of Options.  If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 5(e)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.

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(ii)

Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 5(e)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  In the case of a Convertible Security which is accompanied Options (collectively, a “Unit”), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange of such Convertible Security” shall equal (i) the consideration deemed received in exchange for the Convertible Security, as determined in accordance with subsection 5(e)(iv) below, divided by (ii) the total number of shares into which such Convertible Security is convertible or exchangeable (without regard to any contractual limitation on the timing or amount of conversions).

(iii)

Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 5(e)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Note are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 5(e)(iii) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv)   Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, the Options will be deemed to have been issued for their Black Scholes value, and the other securities issued or sold in such integrated transaction will be deemed to have been issued or sold for the balance of the consideration received by the Company.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such security on the date of receipt.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Warrant Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Warrant Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

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(v)

Record Date.  If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

For purposes hereof:

“Common Stock Equivalents,” “Exempt Issuance” and “Variable Equity Securities” shall each have the meanings ascribed to them in the Securities Purchase Agreement.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(f)  Subsequent Rights Offerings.  If the Company, at anytime prior to the date that all of the Warrants have been Exercised, redeemed or otherwise satisfied in accordance with their terms, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “Base Rights Offering Price”) that is lower than the Exercise Price then in effect, then the Exercise Price then in effect shall be reduced (but not increased) to the Base Rights Offering Price (a “Subsequent Rights Offering Adjustment”).  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.  No adjustment shall be made hereunder if such adjustment would result in an increase of the Exercise Price then in effect.

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(g)

 Milestone Adjustments.  If the Company shall have failed (each a “Milestone Failure”) to meet or exceed any of the milestone goals (“Milestone Goals”) that are set forth on Schedule 5(g) annexed hereto for the following period (the “Milestone Period”): the twelve (12) month period ending April 30, 2009 (the “Milestone Date”), as reported in the Company’s Form 10-Q (or Form 10-K, if applicable) for such fiscal period, then the Exercise Price shall be reduced (but not increased) (a “Milestone Adjustment”) to equal the lesser of (a) the Exercise Price then in effect, (b) the Market Price as determined on the applicable Milestone Date, or (c) the Market Price as determined on the date (each, a “Milestone Adjustment Date”) that is five (5) Trading Days after the date that Company files its next Form 10-Q (or Form 10-K, if applicable) with the Commission following the end of the applicable Milestone Period (the “Milestone Adjustment Price”).

Each such adjustment shall be effective as of the first day following each Milestone Date (by way of example, if the Milestone Goal is not met for the Milestone Period ending October 31, 2008, the reduction is effective immediately on November 1, 2008).  As to any Exercises by the Holder that occurred following the end of a Milestone Period but prior to the date the Company’s periodic report was filed (“Interim Period”), the Company shall retroactively send the Holder additional Warrant Shares (“Interim Warrant Shares”) within 3 Trading Days of the date of the applicable filing if an adjustment is required hereunder (provided that to the extent any such shares would cause the Beneficial Ownership Limitation to be exceeded, such excess shares shall not be issued and delivered until such time as such shares may be so issued without exceeding the Beneficial Ownership Limitation).  The number of additional Warrant Shares issued shall be equal to the number of Warrant Shares receivable from such Exercises based on the adjusted Exercise Price less any Warrant Shares previously received on account of such Exercises.  Any subsequent restatements of the Company’s financials shall require similar retroactive issuances if the aforementioned events are subsequently deemed to have occurred.  The Company shall provide written notice to the Holder no later than 1 Business Day following the Company’s filing of the applicable periodic report with the Commission, indicating therein the new Exercise Price, the increased number of shares represented by the Warrant, and the revenue and EBITDA for the applicable Milestone Period.  In the event that there is an adjustment to the Exercise Price pursuant to any other provision under this Warrant during the Interim Period, the Exercise Price shall be the lower of (i) the Exercise Price as adjusted pursuant to the other provisions of this Warrant and (ii) the new Exercise Price as determined hereunder.  Notwithstanding anything herein to the contrary, (i) the provision shall only have the effect of reducing the Exercise Price and (ii) each adjustment shall be permanent notwithstanding future Revenue or the achievement of any other milestones and cumulative with any other adjustments hereunder.

(h)

Adjustments to Exercise Price During Major Announcements.  Notwithstanding anything contained in this Debenture to the contrary, in the event the Company makes any public announcement (the date of such announcement is hereinafter referred to as the “Announcement Date”) anytime during the period beginning five (5) Business Days before any Milestone Adjustment Date and ending five (5) Business Days after such Milestone Adjustment Date (the “Protected Period”), then the “Milestone Adjustment Price” for such Milestone Adjustment shall equal the lesser of (X) the Milestone Adjustment Price as determined pursuant to Section 5(h) above, (Y) the Market Price as determined on the Trading Day immediately preceding the Announcement Date and (Z) the Market Price as determined on the date that is ten (10) Trading Days after the Announcement Date.

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(i)

Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares represented by this Warrant shall proportionally increase.  If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares represented by this Warrant shall proportionally decrease.

(j)  Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company (a “Voluntary Adjustment”).

(k)  Adjustment to Number of Shares.  In the event of any adjustment to the Exercise Price pursuant to the terms of this Warrant, including but not limited to any Subsequent Issuance Adjustment any Subsequent Rights Offering Adjustment, or any Voluntary Adjustment, the number of Warrant Shares issuable upon Exercise of this Warrant shall be increased such that the aggregate Exercise Price payable in a full Cash Exercise hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price payable in a full Cash Exercise prior to such adjustment, and the number of Warrant Shares issuable in a Cashless Exercise shall be increased accordingly.

(l)  Notice of Adjustments; Notice Failure Adjustment.  The Company shall notify the Holder in writing, no later than one (1) Business Day following any Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms (such notice, the “Dilutive Issuance Notice”).   In the event that the Company fails to provide the Holder with an Exercise Price Adjustment Notice within five (5) Business Days of any Dilutive Issuance (the “Dilutive Issuance Notice Deadline”), the Exercise Price shall be permanently reduced (but not increased) on the Dilutive Issuance Notice Deadline, and on the same day of each calendar month thereafter until such notice is given (each, a “Notice Failure Adjustment Date”), or in each case if not a business day, then on the next business day (each, a “Notice Failure Adjustment”) to a price equal to the lesser of (a) the Exercise Price then in effect or (b) 100% of the VWAP for five (5) trading day period immediately preceding the applicable Notice Failure Adjustment Date (collectively, the “Notice Failure Adjustment Price”).

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Whenever the Exercise Price is required to be adjusted pursuant to the terms of this Warrant, the Company shall within Five (5) Business Days mail to the Holder a notice (a “Exercise Price Adjustment Notice”) setting forth the new Exercise Price and specifying the new number of shares into which the Warrant is convertible after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant, following delivery of the original Warrant to the Company for exchange.  If the Company issues Variable Equity Securities (as defined in the Securities Purchase Agreement), despite the prohibition thereon in the Securities Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised. For purposes of clarification, whether or not the Corporation provides an Exercise Price Adjustment Notice pursuant to this Section 5(l), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holders are entitled to receive an Exercise Price and a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise.

(m)  Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

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(n)  Purchase Rights.  In addition to any other adjustments described herein, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the proportionate number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

6.

Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock.  If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Exercise shall be the next closest number of whole shares.

7.

Reservation of Shares.

From and after the date hereof, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) equal to 125% (the “Minimum Warrant Share Reservation Amount”) of such number as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price in full without regard to any Beneficial Ownership Limitation. If at any time the number of shares of Common Stock authorized and reserved for issuance is below 125% of the number of shares sufficient for the Exercise of this Warrant (a “Share Authorization Failure”)(based on the Exercise Price in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares such that the number of shares authorized and reserved for the Exercise of this Warrant shall exceed the Minimum Warrant Share Reservation Amount. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid, nonassessable and not subject to liens, claims, preemptive rights, rights of first refusal or similar rights of any person or entity.

8.

Restrictions on Transfer.

(a) Registration or Exemption Required.  This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

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(b) Assignment.  If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days of receipt of such notice, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

9.

Noncircumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10.

Rights Upon Major Transaction or Change of Entity Transaction.

(a) Definitions. For purposes hereof,

“Change of Entity Transaction” means (i) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event,  (A) following which the holders of Common Stock immediately preceding such consolidation, merger, combination or event either (1) no longer hold a majority of the shares of Common Stock of the Company or (2) no longer have the ability to elect the board of directors of the Company or (B) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity.

“Sufficient Trading Characteristics” shall mean that the average daily dollar trading volume of the common stock of such entity on its primary exchange or market is equal to or in excess of $100,000 for the 90th through the 31st day prior to the public announcement of such transaction.

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“Permissible Change of Entity Transaction” shall mean a Change of Entity Transaction where the Successor Entity (as defined below) (A) is a publicly traded Company whose common stock is quoted on or listed for trading on an Eligible Market, (B) has Sufficient Trading Characteristics (as defined above) and (C) meets the Assumption Requirements (as required in Section 10(b) below).

“Eligible Market” means the over the counter Bulletin Board (“OTC-BB”), the New York Stock Exchange, Inc., the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or the American Stock Exchange.

“Impermissible Change of Entity Transaction” shall mean a Change of Entity Transaction which does not qualify as a Permissible Change of Entity Transaction.

“ Major Transaction” means

(i)

an Impermissible Change of Entity Transaction; and

(ii)

the sale or transfer of more than 40%, in the aggregate, of the properties or assets of the Company to another Person or Persons in one or a series of related transactions in any rolling 12 month period (an “Asset Sale”);  and

(iii)

a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

(b)  Assumption Upon Change of Entity Transaction.  The Company shall not, so long as any portion of this Warrant remains outstanding, enter into or be party to a Change of Entity Transaction unless any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Change of Entity Transaction (in each case, an “Successor Entity”), assumes (an “Assumption”) in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 10(b) pursuant to written agreements in form and substance satisfactory to the Required Warrant Holders (as defined below) and approved by the Required Warrant Holders prior to such Change of Entity Transaction, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, having an exercise price equal to the Exercise Price of this Warrant, having similar exercise rights as this Warrant (including but not limited to similar exercise price adjustment provisions), and reasonably satisfactory to the Required Warrant Holders.  Upon the occurrence of any Change of Entity Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Entity Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Warrant with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of a Change of Entity Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise or redemption of the Warrant at any time after the consummation of the Change of Entity Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of this Warrant prior to such Change of Entity Transaction, such shares of common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Warrant.  The provisions of this Section shall apply similarly and equally to successive Change of Entity Transactions and shall be applied without regard to any limitations on the exercise of the Warrant.  The requirements of this Section 10(b) are referred to herein as the “Assumption Requirements.”

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For purposes hereof, “Required Warrant Holders” shall mean the Holders of greater than seventy five percent (75%) of the then outstanding Warrants (determined by the number of unexercised underlying shares).

(c) Notice of Major Transaction; Redemption Right Upon Major Transaction.  At least thirty (30) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such transaction, the Company shall deliver written notice thereof to the Holder (a “Major Transaction Notice”), which notice shall specify the nature and terms of the proposed transaction and nature of the Successor Entity (if any).

(d)  Redemption Right Upon Major Transaction.  At any time during the period beginning after the Holder's receipt of a Major Transaction Notice and ending on the Trading Day immediately prior to the consummation of such Major Transaction, the Holder may require the Company to redeem all or any portion of the Holder’s Warrant by delivering written notice thereof (“Major Transaction Redemption Notice”) to the Company, which Major Transaction Redemption Notice shall indicate the number of Warrant Shares  of its Warrant (the “Redemption Warrant Amount”)  that the Holder is electing to be redeemed.

The portion of this Warrant subject to redemption pursuant to this Section 10(d) shall be redeemed by the Company in cash at a price equal to 100% of the greater of (i) the Black Scholes value (as defined below) of the remaining outstanding portion of the Warrant to be redeemed on the date the Major Transaction is consummated calculated using the Black Scholes Option Pricing Model and (ii) the Black-Scholes value of the remaining unexercised portion of this Warrant to be redeemed on the Trading Day immediately preceding the date that the Major Transaction Redemption Price (as defined below) is paid to the Holder (the greater of which is referred to as the “Major Transaction Redemption Price”).  For purposes hereof, the “Black-Scholes” value of a Warrant shall be determined by use of the Black Scholes Option Pricing Model reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg.

(e) Escrow; Payment of Major Transaction Redemption Price.  The Company shall not effect a Major Transaction unless it shall first place, or shall cause the Successor Entity to place, into an escrow account with an independent escrow agent, prior to or concurrently with the closing date of the Major Transaction (the “Major Transaction Escrow Deadline”), an amount equal to the Major Transaction Redemption Price.  Concurrently upon closing of any Major Transaction, the Company shall pay or shall instruct the escrow agent to pay the Major Transaction Redemption Price to the Holder, which payment shall constitute a Redemption Upon Major Transaction of the Warrants.

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(f) Injunction.  In the event that the Company attempts to consummate a Major Transaction without placing the Major Transaction Redemption Price in escrow in accordance with subsection (e) above or without payment of the Major Transaction Redemption Price to the Holder upon consummation of such Major Transaction, the Buyer shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Redemption Price is paid to the Holder, in full.

(g) Mechanics of Redemptions Upon Major Transactions.

Redemptions required by this Section 10 shall be made in accordance with the provisions of Section 12.  Notwithstanding anything to the contrary in this Section 10, until the Major Transaction Redemption Price is paid in full, the portion of the Warrant submitted for redemption under this Section may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Exercise Date is after the consummation of a Major Transaction, into shares of common stock (or their equivalent) of the Successor Entity pursuant to Section 10(b). Unless otherwise indicated by the Holder in the applicable Notice of Exercise, any amount of this Warrant exercised during the period from the date of the Major Transaction Redemption Notice until the date the Major Transaction Redemption Price is paid in full shall be considered to be an exercise (instead of a Redemption) of a portion of the Warrant that would have been subject to such Redemption, and any amounts of this Warrant exercised from time to time during such period shall exercised in full into Common Stock at the Exercise Price then in effect, and the number of shares of this Warrant so exercised into Common Stock shall be deducted from the number of Warrants that are subject to redemption hereunder. The parties hereto agree that in the event of the Company's redemption of any portion of the Warrant under this Section 10(d), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any redemption premium due under this Section 10 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

11.

Default and Redemption.

(a) Events of Default.  Each of the following events which occur while any Warrants are outstanding shall be considered to be an “Event of Default”:

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(i)  Failure To File and Pursue Registration.  An Event of Default occurs under Section 10(c) of the Debentures, with respect to any Warrant Shares (a “Registration Default”);

(ii)  Failure To Authorize and Reserve Common Stock.  A Share Authorization Failure occurs under Section 7 hereof, and such Share Authorization Failure remains uncured for a period of more than twenty (20) days. (a “Share Reservation Default”);

(iii)  Failure To Deliver Common Stock. A Warrant Shares Delivery Failure (as defined above) occurs and remains uncured for a period of more than twenty (20) days.

(iv)  Legend Removal Failure.   A Legend Removal Failure occurs and remains uncured for a period of twenty (20) days, where a “Legend Removal Failure” shall be deemed to have occurred if the Company fails to issue Exercise Shares without a restrictive legend, when and as required under Section 2(g)(ii) hereof or under Section 6 of the Securities Purchase Agreement.

(v)  Corporate Existence; Major Transaction.  The Company has effected a Major Transaction without paying the Major Transaction Redemption Price to the Holder pursuant to Section 10(d) or, if the Holder did not elect a Redemption Upon Major Transaction, the Company has failed to meet the Assumption Requirements of Section 10(b) prior to effecting a Major Transaction.

(vi) Failure to Adjust Exercise Price; Failure to Comply With Dispute Resolution Procedures.  The Company shall have failed to comply in good faith with the Dispute Resolution Procedures (as defined herein) or shall have failed to adjust the Exercise Price as required under Section 5(e) following a Dilutive Issuance, or otherwise (after any applicable Dispute Resolution Procedure required herein), and such failure continues for ten (10) Business Days after the Holder provides written notice to the Company that such performance by the Company is past due.

 (b) Mandatory Redemption; Certain Adjustments on Default.

(i) Mandatory Redemption Amount.  If any Events of Default shall occur and any such Event of Default continues for an additional ten (10) Business Days after the Holder provides written notice to the Company that an Event of Default has occurred and specifying the factual basis therefor, then thereafter, unless waived by the Holder, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holder (the “Default Notice”), the outstanding amount of this Warrant shall be immediately redeemed by the Company and the Company shall pay to the Holder (a “Mandatory Redemption”) an amount (the “Mandatory Redemption Amount” or the “Default Amount”) equal to 100% of the greater of (i) the Black-Scholes value of the remaining unexercised portion of this Warrant on the date of such Default Notice  and (2) the Black-Scholes value of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that the Mandatory Redemption Amount is paid to the Holder.

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The Mandatory Redemption Amount shall be payable, in cash or cash equivalent, within five (5) business days of the Date of the applicable Default Notice (the “Default Amount Due Date”).  If the Company fails to pay the Mandatory Redemption Amount within thirty (30) days of the Default Amount Due Date, then (A) the Exercise Price shall be permanently decreased (but not increased) on the first Trading Day of each calendar month thereafter (each a “Default Adjustment Date”) until the Default Amount is paid in full, to a price equal to the lesser of (i) the Exercise Price then in effect, or (ii) the lowest Market Price that has occurred on any Default Adjustment Date since the date that the Event of Default began.  Notwithstanding the occurrence of an Event of Default, Failure Payments and any other Required Cash Payments (as defined in the Securities Purchase Agreement) shall continue to accrue.  On the date that is five (5) Business Days after the Company’s receipt of the Holder’s Default Notice, the Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, and (B) .

If the Company fails to pay the Default Amount within the (10)Business Days of written notice that such amount is due and payable (the “Default Amount Due Date”), then interest shall accrue thereon at a rate of eighteen percent (18%) per annum, compounded monthly (or the maximum amount allowed by applicable law, whichever is less), and the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice (“Default Exercise Notice”) (which may be given one or more times, from time to time anytime after the Default Amount Due Date), to immediately issue (a “Default Exercise”), in lieu of all or any specified portion (the “Specified Portion”) of the unpaid portion (the “Unpaid Portion”) of the Default Amount, a number (the “Default Share Amount”) of shares (the “Default Shares”) of Common Stock, subject to the Beneficial Ownership Limitation, equal to the Specified Portion of the Default Amount divided by the Exercise Price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses.   The Default shares are due within five (5) Business Days of the date that the Holder delivers a Default Exercise Notice to the Company (the “Default Share Delivery Deadline”).

Upon a Default Exercise, the Company shall be required to deliver a number of Common Shares to the Holder equal to the applicable Default Share Amount (as described above).

If the Company is unable to redeem all of the Warrants submitted for redemption, the Company shall redeem a pro rata amount from each Holder based on the number of Warrants submitted for redemption by such Holder relative to the total number of Warrants submitted for redemption by all Holders.

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The Holder shall not be entitled to receive Default Shares on a given date if and to the extent that such issuance would cause the Beneficial Ownership Limitation then in effect to be exceeded.  If and to the extent that the issuance of Default Shares with respect to a given Specified Portion would result in the a violation of the Beneficial Ownership Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares to be issued to equal the Maximum Percentage, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

 (ii) Liquidated Damages.  The parties hereto acknowledge and agree that the sums payable as liquidated damages or pursuant to a Mandatory Redemption shall give rise to liquidated damages and not penalties.  The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

The Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to Exercise all other rights and remedies available at law or in equity.

(c)  Redemption by Other Holders.  Upon the Company's receipt of notice from any of the holders for redemption or repayment of other Warrants that were issued pursuant to the Securities Purchase Agreement (the “Other Warrants”) as a result of an event or occurrence of an Event of Default or a Major Transaction (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice.  If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Warrants (including the Holder) based on the number of Warrants submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(d)  Posting of Bond.  In the event that any Event of Default occurs hereunder or any Event of Default occurs under any of the Transaction Documents, the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in the amount of 130% of the aggregate Surety Bond Value (as defined below) of all of the Holder’s Debentures and Warrants (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

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For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of the Transaction Documents.

“Surety Bond Value,” for the Warrants shall mean 130% of the of the Black-Scholes value of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that such bond goes into effect) and “Surety Bond Value” for the Debentures shall have the meaning ascribed to it in the Debenture.

(e)  Injunction and Posting of Bond.  In the event that the Event of Default referred to in subsection (d) above pertains to the Company’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Warrant Exercise, legend removal request, or otherwise, the Company may not refuse such unlegended share delivery based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Exercise of all or part of said Warrant shall have been sought and obtained by the Company and the Company has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount (as described above), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

(f)   Remedies, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder could cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant could seek, in addition to all other available remedies, an injunction restraining any breach.

12.

Holder’s Redemptions.

(a)  Mechanics of Holder’s Redemptions.  In the event that the Holder has sent a Major Transaction Redemption Notice to the Company pursuant to Section 10(d) or a Default Notice pursuant to Section 11(b)(i), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Warrant to the Company (if delivery of the original Warrant is required pursuant to Section 2(l). In the event of a redemption of less than all of the outstanding portion of this Warrant, the Company shall promptly cause to be issued and delivered to the Holder a new Warrant representing the outstanding number of underlying Warrant Shares which have not been redeemed.  In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Warrant that was submitted for redemption and for which the applicable Major Transaction Redemption Price (together with any late charges thereon) has not been paid.  Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Redemption Share Amount, (y) the Company shall immediately return this Warrant, or issue a new Warrant to the Holder representing the portion of this Warrant that was submitted for redemption.  The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Failure Payments which have accrued prior to the date of such notice with respect to the Warrant subject to such notice.

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(b) Warrants Detachable.  The Warrants constitute a separate, detachable security from the Debentures.   In the event of any redemption of the Debentures, in whole or in part, by the Company, the Holder shall retain its outstanding Warrants.

13.  Remedies, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder could cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant could seek, in addition to all other available remedies, an injunction restraining any breach.

14.

Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares issuable upon any exercise of this Warrant, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with this subsection.  In the case of a dispute as to the determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock or the arithmetic calculation of the Exercise Price, Market Price or any Redemption Price, or the determination of whether or not a Dilutive Issuance or a Milestone Failure has occurred, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Notice of Exercise or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (i) the disputed determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, (ii) the disputed arithmetic calculation of the Exercise Price, Market Price or any Redemption Price to the Company’s independent, outside accountant or (iii) the disputed facts regarding the occurrence of a Dilutive Issuance or Milestone Failure (or any other matter referred to above that is not expressly designated to the independent investment bank or the independent outside accountant pursuant to (i) or (ii) immediately above) to an expert attorney from a nationally recognized outside law firm (having at least 50 attorneys and having with no prior relationship with the Company) selected by the Company and approved by the Holder. The Company, at the Company’s expense, shall cause the investment bank or the accountant, law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error (collectively, the “Dispute Resolution Procedures”).

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15.

Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

16.

Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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17.

Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

18.

Notice or Demands.

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.

19.

Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Required Warrant Holders.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Warrant as of the 31st day of December, 2008, and the original Date of Issuance remains the 13th day of June, 2008.

ICP Solar Technologies, Inc.

By:  ________________________

Print Name: __________________

Title: ________________________

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EXHIBIT A

NOTICE OF EXERCISE FORM FOR WARRANT

TO:  ICP SOLAR TECHNOLOGIES, INC.

The undersigned hereby irrevocably Exercises the right to purchase ____________ of the shares of Common Stock (the “Common Stock”) of ICP SOLAR TECHNOLOGIES, INC., a Nevada corporation (the “Company”), evidenced by the attached warrant (the “Warrant”), and herewith makes payment of the Exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on Exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

2.  The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:________

________________________________________________________________________

Signature

_______________________________________________________________________

Print Name

________________________________________________________________________

Address

_______________________________________________________________________

NOTICE

The signature to the foregoing Notice of Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

________________________________________________________________________

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EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of ICP SOLAR TECHNOLOGIES, INC., a Nevada corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

_________

______________________________

Signature

Fill in for new registration of Warrant:

 ___________________________________

Name

___________________________________

Address

___________________________________

Please print name and address of assignee

(including zip code number)

_______________________________________________________________________

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

________________________________________________________________________

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SCHEDULE 5(g)

MILESTONE GOALS

Milestone Date	Milestone Goals
April 30, 2009

- 4 Quarter Trailing Revenues as reported in the Company’s public filings equal or exceed $13,000,000

- 4 Quarter Trailing Consolidated EBITDA as reported in the Company’s public filings equal or exceed $1,100,000

For purposes of the above, the following definitions shall apply:

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus, without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period:  (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, and (E) any additional non-cash charges including but not limited to compensation expense and accretion.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) any tax refunds, net operating losses or other net tax benefits and (d) effects of discontinued operations.

“Consolidated Net Interest Expense” means, with respect to any Person, for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (excluding the interest component of any Capitalized Lease Obligations), less interest income determined on a consolidated basis and in accordance with GAAP.

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